EXHIBIT B.4(a)
                                                            [EXECUTION COPY]



                               FIRST AMENDMENT AND WAIVER

                                Dated as of May 30, 1997


               This FIRST AMENDMENT AND WAIVER dated as of May 30, 1997 (the "Amendment") among NORTHEAST UTILITIES ("NU"), THE CONNECTICUT LIGHT AND
POWER COMPANY ("CL&P") and WESTERN MASSACHUSETTS ELECTRIC COMPANY ("WMECO"; NU, CL&P and WMECO, each being a "Borrower", and collectively, the "Borrowers"), the various financial institutions listed on the signature pages hereto and CITIBANK, N.A., as administrative agent and collateral agent (the "Administrative Agent").

        WHEREAS, the Borrowers, certain Banks and the Administrative Agent have entered into a Credit Agreement dated as of November 21, 1996 (as amended to the date hereof, being the "Existing Credit Agreement"; and the Existing Credit Agreement as amended by this Amendment, being the "Amended Credit Agreement"; capitalized terms used herein unless otherwise defined herein shall have the meanings set forth in the Existing Credit Agreement);

        WHEREAS, pursuant to a Letter Waiver dated February 12, 1997 from the Majority Lenders to NU, as extended by those certain letters dated March 1, 1997, March 25, 1997 and April 2, 1997 from the Majority Lenders to certain Borrowers, the Lenders temporarily waived compliance by NU with the interest coverage ratio set forth in Section 7.03(b) of the Existing Credit Agreement in respect of the Fiscal Quarter ended December 31, 1996;

        WHEREAS, pursuant to a Letter Waiver dated March 26, 1997 from the Majority Lenders to CL&P, as extended by that certain letter dated April 2, 1997 from the Majority Lenders to certain Borrowers, the Lenders temporarily waived compliance by CL&P with the interest coverage ratio set forth in Section 7.03(b) of the Existing Credit Agreement in respect of the Fiscal Quarter ended March 31, 1997;

        WHEREAS, pursuant to that certain Interim Waiver dated March 25, 1997 from the Lenders to the Borrowers, the Borrowers and the Lenders agreed to extend the expiration date of the above referenced Letter Waivers until May 30, 1997 in order to, among other things, (i) amend the Existing Credit Agreement as provided for herein and (ii) permanently waive compliance with the interest coverage ratio covenant set forth in Section 7.03(b) of the Existing
Credit Agreement by NU, with respect to the Fiscal Quarter ended December 31, 1996, and CL&P, with respect to the Fiscal Quarter ended March 31, 1997; and

        WHEREAS, the Majority Lenders and the Borrowers have agreed to amend the Existing Credit Agreement and permanently waive compliance with the interest coverage ratio covenant set forth in Section 7.03(b) of the Existing Credit Agreement by NU and CL&P with respect to certain Fiscal Quarters as hereinafter set forth;

        NOW THEREFORE, in consideration of the premises, the parties hereto agree as follows:

        SECTION 1. Waiver. (a) Effective as of December 31, 1996 and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Lenders hereby permanently waive compliance by NU with the interest coverage ratio covenant set forth in Section 7.03(b) of the Existing Credit Agreement in respect of the Fiscal Quarter ended December 31, 1996.

               (b) Effective as of March 31, 1997 and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Lenders hereby permanently waive compliance by CL&P with the interest coverage ratio covenant set forth in Section 7.03(b) of the Existing Credit Agreement in respect of the Fiscal Quarter ended March 31, 1997.

               (c) Effective as of November 21, 1996 and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Lenders hereby permanently waive any Event of Default resulting from the failure of the Borrowers to include on Schedule III to the Credit Agreement the Debt listed under the caption "The Rocky River Realty Company" on Schedule III attached to the Amended Credit Agreement.

        SECTION 2. Amendment and Restatement of the Existing Credit Agreement. The Existing Credit Agreement, including, without limitation, the schedules and exhibits thereto, is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, hereby amended and restated in its entirety to read as set forth in Exhibit A attached hereto.

        SECTION 3. Conditions of Effectiveness. (a) This Amendment shall become effective when, and only when, the Administrative Agent shall have received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by the Administrative Agent (which date shall be the same for all such documents), in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender (except in the case of clause (v) below):

               (i) Counterparts of this Amendment, duly executed by each Borrower and by the Majority Lenders;

               (ii) Finalized Collateral FMBs (as defined in the Amended Credit Agreement) of CL&P and WMECO, duly executed by CL&P or WMECO, as the case may be, and authenticated by the applicable trustee;

               (iii) Counterparts of the Collateral Agency Agreement entered into among the Borrowers, the Lenders and Citibank, N.A., as collateral agent, duly executed by each party thereto;

               (iv) A certificate of the Secretary or Assistant Secretary of each Borrower certifying:

                       (A) the names and true signatures of the officers of such Borrower authorized to sign this Amendment, the applicable Collateral FMB (in the case of CL&P and WMECO) and the other documents to be delivered by such Borrower hereunder;

                       (B) (1) that, in the case of NU, its Declaration of Trust, and in the case of WMECO, its Articles of Incorporation and By-laws, together with all amendments thereto, as in effect on such date, have not been amended, supplemented or otherwise modified since November 21, 1996, and (2) in the case of CL&P, that attached thereto are true and correct copies of all amendments, supplements and other modifications made to its Articles of Incorporation and By-Laws since November 21, 1996;

                       (C) that attached thereto are true and correct copies of: (1) in the case of NU, the resolutions of its Board of Trustees and, in the case of CL&P and WMECO, the resolutions of their respective Boards of Directors, in each case approving this Amendment, the applicable Collateral FMB (in the case of CL&P and WMECO) and the other documents to be delivered by or on behalf of such Borrower hereunder; (1) all documents evidencing other necessary corporate or other similar action, if any, with respect to the execution, delivery and performance by such Borrower of this Amendment, the applicable Collateral FMB
               (in the case of CL&P and WMECO) and the other documents to be delivered by or on behalf of such Borrower hereunder; and (1) true and correct copies of all Governmental Approvals referred to in clauses (i) and (ii) of the definition of "Governmental Approval" required to be obtained or made by such Borrower in connection with the execution, delivery and performance by such Borrower of this Amendment, the applicable Collateral FMB (in the case of CL&P and WMECO) and the other documents to be delivered by or on behalf of such Borrower hereunder; and

                       (D) that the resolutions referred to in the foregoing clause (C)(1) have not been modified, revoked or rescinded and are in full force and effect on such date.

               (v) A certificate of the Secretary or Assistant Secretary of each of WMECO and CL&P delivered to the Administrative Agent certifying that attached thereto are true and complete copies of its First Mortgage Indenture, together with any modifications, amendments or supplements delivered subsequent thereto and in effect on the date hereof which have the effect of modifying or amending the terms of its First Mortgage Indenture as it relates to its Collateral FMBs;

               (vi)    Favorable opinions of:

                       (A) Day, Berry & Howard, counsel to the Borrowers, as to such matters as the Administrative Agent may reasonably request;

                       (B) Peabody & Brown, counsel to WMECO, as to such matters as the Administrative Agent may reasonably request; and

                       (C) Jeffrey C. Miller, Assistant General Counsel of NUSCO, as to such matters as the Administrative Agent may reasonably request;

               (vii) Such financial, business and other information regarding each Borrower and its Principal Subsidiaries, as any Agent shall have reasonably requested; and

               (viii)  All fees and other amounts payable pursuant to Section
        2.02 of the Amended Credit Agreement or pursuant to that certain Amendment Fee Letter dated the date hereof between the Borrowers and the Administrative Agent shall have been paid (to the extent then due and payable).

               (b) The Administrative Agent shall have received such other approvals, opinions and documents as the Majority Lenders, through the Administrative Agent, shall have reasonably requested as to the legality, validity, binding effect or enforceability of this Amendment and the Collateral FMBs, or the financial condition, operations, properties or prospects of each Borrower and their respective Principal Subsidiaries.

        SECTION 4. Representations and Warranties of the Borrower. Each Borrower represents and warrants as follows:

               (a) the representations and warranties of such Borrower contained in Section 6.01 of the Amended Credit Agreement are correct, in all material respects, on and as of the date hereof; and

               (b) no Event of Default or Unmatured Default with respect to such Borrower has occurred and is continuing under the Amended Credit Agreement.

        SECTION 5.  Reference to and Effect on the Loan Documents.   (a)  Upon
the effectiveness of this Amendment, on and after the date hereof, reference in the Loan Documents (as defined in Amended Credit Agreement) to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Existing Credit Agreement, shall mean and be a reference to the Amended Credit Agreement.

               (a) Except as specifically amended above, the Existing Credit Agreement and the other Loan Documents, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

               (a) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in Sections 1 and 2 hereof, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

        SECTION 6. Costs, Expenses and Taxes. The Borrowers agree to pay on demand: (i) all costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of the Loan Documents, the administration of the Loan Documents, and any proposed modification, amendment, or consent relating thereto (including, in each case, the reasonable fees and expenses of counsel to the Administrative Agent); and
(ii) all costs and expenses of the Administrative Agent and each Lender (including all fees and expenses of counsel) in connection with the enforcement, whether through negotiations, legal proceedings or otherwise, of the Loan Documents. In addition, the Borrowers agree to pay on demand any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment, the Collateral FMBs and the other instruments and documents to be delivered hereunder, and agree to save the Administrative Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

        SECTION 7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

        SECTION 8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

               IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                         NORTHEAST UTILITIES


                         By:/s/ David R. McHale
                              Name: David R. McHale
                              Title: Assistant Treasurer


                         THE CONNECTICUT LIGHT AND
                            POWER COMPANY


                         By: /s/ David R. McHale
                              Name: David R. McHale
                              Title: Assistant Treasurer


                         WESTERN MASSACHUSETTS
                            ELECTRIC COMPANY


                         By: /s/ David R. McHale
                              Name: David R. McHale
                              Title: Assistant Treasurer


                         CITIBANK, N.A.,
                            as Administrative Agent, Collateral Agent and
                            Lender


                         By: /s/ Paul T. Addison
                              Name: Paul T. Addison
                              Title: Attorney in Fact

                         TORONTO DOMINION
                            (NEW YORK), INC.,
                            as Co-Agent and Lender


                         By: /s/ Katherine Lucey
                              Name: Katherine Lucey
                              Title: Director


                         FLEET NATIONAL BANK,
                            as Co-Agent and Lender


                         By: /s/ Suresh V. Chivukula
                              Name: Suresh V. Chivukula
                              Title: Sr. Vice President


                         CIBC INC.,
                            as Co-Agent and Lender


                         By: /s/ Denis P. O'Meara
                              Name: Denis P. O'Meara
                              Title: Director


                         THE FIRST NATIONAL BANK OF
                            CHICAGO, as Co-Agent and Lender


                         By: /s/ Madeleine N. Penber
                              Name: Madeleine N. Penber
                              Title: Corporate Banking Officer


                         BANKBOSTON, N.A.
                         (formerly known as THE FIRST NATIONAL BANK OF BOSTON),
                            as Lender


                         By: /s/ Frank T. Smith
                              Name: Frank T. Smith
                              Title: Director


                         BARCLAYS BANK PLC,
                            as Lender


                         By: /s/ Sydney G. Dennis
                              Name: Sydney G. Dennis
                              Title: Director


                         MELLON BANK, N.A.,
                            as Lender


                         By:/s/ A. J. Sabatelle
                              Name: A. J. Sabatelle
                              Title: First Vice President


                         UNION BANK OF SWITZERLAND,  NEW YORK
                         BRANCH,
                          as Lender


                         By: /s/  Paul R. Morrison
                              Name: Paul R. Morrison
                              Title: Vice President


                         By: /s/ Andrew N. Taylor
                              Name: Andrew N. Taylor
                              Title: Assistant Vice President


                         SWISS BANK CORPORATION,
                         NEW YORK BRANCH,
                            as Lender


                         By: /s/ Gary Riddell
                              Name: Gary Riddell
                              Title: Director
                                     Credit Risk Management


                         By: /s/ James J. Diaz
                              Name: James J. Diaz
                              Title: Director
                                     Banking Finance Support, N.A.


                         THE YASUDA TRUST AND BANKING CO.,  LTD.,
                         NEW YORK BRANCH,
                            as Lender


                         By: /s/ Rohn Laudenschlager
                              Name: Rohn Laudenschlager
                              Title: Senior Vice President


                         UNION BANK OF CALIFORNIA, N.A.,
                            as Lender


                         By: /s/ Karyssa M. Britton
                              Name: Karyssa M. Britton
                              Title: Vice President

                          Signature Page to First Amendment and Waiver

                                                            EXHIBIT A to the
                                                  First Amendment and Waiver



                                 CREDIT AGREEMENT

                          Dated as of November 21, 1996

                                      Among

                               NORTHEAST UTILITIES

                              THE CONNECTICUT LIGHT
                                AND POWER COMPANY

                              WESTERN MASSACHUSETTS
                                 ELECTRIC COMPANY
                                   as Borrowers

                       THE CO-AGENTS AND BANKS NAMED HEREIN

                            CITICORP SECURITIES, INC.
                                   As Arranger

                      TORONTO DOMINION SECURITIES (USA) INC.
                               As Syndication Agent

                               FLEET NATIONAL BANK
                              As Documentation Agent

                                       and

                                  CITIBANK, N.A.
                             as Administrative Agent

                               TABLE  OF  CONTENTS

Section                                                                     Page

                              PRELIMINARY STATEMENT


                                   ARTICLE I
                       DEFINITIONS AND ACCOUNTING TERMS
1.01.  Certain Defined Terms . . . . . . . . . . . . . . . . . . . . . . . .   2
1.02.  Computation of Time Periods . . . . . . . . . . . . . . . . . . . . .  18
1.03.  Accounting Terms; Financial Statements. . . . . . . . . . . . . . . .  18
1.04.  Computations of Outstandings. . . . . . . . . . . . . . . . . . . . .  18

                                  ARTICLE II
                                 COMMITMENTS
2.01.  The Commitments . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
2.02.  Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
2.03.  Reduction of the Commitments; Borrower Sublimits; Release
       of Collateral . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
2.04.  Extension of the Termination Date . . . . . . . . . . . . . . . . . .  21

                                  ARTICLE III
                      CONTRACT AND COMPETITIVE ADVANCES
3.01.  Contract Advances . . . . . . . . . . . . . . . . . . . . . . . . . .  21
3.02.  Terms Relating to the Making of Contract Advances . . . . . . . . . .  21
3.03.   (a)  Competitive Advances. . . . . . . . . . . . . . . . . . . . . .  22
        (b)  Competitive Bid Procedures  . . . . . . . . . . . . . . . . . .  22
3.04.  Making of Advances. . . . . . . . . . . . . . . . . . . . . . . . . .  26
3.05.  Repayment of Advances . . . . . . . . . . . . . . . . . . . . . . . .  27
3.06.  Interest. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
3.07.  Several Obligations . . . . . . . . . . . . . . . . . . . . . . . . .  28

                                 ARTICLE IV
                                  PAYMENTS
4.01.  Payments and Computations . . . . . . . . . . . . . . . . . . . . . .  29
4.02.  Prepayments . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
4.03.  Yield Protection. . . . . . . . . . . . . . . . . . . . . . . . . . .  31
4.04.  Sharing of Payments, Etc. . . . . . . . . . . . . . . . . . . . . . .  34
4.05.  Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

                                    ARTICLE V
                               CONDITIONS PRECEDENT
5.01.  Conditions Precedent to Effectiveness . . . . . . . . . . . . . . . .  37
5.02.  Conditions Precedent to Certain Contract Advances and All Competitive
       Advances . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
5.03.  Conditions Precedent to Other Contract Advances . . . . . . . . . . .  40
5.04.  Reliance on Certificates. . . . . . . . . . . . . . . . . . . . . . .  41

                                    ARTICLE VI
                          REPRESENTATIONS AND WARRANTIES
6.01.  Representations and Warranties of the Borrowers . . . . . . . . . . .  41

                                   ARTICLE VII
                           COVENANTS OF THE BORROWERS
7.01. Affirmative Covenants. . . . . . . . . . . . . . . . . . . . . . . . .  46
7.02.  Negative Covenants. . . . . . . . . . . . . . . . . . . . . . . . . .  49
7.03.  Financial Covenants . . . . . . . . . . . . . . . . . . . . . . . . .  55
7.04.  Reporting Obligations . . . . . . . . . . . . . . . . . . . . . . . .  56

                                  ARTICLE VIII
                                    DEFAULTS
8.01.  Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . .  60
8.02.  Remedies Upon Events of Default . . . . . . . . . . . . . . . . . . .  62

                                   ARTICLE IX
                                   THE AGENTS
9.01.  Authorization and Action. . . . . . . . . . . . . . . . . . . . . . .  63
9.02.  Administrative Agent's Reliance, Etc. . . . . . . . . . . . . . . . .  63
9.03.  Citibank and Affiliates . . . . . . . . . . . . . . . . . . . . . . .  64
9.04.  Lender Credit Decision. . . . . . . . . . . . . . . . . . . . . . . .  64
9.05.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
9.06.  Successor Administrative Agent. . . . . . . . . . . . . . . . . . . .  65

                                    ARTICLE X
                                  MISCELLANEOUS
10.01.  Amendments, Etc. . . . . . . . . . . . . . . . . . . . . . . . . . .  66
10.02.  Notices, Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
10.03.  No Waiver of Remedies. . . . . . . . . . . . . . . . . . . . . . . .  67
10.04.  Costs, Expenses and Indemnification. . . . . . . . . . . . . . . . .  67
10.05.  Right of Set-off . . . . . . . . . . . . . . . . . . . . . . . . . .  68
10.06.  Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . .  69
10.07.  Assignments and Participation. . . . . . . . . . . . . . . . . . . .  69
10.08.  Confidentiality. . . . . . . . . . . . . . . . . . . . . . . . . . .  72
10.09.  Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . .  73
10.10.  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
10.11.  Relation of the Parties; No Beneficiary. . . . . . . . . . . . . . .  73
10.12.  Execution in Counterparts. . . . . . . . . . . . . . . . . . . . . .  73
10.13.  Limitation of Liability. . . . . . . . . . . . . . . . . . . . . . .  73


                                    SCHEDULES

Schedule I        -    Applicable Lending Offices
Schedule II       -    Pending Actions
Schedule III      -    NU Debt
Schedule IV       -    Existing Credit Facilities


                                     EXHIBITS

Exhibit 1.01A     -    Form of Competitive Note
Exhibit 1.01B     -    Form of Contract Note
Exhibit 1.01C     -    CL&P Collateral FMB
Exhibit 1.01D     -    WMECO Collateral FMB
Exhibit 1.01E     -    Collateral Agency Agreement
Exhibit 3.01      -    Form of Notice of Contract Borrowing
Exhibit 3.03A-1   -    Form of Competitive Bid Request for Eurodollar
                       Competitive
                       Borrowing
Exhibit 3.03A-2   -    Form of Competitive Bid Request for Fixed Rate
                       Competitive
                       Borrowing
Exhibit 3.03B     -    Form of Notice of Competitive Bid Request
Exhibit 3.03C-1   -    Form of Competitive Bid for Eurodollar Competitive
                       Advance
Exhibit 3.03C-2   -    Form of Competitive Bid for Fixed Rate Competitive
                       Advance
Exhibit 3.03D-1   -    Form of Competitive Bid Acceptance for Eurodollar
                       Competitive Borrowing
Exhibit 3.03D-2   -    Form of Competitive Bid Acceptance for Fixed Rate
                       Competitive Borrowing
Exhibit 5.01A     -    Form of Opinion of Day, Berry & Howard,
                       Counsel to the Borrowers
Exhibit 5.01B-1   -    Form of Opinion of Jeffrey C.  Miller, Assistant General
                       Counsel
                       of  NUSCO
Exhibit 5.01B-2   -    Form of Opinion of Catherine E. Shively, Senior Counsel
                       of PSNH
Exhibit 5.01B-3   -    Form of Opinion of Richard Early, Senior Counsel of NUSCO
Exhibit 5.01C     -    Form of Opinion of King & Spalding, Special New York
                       Counsel to the Administrative Agent
Exhibit 10.07     -    Form of Assignment and Acceptance

                                CREDIT AGREEMENT
                           Dated as of November 21, 1996


    This CREDIT AGREEMENT is made by and among:

    (i) NORTHEAST UTILITIES, an unincorporated voluntary business association organized under the laws of the Commonwealth of Massachusetts ("NU");

    (ii) THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation organized under the laws of the State of Connecticut ("CL&P");

    (iii) WESTERN MASSACHUSETTS ELECTRIC COMPANY, a corporation organized under the laws of the Commonwealth of Massachusetts ("WMECO"; CL&P, NU and WMECO, each being a "Borrower", and collectively, the "Borrowers");

    (iv) CIBC INC. and THE FIRST NATIONAL BANK OF CHICAGO, as co-agents (the "Co-Agents") hereunder;

    (v) The financial institutions (the "Banks") listed on the signature pages hereof and the other Lenders (as hereinafter defined) from time to time party hereto; and

    (vi) CITIBANK, N.A. ("Citibank"), as Administrative Agent for the Lenders hereunder,


                              PRELIMINARY STATEMENT

     The Borrowers have requested the Banks to provide the credit facility hereinafter described in the amounts and on the terms and conditions set forth herein. The Banks have so agreed on the terms and conditions set forth herein, and the Administrative Agent has agreed to act as agent for the Lenders on such terms and conditions.

     Based upon the foregoing and subject to the terms and conditions set forth in this Agreement, the parties hereto hereby agree as follows:

                                    ARTICLE I.
                         DEFINITIONS AND ACCOUNTING TERMS

     SECTION 1.01. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be applicable to the singular and plural forms of the terms defined):

          "Administrative Agent" means, collectively, Citibank in its capacity as administrative agent hereunder or any successor thereto as provided herein and the Collateral Agent.

          "Advance" means a Contract Advance or a Competitive Advance (each of which shall be a "Class" of Advance).

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including, but not limited to, all directors and officers of such Person), controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control another entity if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such entity, whether through the ownership of voting securities, by contract or otherwise.

          "Agents" means, collectively, the Administrative Agent and the Co-Agents in their respective capacities as such.

          "Agreement" means this Credit Agreement, as the same may be modified, amended and/or supplemented pursuant to the terms hereof.

          "Aggregate Dividend Paying Availability" means the aggregate amount (without duplication) of consolidated retained earnings and consolidated capital surplus, paid in, of the Operating Companies available for the payment of dividends to NU, after giving effect to any legal, regulatory or contractual restrictions applicable to the payment of such dividends, together with any accrued interim liabilities for dividends declared and payable to NU, in each case to the extent payment thereof is not in default or restricted by law, regulation or contract.

          "Applicable Facility Fee Rate" means, for each Borrower for any day, the percentage per annum set forth below in effect on such day, determined on the basis of the Applicable Rating Level of NU:

                                           Facility Fee
Applicable Rating Level (NU)                                      Percentage (%)
         Level I                                                        0.175
         Level II                                                       0.200
         Level III                                                      0.250
         Level IV                                                       0.300
         Level V                                                        0.500


     Any change in the Applicable Facility Fee Rate caused by a change in the Applicable Rating Level shall take effect at the time such change in the Applicable Rating Level shall occur.

          "Applicable Lending Office" means, with respect to each Lender:

               (i) in the case of any Contract Advance, (A) such Lender's "Eurodollar Lending Office" in the case of a Eurodollar Rate Advance or (B) such Lender's "Domestic Lending Office" in the case of a Base Rate Advance, in each case as specified opposite such Lender's name on
          Schedule I hereto or in the Lender Assignment pursuant to which it became a Lender; or

               (ii) in the case of any Competitive Advance, the office or Affiliate of such Lender identified as the Applicable Lending Office in such Lender's Competitive Bid tendered pursuant to Section 3.03 hereof; or

               (iii) in each case, such other office or Affiliate of such Lender as such Lender may from time to time specify in writing to the Borrowers and the Administrative Agent.

          "Applicable Margin" means, for each Borrower, for any day for any outstanding Contract Advance, the percentage per annum set forth below in effect on such day, determined on the basis of the Applicable Rating Level for such Borrower:



                                  Applicable Margin (Percentag %)
Applicable Rating                            NU                                       CL&P and WMECO
    Level
                           Eurodollar Rate        Base Rate Advances         Eurodollar Rate              Base Rate
                              Advances                                          Advances                  Advances
       Level I                  0.225                      0                      0.20                        0
      Level II                  0.275                      0                      0.25                        0
      Level III                 0.45                       0                      0.40                        0
      Level IV                  1.075                    1.00                     0.95                      1.00
       Level V                  1.45                     1.00                     1.20                      1.00


     Any change in the Applicable Margin caused by a change in the Applicable Rating Level shall take effect at the time such change in the Applicable Rating Level shall occur.

          "Applicable Rate" means, for each Borrower:

               (i) in the case of each Eurodollar Rate Advance comprising part of the same Borrowing requested by such Borrower, a rate per annum during each Interest Period equal at all times to the sum of the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time during such Interest Period for such Borrower;

               (ii) in the case of each Base Rate Advance requested by such Borrower, a rate per annum equal at all times to the sum of the Base Rate in effect from time to time plus the Applicable Margin in effect from time to time for such Borrower;

               (iii) in the case of each Eurodollar Competitive Advance requested by such Borrower, a rate per annum during the Interest Period therefor equal at all times to the sum of the Eurodollar Rate for such Interest Period plus or minus, as the case may be, the Competitive Margin in effect during such Interest Period for such Borrower; and

               (iv) in the case of each Fixed Rate Competitive Advance requested by such Borrower, a rate per annum during the Interest Period therefor equal at all times to the rate specified by such Lender in its Competitive Bid and accepted by such Borrower for such Competitive Advance in accordance with Section 3.03(b)(iv) hereof.

          "Applicable Rating Level" for each Borrower shall be determined at any time and from time to time on the basis of the ratings of S&P and Moody's applicable at such time to such Borrower's Reference Securities in accordance with the following:


Applicable Rating Level




     In the event of a split rating, the lower of the two ratings shall control. The Applicable Rating Level shall be redetermined as and when any change in the ratings used in the determination thereof shall be announced by S&P or Moody's, as the case may be.

          "Available Commitment" means, for each Lender, the unused portion of such Lender's Commitment (which shall be equal to the excess, if any, of such Lender's Commitment over such Lender's Contract Advances outstanding), less such Lender's Percentage of the aggregate amount of Competitive Advances outstanding. "Available Commitments" shall refer to the aggregate of the Lenders' Available Commitments hereunder.

          "Banks" has the meaning assigned to that term in the caption to this Agreement.

          "Base Rate" means, for any period, a fluctuating interest rate per annum as shall be in effect from time to time which rate per annum shall at all times be equal to the highest of:

               (a) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

               (b) 1/2 of one percent per annum above the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, in either case rounded upward to the nearest 1/16th of one percent (the "CD Rate"); and

               (c) 1/2 of one percent per annum above the Federal Funds Rate in effect from time to time.

     If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the CD Rate or the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the Base Rate shall be determined without regard to clause (b) of the first sentence of this definition, in the event the Administrative Agent is unable to ascertain the CD Rate, and clause (c) of the first sentence of this definition, in the event the Administrative Agent is unable to ascertain the Federal Funds Rate, until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in Citibank's base rate, the CD Rate or the Federal Funds Rate shall be effective on the effective date of such change in Citibank's base rate, the CD Rate or the Federal Funds Rate, respectively.

          "Base Rate Advance" means a Contract Advance in respect of which a Borrower has selected in accordance with Article III hereof, or this Agreement provides for, interest to be computed on the basis of the Base Rate.

          "Borrower" or "Borrowers" has the meaning assigned to that term in the caption to this Agreement.

          "Borrower Sublimit" means: (i) with respect to NU, $0; (ii) with respect to CL&P, the lesser of (a) $313,750,000 and (b) the Secured Available Amount and (iii) with respect to WMECO, the lesser of
     (a) $150,000,000 and (b) the Secured Available Amount; provided, however, with respect to NU only, if for any two consecutive Fiscal Quarters, each Borrower shall maintain a ratio of Consolidated Operating Income to Consolidated Interest Expense of not less than 2.50:1.0 for each such Borrower, then, upon the delivery by the Borrowers of evidence reasonably satisfactory to the Administrative Agent of such maintenance, the Borrower Sublimit of NU shall equal $50,000,000.

          "Borrowing" means a Contract Borrowing or Competitive Borrowing (each of which shall be a "Class" of Borrowing).

          "Business Day" means a day of the year on which banks are not required or authorized to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances or Eurodollar Competitive Advances, on which dealings are carried on in the London interbank market.

          "Citibank" has the meaning assigned to that term in the caption to this Agreement.

          "Class" has the meaning assigned to such term (i) in the definition of "Advance" when used in such context and (ii) in the definition of "Borrowing" when used in such context.

          "CL&P" has the meaning assigned to that term in the caption to this Agreement.

          "CL&P Indenture" has the meaning assigned to that term in
     Section 7.02(a)(ii)(B) hereof.

          "Closing Date" means November 21, 1996.

          "Co-Agents" has the meaning assigned to that term in the caption to this Agreement.

          "Collateral" means, (i) with respect to CL&P, the Collateral FMB issued by CL&P and (ii) with respect to WMECO, the Collateral FMB issued by WMECO.

          "Collateral Agent" means Citibank in its capacity as collateral agent or any successor thereto as provided in the Collateral Agency Agreement.

          "Collateral Agency Agreement" means the Collateral Agency Agreement in substantially the form of Exhibit 1.01E hereto, as the same may be amended, supplemented or otherwise modified from time to time.

          "Collateral FMBs" means, (i) with respect to CL&P, that certain First and Refunding Mortgage Bond, 1997 Series A, issued by CL&P on the date hereof pursuant to the CL&P Indenture to the Collateral Agent for the benefit of the Lenders, in substantially the form of Exhibit 1.01C attached hereto, and such other collateral mortgage bonds issued by CL&P from time to time pursuant to the CL&P Indenture to the Collateral Agent for the benefit of the Lenders, having a maximum interest rate of no less than 11.0% per annum, and (ii) with respect to WMECO, that certain First
Mortgage Bond, 1997 Series A, issued by WMECO on the date hereof pursuant to the WMECO Indenture to the Collateral Agent for the benefit of the
     Lenders in substantially the form of Exhibit 1.01D attached hereto, and such other collateral mortgage bonds issued by WMECO from time to time pursuant to the WMECO Indenture to the Collateral Agent for the benefit of the Lenders, having a maximum interest rate of no less than 8.563% per annum, in each case, as the same may be amended, supplemented or otherwise modified from time to time.

          "Commitment" means, for each Lender, the aggregate amount set forth opposite such Lender's name on the signature pages hereof or, if such Lender has entered into one or more Lender Assignments, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to
     Section 10.07(c), in each such case as such amount may be reduced from time to time pursuant to Section 2.03 hereof. "Commitments" shall refer to the aggregate of the Lenders' Commitments hereunder.

          "Common Equity" means, at any date for any Borrower, an amount equal to the sum of the aggregate of the par value of, or stated capital represented by, the outstanding common shares of such Borrower and its Subsidiaries and the surplus, paid-in, earned and other, if any, of such Borrower and its Subsidiaries, in each case as determined on a consolidated basis in accordance with generally accepted accounting principles.

          "Competitive Advance" means an advance by a Lender to a Borrower as part of a Competitive Borrowing and refers to a Fixed Rate Competitive Advance or a Eurodollar Competitive Advance (each of which shall be a "Type" of Competitive Advance).

          "Competitive Bid" means the offer by a Lender to make a Competitive Advance to a Borrower under the competitive bidding procedure described in
     Section 3.03(b).

          "Competitive Bid Acceptance" means a notice given by a Borrower to the Administrative Agent pursuant to Section 3.03(b)(iv) confirming such Borrower's acceptance of one or more Competitive Bids, such notice to be in the form of Exhibit 3.03D-1 hereto, in the case of Competitive Bids for Eurodollar Competitive Advances, or in the form of Exhibit 3.03D-2 hereto, in the case of Competitive Bids for Fixed Rate Competitive Advances.

          "Competitive Bid Rate" means, as to any Competitive Bid made by a Lender pursuant to Section 3.03(b)(iv), (i) in the case of a Eurodollar Competitive Advance, the Competitive Margin and (ii) in the case of a Fixed Rate Competitive Advance, the fixed rate of interest offered by such Lender making such Competitive Bid.

          "Competitive Bid Request" means a request for Competitive Advances made by a Borrower to the Administrative Agent pursuant to Section 3.03(b)(i), which request shall be in the form of Exhibit 3.03A-1 hereto, in the case of a request for Competitive Eurodollar Advances, or in the form of Exhibit 3.03A-2 hereto, in the case of a request for Competitive Fixed Rate Advances .

          "Competitive Borrowing" means a borrowing consisting of one or more Competitive Advances of the same Type and Interest Period made to a Borrower on the same day by each of the Lenders whose Competitive Bid to make one or more Competitive Advances as part of such borrowing has been accepted by such Borrower under the competitive bidding procedure described in Section 3.03(b). A Competitive Borrowing may be referred to herein as being a "Type" of Competitive Borrowing, corresponding to the Type of Competitive Advances comprising such Borrowing.

          "Competitive Margin" means, with respect to any Eurodollar Competitive Advance, the percentage per annum (expressed in the form of a decimal to no more than four decimal places) to be added to or subtracted from the Eurodollar Rate in order to determine the interest rate applicable to such Advance, as specified in the Competitive Bid relating to such Advance.

          "Competitive Note" means a promissory note of a Borrower payable to the order of a Lender, in substantially the form of Exhibit 1.01A hereto, evidencing the indebtedness of such Borrower to such Lender from time to time resulting from Competitive Advances made by such Lender.

          "Confidential Information" has the meaning assigned to that term in
     Section 10.08 hereof.

          "Continuing Directors" means the directors of NU on the Closing Date and each other director of NU, if such other director's nomination for election to the Board of Directors of NU is (or was) recommended by a majority of the then Continuing Directors.

          "Consolidated Interest Expense" means, for any Borrower, for any period, the aggregate amount of any interest required to be paid during such period by such Borrower and its Subsidiaries on Debt (including the current portion thereof) (as determined on a consolidated basis in accordance with generally accepted accounting principles).

          "Consolidated Operating Income" means for any Borrower, for any period (as determined on a consolidated basis in accordance with generally accepted accounting principles), such Borrower's and its Subsidiaries' operating income for such period, adjusted as follows:

         (i) increased by the amount of income taxes accrued less the amount of income taxes paid by such Borrower and its Subsidiaries during such period, if and to the extent deducted in the computation of such Borrower's and its Subsidiaries' consolidated operating income for such period;

        (ii) increased by the amount of any depreciation and amortization deducted in the computation of such Borrower's and its Subsidiaries' consolidated operating income for such period; and

       (iii) decreased by the amount of any capital expenditures paid by such Borrower and/or its Subsidiaries to the extent not deducted in the computation of such Borrower's and its Subsidiaries' consolidated operating income for such period.

          "Contract Advance" means an advance by a Lender to any Borrower pursuant to Section 3.01 hereof, and refers to a Eurodollar Rate Advance or a Base Rate Advance (each of which shall be a "Type" of Contract Advance). For purposes of this Agreement, all Contract Advances of a Lender (or portions thereof) of the same Type and Interest Period, if any, made on the same day to the same Borrower shall be deemed to be a single Advance by such Lender until repaid.

          "Contract Borrowing" means a borrowing consisting of one or more Contract Advances of the same Type and Interest Period, if any, made to the same Borrower on the same Business Day by the Lenders, ratably in accordance with their respective Commitments. A Contract Borrowing may be referred to herein as being a "Type" of Contract Borrowing, corresponding to the Type of Contract Advances comprising such Borrowing. For purposes of this Agreement, all Contract Advances of the same Type and Interest Period, if any, made on the same day to the same Borrower shall be deemed a single Contract Borrowing hereunder until repaid.

          "Contract Note" means a promissory note of any Borrower payable to the order of a Lender, in substantially the form of Exhibit 1.01B hereto, evidencing the aggregate indebtedness of such Borrower to such Lender resulting from the Contract Advances made by such Lender to such Borrower.

          "Debt" means, for any Person, without duplication, (i) indebtedness of such Person for borrowed money, including but not limited to obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (ii) obligations of such Person to pay the deferred purchase price of property or services (excluding any obligation of such Person to the United States Department of Energy or its successor with respect to disposition of spent nuclear fuel burned prior to April 3, 1983), (iii) obligations of such Person as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, (iv) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iii), above, and (v) liabilities in respect of unfunded vested benefits under ERISA Plans.

          "Disclosure Documents" means with respect to each Borrower, such Borrower's Annual Report on Form 10-K for the year ended December 31, 1995 and December 31, 1996, its Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996, September 30, 1996, and March
     31, 1997, and any Current Report on Form 8-K delivered to the Lenders on or before May 27, 1997.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

          "ERISA Affiliate" means, with respect to any Person, any trade or business (whether or not incorporated) which is a "commonly controlled entity" of such Person within the meaning of the regulations under
     Section 414 of the Internal Revenue Code of 1986, as amended from time to time.

          "ERISA Multiemployer Plan" means a "multiemployer plan" subject to Title IV of ERISA.

          "ERISA Plan" means an employee benefit plan (other than a ERISA Multiemployer Plan) maintained for employees of any Borrower or any ERISA Affiliate and covered by Title IV of ERISA.

          "ERISA Plan Termination Event" means (i) a Reportable Event described in Section 4043 of ERISA and the regulations issued thereunder (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations) with respect to an ERISA Plan or an ERISA Multiemployer Plan, or (ii) the withdrawal of any Borrower or any of its ERISA Affiliates from an ERISA Plan or an ERISA Multiemployer Plan during a plan year in which it was a "substantial employer" as defined in
     Section 4001(a)(2) of ERISA, or (iii) the filing of a notice of intent to terminate an ERISA Plan or an ERISA Multiemployer Plan or the treatment of an ERISA Plan or an ERISA Multiemployer Plan under Section 4041 of ERISA, or (iv) the institution of proceedings to terminate an ERISA Plan or an ERISA Multiemployer Plan by the PBGC, or (v) any other event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan or ERISA Multiemployer Plan.

          "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Competitive Advance" means a Competitive Advance in respect of which a Borrower has selected in accordance with Section 3.03 hereof, and this Agreement provides, interest to be computed on the basis of the Eurodollar Rate.

          "Eurodollar Rate" means, for each Interest Period for each Eurodollar Rate Advance or Eurodollar Competitive Advance comprising part of the same Borrowing, an interest rate per annum equal to the average (rounded upward to the nearest whole multiple of 1/16 of 1% per annum, if such average is not such a multiple) of the rates per annum at which deposits in U.S. dollars are offered by the principal office of each of the Reference Banks in London, England to prime banks in the London interbank market at 11:00 a.m. (London time) two Business Days before the first day of such Interest Period in the amount of $1,000,000 and for a period equal to such Interest Period. The Eurodollar Rate for the Interest Period for each Eurodollar Rate Advance comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of applicable rates furnished to and received by the Administrative Agent from the Reference Banks two Business Days before the first day of such Interest Period, subject, however, to the provisions of Sections 3.06(d) and 4.03(g).

          "Eurodollar Rate Advance" means a Contract Advance in respect of which a Borrower has selected in accordance with Article III hereof, and this Agreement provides for, interest to be computed on the basis of the Eurodollar Rate.

          "Eurodollar Reserve Percentage" of any Lender for each Interest Period for each Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under Regulation D or other regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement, without benefit of or credit for proration, exemptions or offsets) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

          "Event of Default" has the meaning specified in Section 8.01 hereof.

          "Existing Credit Facilities" means the several Three-Year Credit Agreements, each dated as of December 1, 1992, entered into with individual banks by (i) CL&P, NU and WMECO, as "Borrowers" thereunder and NUSCO as the "Borrowers' Agent" thereunder and (ii) CL&P, NU, WMECO, HWP, NNECO and RRR, as "Borrowers" thereunder and NUSCO as the "Borrowers' Agent" thereunder, each described on Schedule IV hereto, in each case as amended, modified or supplemented to the date hereof, together in each case with all "Notes" issued and "Advances" made thereunder.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Letters" means collectively, (i) that certain Fee Letter dated November 18, 1996 among Citibank, Citicorp Securities, Inc. and the Borrowers and (ii) that certain Fee Letter dated November 18, 1996 among The Toronto-Dominion Bank, Toronto Dominion Securities (USA) Inc. and the Borrowers.

          "FERC" means the Federal Energy Regulatory Commission.

          "Financing Agreement" has the meaning assigned to that term in Section 7.02(e).

          "First Mortgage Bonds" means any bond, however designated, entitled to the benefits of a First Mortgage Indenture.

          "First Mortgage Indenture" means, with respect to CL&P, the CL&P Indenture; and with respect to WMECO, the WMECO Indenture.

          "Fiscal Quarter" means a period of three calendar months ending on the last day of March, June, September or December, as the case may be.

          "Fiscal Year" means a period of twelve calendar months ending on the last day of December.

          "Fixed Rate Competitive Advance" means a Competitive Advance in respect of which a Borrower has selected in accordance with
     Section 3.03(b)(iv) hereof, and this Agreement provides, interest to be computed on the basis of a fixed percentage rate per annum (expressed in the form of a decimal to no more than four decimal places) specified by the Lender making such Advance in its Competitive Bid.

          "Fraction" means, in respect of any Borrower as determined at any time, a fraction, the numerator of which shall be the Borrower Sublimit of such Borrower at such time, and the denominator of which shall be the sum of the Borrower Sublimits of all Borrowers at such time.

          "Governmental Approval" means any authorization, consent, approval, license, permit, certificate, exemption of, or filing or registration with, any governmental authority or other legal or regulatory body (including, without limitation, the Securities and Exchange Commission, the FERC, the Nuclear Regulatory Commission, the Connecticut Department of Public Utility Control and the Massachusetts Department of Public Utilities), required in connection with either (i) the execution, delivery or performance of any Loan Document, (ii) the grant and perfection of any security interest, lien or mortgage contemplated by the Loan Documents, or (iii) the nature of a Borrower's or any Principal Subsidiary's business as conducted or the nature of the property owned or leased by it.

          "Hazardous Substance" means any waste, substance or material identified as hazardous, dangerous or toxic by any office, agency, department, commission, board, bureau or instrumentality of the United States of America or of the State or locality in which the same is located having or exercising jurisdiction over such waste, substance or material.

          "HWP" means Holyoke Water Power Company, a corporation organized under the laws of the Commonwealth of Massachusetts.

          "Indemnified Person" has the meaning assigned to that term in
     Section 10.04(b) hereof.

          "Information Memorandum" means the confidential Information Memorandum, dated September, 1996, regarding the Borrowers, as distributed to the Agents and the Lenders, including, without limitation, all schedules and attachments hereto.

          "Interest Period" has the meaning assigned to that term in
     Section 3.06(a) hereof.

          "Lender Assignment" means an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit 10.07 hereto.

          "Lenders" means the financial institutions listed on the signature pages hereof, and each assignee that shall become a party hereto pursuant to Section 10.07.

          "Lien" has the meaning assigned to that term in Section 7.02(a) hereof.

          "Loan Documents" means this Agreement, the Notes, the Collateral Agency Agreement and the Collateral FMBs.

          "Majority Lenders" means on any date of determination, Lenders who, collectively, on such date (i) have Percentages in the aggregate of at least 66-2/3% and (ii) if the Commitments have been terminated, hold at least 66-2/3% of the then aggregate unpaid principal amount of the Advances owing to the Lenders. Determination of those Lenders satisfying the criteria specified above for action by the Majority Lenders shall be made by the Administrative Agent and shall be conclusive and binding on all parties absent manifest error.

          "Moody's" means Moody's Investors Service, Inc., or any successor thereto.

          "NAEC" means North Atlantic Energy Corporation, a corporation organized under the laws of the State of New Hampshire.

          "Niantic Bay Fuel Lease Agreement" means that certain Nuclear Fuel Lease Agreement, dated as of January 4, 1982, as amended and restated by the Amendment to and Restatement of Nuclear Fuel Lease Agreement dated as of February 11, 1992, between the Niantic Bay Fuel Trust, as lessor and CL&P and WMECO, as lessees, as amended from time to time in accordance with the terms of this Agreement.

          "Niantic Bay Fuel Trust" means Bankers Trust Company, not in its individual capacity, but solely as trustee of the Niantic Bay Fuel Trust under that certain Trust Agreement, dated as of January 4, 1982, as amended and restated by the Amendment to and Restatement of Trust Agreement dated as of February 11, 1992, between it, State Street Bank and Trust Company of Connecticut, National Association (which is the successor trustor to The New Connecticut Bank and Trust Company, National Association, as assignee of the Federal Deposit Insurance Company, as receiver of The Connecticut Bank and Trust Company, National Association), as Trustor and CL&P and WMECO as Beneficiaries, as amended from time to time in accordance with the terms of this Agreement.

          "Niantic Bay Fuel Trust Credit Agreement" means that certain Credit Agreement, dated as of February 11, 1992, among the Niantic Bay Fuel Trust, as borrower, the "Banks" from time to time parties thereto and The First National Bank of Chicago, as "Bank Agent" thereunder, as amended by a First Amendment thereto dated as of April 30, 1993 and a Second Amendment thereto, dated as of May 12, 1995, as amended from time to time in accordance with the terms of this Agreement.

          "NNECO" means Northeast Nuclear Energy Company, a corporation organized under the laws of the State of Connecticut.

          "Note" means a Contract Note or a Competitive Note, as each may be amended, supplemented or otherwise modified from time to time.

          "Notice of Contract Borrowing" has the meaning assigned to that term in Section 3.01 hereof.

          "NU" has the meaning assigned to that term in the caption to this Agreement.

          "NU System Money Pool" means the money pool described in the application/declaration, as amended, of NU, CL&P, WMECO, PSNH, NAEC and HWP filed with the Securities and Exchange Commission in File No. 70-8875, as amended from time to time.

          "NUSCO" means Northeast Utilities Service Company, a Connecticut corporation.

          "Operating Companies" means the Principal Subsidiaries of NU and HWP.

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor entity) established under ERISA.

          "Percentage" means, in respect of any Lender on any date of determination, the percentage obtained by dividing such Lender's Commitment on such day by the total of the Commitments on such day, and multiplying the quotient so obtained by 100%.

          "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Principal Subsidiary" means a Subsidiary, whether owned directly or indirectly by a Borrower, which, with respect to such Borrower and its Subsidiaries taken as a whole, represents at least ten percent (10%) of such Borrower's consolidated assets or such Borrower's consolidated net income (or loss) (it being understood that CL&P, WMECO, PSNH and NAEC are Principal Subsidiaries of NU, but no other Principal Subsidiaries of NU and no Principal Subsidiaries of any other Borrower presently exist).

          "PSNH" means Public Service Company of New Hampshire, a corporation duly organized under the laws of the State of New Hampshire.

          "Recipient" has the meaning assigned to that term in Section 10.08 hereof.

          "Reference Banks" means Citibank, N.A., The Toronto-Dominion Bank and Fleet National Bank, and any other bank or financial institution designated by the Borrowers and the Administrative Agent with the approval of the Majority Lenders to act as a Reference Bank hereunder.

          "Reference Securities" means (i) in the case of NU, NU's unsecured long-term Debt not entitled to the benefits of a letter of credit or other credit enhancement facility and (ii) in the case of CL&P and WMECO, their respective First Mortgage Bonds not entitled to the benefits of a letter of credit or other credit enhancement facility (or, if no First Mortgage Bonds of CL&P or WMECO (as the case may be) are then outstanding, such Borrower's other senior secured long-term Debt not entitled to the benefits of a letter of credit or other credit enhancement facility).

          "Regulatory Asset" means, with respect to CL&P or WMECO, an intangible asset established by statute, regulation or regulatory order or similar action of a utility regulatory agency having jurisdiction over CL&P or WMECO, as the case may be, and included in the rate base of CL&P or WMECO, as the case may be, to be amortized by rates over time.

          "Regulatory Transaction" means any merger or consolidation of a Borrower with or into, or any purchase or acquisition by a Borrower of the assets of (and any related assumption by such Borrower of the liabilities of) any utility company or utility-related company, if such transaction is undertaken pursuant to an order or request of, or otherwise in fulfillment of the stated goals of, a utility regulatory agency having jurisdiction over NU or any of its Subsidiaries.

          "Regulatory Transaction Entity" means any utility company or utility-related company (other than a Borrower) that is the subject of a
     Regulatory Transaction.

          "RRR" means The Rocky River Realty Company, a corporation organized under the laws of the State of Connecticut.

          "S&P" means Standard and Poor's Rating Group, or any successor thereto.

          "SEC Borrowing Limit" means, for any Borrower on any date, the short-term debt borrowing limit prescribed by the Securities and Exchange
     Commission applicable to such Borrower on such date.

          "Secured Available Amount" means (i) with respect to CL&P, the aggregate principal amount of the Collateral FMBs issued by CL&P less $410,000 and (ii) with respect to WMECO, the aggregate principal amount of Collateral FMBs issued by WMECO less $1,151,000.

          "Subsidiary" shall mean, with respect to any Person (the "Parent"), any corporation, association or other business entity of which securities or other ownership interests representing 50% or more of the ordinary voting power are, at the time as of which any determination is being made, owned or controlled by the Parent or one or more Subsidiaries of the Parent or by the Parent and one or more Subsidiaries of the Parent.

          "Surviving Credit Facilities" means, as of any time following the Closing, such of the Existing Credit Facilities as had not been terminated on or prior to the Closing and which are marked as a "Surviving Credit Facility" on Schedule IV hereto.

          "Termination Date" means the earliest to occur of (i) November 21, 1999, or such later date to which the Termination Date shall be extended in accordance with Section 2.04, (ii) November 29, 1996, if the Closing Date shall not have occurred on or prior to such date, (iii) the date of termination or reduction in whole of the Commitments pursuant to Section
     2.03 or 8.02 or (iv) the date of acceleration of all amounts payable hereunder and under the Notes pursuant to Section 8.02.

          "Total Capitalization" means, at any date for any Borrower, the sum of
     (i) the aggregate principal amount of all long-term and short-term Debt (including the current portion thereof) of such Borrower and its Subsidiaries, (ii) the aggregate of the par value of, or stated capital represented by, the outstanding shares of all classes of common and preferred shares of such Borrower and its Subsidiaries and (iii) the consolidated surplus of such Borrower and its Subsidiaries, paid-in, earned and other, if any, in each case as determined on a consolidated basis in accordance with generally accepted accounting principles consistent with those applied in the preparation of such Borrower's financial statements included in its Annual Report on Form 10-K included by reference in the Information Memorandum.

          "Total Commitment" means $313,750,000, or such lesser amount from time to time as shall equal the sum of the Commitments.

          "Type" has the meaning assigned to such term (i) in the definition of "Contract Advance" when used in the such context and (ii) in the definition of "Contract Borrowing" when used in such context.

          "Unmatured Default" means the occurrence and continuance of an event which, with the giving of notice or lapse of time or both, would constitute an Event of Default.

          "WMECO" has the meaning assigned to that term in the caption to this Agreement.

          "WMECO Indenture" has the meaning assigned to that term in
     Section 7.02(a)(ii)(C) hereof.

     SECTION 1.02. Computation of Time Periods. In the computation of periods of time under this Agreement any period of a specified number of days or months shall be computed by including the first day or month occurring during such period and excluding the last such day or month. In the case of a period of time "from" a specified date "to" or "until" a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

     SECTION 1.03. Accounting Terms; Financial Statements. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles applied on a basis consistent with the application employed in the preparation of the financial statements included by reference in the Information Memorandum. All references contained herein to any Borrower's Annual Report on Form 10-K in respect of a Fiscal Year or Quarterly Report on Form 10-Q in respect of a Fiscal Quarter shall be deemed to include any exhibits and schedules thereto, including without limitation in the case of any Annual Report on Form 10-K, any "Annual Report" of such Borrower referred to therein.

     SECTION 1.04. Computations of Outstandings. Whenever reference is made in this Agreement to the principal amount of Advances outstanding under this Agreement to one or more, or all, Borrowers on any date, such reference shall refer to the aggregate principal amount of all such Advances to such Borrower(s) outstanding on such date after giving effect to (i) all Advances to be made to such Borrower(s) on such date and the application of the proceeds thereof and
(ii) any repayment or prepayment of Advances on such date by such Borrower(s).

                                    ARTICLE II
                                   COMMITMENTS

     SECTION 2.01. The Commitments. (a) Each Lender severally agrees, on the terms and conditions hereinafter set forth, to make Advances to the several Borrowers from time to time on any Business Day during the period from the Closing Date until the Termination Date, in an aggregate outstanding amount not to exceed on any day such Lender's Available Commitment. Within the limits of such Lender's Available Commitment, each Borrower may request Advances hereunder, repay or prepay Advances and utilize the resulting increase in the Available Commitments for further Advances in accordance with the terms hereof.

     (b) In no event shall any Borrower be entitled to request or receive any Advance under subsection (a) that would cause the aggregate principal amount advanced pursuant thereto to exceed the Available Commitments. In no event shall any Borrower be entitled to request or receive any Advance that would cause the total principal amount of all Advances outstanding hereunder to exceed the Total Commitment, or that would cause the aggregate principal amount of all Advances outstanding to or requested by such Borrower to exceed such Borrower's Borrower Sublimit. In no event shall any Borrower be entitled to request or receive any Advance that, when aggregated with all other Advances outstanding to or requested by such Borrower and all other short-term debt of such Borrower, would exceed such Borrower's SEC Borrowing Limit as then in effect.

     (c) In addition to each Lender's Commitment under subsection (a) above, but subject nevertheless to the provisions of subsection (b) above, each Borrower may request Competitive Advances to be made at the discretion of each Lender in accordance with Section 3.03 hereof.

     SECTION 2.02. Fees. (a) In accordance with subsection (b) below, the Borrowers agree to pay to the Administrative Agent for the account of each Lender a facility fee (the "Facility Fee") on the amount of such Lender's Commitment (whether used or unused) at the Applicable Facility Fee Rate from the date of this Agreement, in the case of each Bank, and from the effective date specified in the Lender Assignment pursuant to which it became a Lender, in the case of each other Lender, until the Termination Date, payable quarterly in arrears on the last day of each March, June, September and December, commencing the first such date following the Closing Date, with final payment payable on the Termination Date.

     (b) Each Borrower shall be liable for its pro rata share of each payment of the Facility Fee hereunder, such pro rata share to be determined on the basis of such Borrower's Fraction. The Borrowers' respective obligations under Sections 4.03(a), 4.03(b) and 10.04 hereof shall be paid by each Borrower in the same proportion as set forth in the immediately preceding sentence; provided, however, that if and to the extent that any such obligations are reasonably determined by the Borrowers (subject to the approval of the Administrative Agent which approval shall not be unreasonably withheld) to be directly attributable to Advances made to a specific Borrower or the Notes of such Borrower, only such Borrower shall be liable for such obligations. In the event that one Borrower fails to pay its portion of the Facility Fee or payments under Sections 4.03(a), 4.03(b) or 10.04 hereof, each of the other Borrowers shall be jointly and severally liable for any such payment; provided, however, that if and to the extent that any such payments (excluding payment of the Facility Fee) are reasonably determined by the Borrowers (subject to the approval of the Administrative Agent which approval shall not be unreasonably withheld) to be directly attributable to Advances made to a specific Borrower or the Notes of such Borrower, only such Borrower shall be liable for such payments.

     (c) The Borrowers further agree to pay the fees specified in the Fee Letters, together with such other fees as may be separately agreed to by the Borrowers and the Administrative Agent.

     SECTION 2.03. Reduction of the Commitments; Borrower Sublimits; Release of Collateral. (a) The Borrowers may jointly, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce ratably in part the Commitments of the respective Lenders; provided that: (i) any such partial reduction shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, and (ii) in no event shall the Commitments be reduced to an amount less than the aggregate principal amount of all Advances then outstanding. If as a result of any reduction of the Commitments pursuant to this subsection, the Borrower Sublimit of any Borrower would exceed the Total Commitment as then in effect, such Borrower Sublimit shall be reduced to an amount equal to the Total Commitment as so in effect. In no event shall the Borrowers be entitled to increase the Total Commitment without the consent of all of the Lenders.

     (b) Each Borrower may, severally and without the consent of any other Borrower, upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part its Borrower Sublimit; provided that:
(i) any such partial reduction shall be in an aggregate amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, and (ii) in no event shall any Borrower Sublimit be reduced to an amount less than the aggregate principal amount of all Advances then outstanding to the relevant Borrower. In no event shall any Borrower be entitled to increase its Borrower Sublimit without the consent of all of the Lenders.

     (c) If, at any time, the aggregate Secured Available Amount of WMECO or CL&P, as the case may be, exceeds such Borrower's Borrower Sublimit, a portion of the Collateral FMB of such Borrower in the aggregate principal amount equal to the amount of such excess shall be deemed satisfied and discharged, provided that no actual or deemed entry of an order for relief with respect to such Borrower under the Federal Bankruptcy Code has occurred and is continuing or would result from such release.

     SECTION 2.04. Extension of the Termination Date. Unless the Termination Date shall have previously occurred in accordance with its terms, at least 105 days but not more than 120 days before the Termination Date, as then in effect, the Borrowers may jointly, by notice to the Administrative Agent (any such notice being irrevocable), request the Administrative Agent and the Lenders to extend the Termination Date for a period of one year. If the Borrowers shall make such request, the Administrative Agent shall promptly inform the Lenders thereof and, no later than 60 days prior to the Termination Date as then in effect, the Administrative Agent shall notify the Borrowers in writing if the Lenders consent to such request and the conditions of such consent (including conditions relating to legal documentation and evidence of the obtaining of all necessary governmental approvals). The granting of any such consent shall be in the sole and absolute discretion of each Lender, and, if any Lender shall not so notify the Administrative Agent or, if the Administrative Agent shall not so notify the Borrowers, such lack of notification shall be deemed to be a determination not to consent to such request. No such extension shall occur unless all of the Lenders consent in writing thereto (or if less than all the Lenders consent thereto, unless one or more other existing Lenders, or one or more other banks and financial institutions acceptable to the Borrowers and the Administrative Agent, agree to assume all of the Commitments of the non-consenting Lenders).

                                   ARTICLE III
                        CONTRACT AND COMPETITIVE ADVANCES

     SECTION 3.01. Contract Advances. More than one Contract Borrowing may be made on the same Business Day. Each Contract Borrowing shall consist of Contract Advances of the same Type and Interest Period made to the same Borrower on the same Business Day by the Lenders ratably according to their respective Commitments. Each Contract Borrowing shall be made on notice in substantially the form of Exhibit 3.01 hereto (a "Notice of Contract Borrowing"), delivered by the Borrower requesting such Contract Borrowing to the Administrative Agent, by hand, telecopy or telex, not later than 11:00 a.m. (New York City time) (i) in the case of Eurodollar Rate Advances, on the third Business Day prior to the date of the proposed Borrowing and (ii) in the case of Base Rate Advances, on the day of the proposed Borrowing. Upon receipt of a Notice of Contract Borrowing, the Administrative Agent shall notify the Lenders thereof promptly on the day so received. Each Notice of Contract Borrowing shall specify therein: (i) the requested (A) date of such Borrowing, (B) principal amount and Type of Advances comprising such Borrowing and (C) Interest Period for such Advances; (ii) the identity of the Borrower requesting such proposed Borrowing and (iii) the Borrower Sublimit applicable to such Borrower on the proposed date of such proposed Borrowing and the aggregate amount of Advances to be outstanding to such Borrower on such date after giving effect to such proposed Borrowing. Each proposed Borrowing shall be subject to the provisions of Sections 3.02, 4.03 and
Article V hereof.

     SECTION 3.02.  Terms Relating to the Making of Contract Advances.
(a)  Notwithstanding anything in Section 3.01 above to the contrary:

          (i) at no time shall more than twelve different Contract Borrowings be outstanding hereunder;

          (ii) each Contract Borrowing hereunder shall be in an aggregate principal amount of not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof, or such lesser amount as shall be equal to the total amount of the Available Commitments on such date, after giving effect to all other Contract Borrowings and all Competitive Borrowings to be made to, or repaid or prepaid by, the relevant Borrower on such date; and

          (iii) each Contract Borrowing hereunder which is to be comprised of Eurodollar Rate Advances shall be in an aggregate principal amount of not less than $10,000,000.

     (b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower requesting such proposed Borrowing.

     SECTION 3.03. (a) Competitive Advances. Each Competitive Borrowing shall consist of Competitive Advances of the same Type and Interest Period made by the Lenders in accordance with this Section 3.03 and shall be in a minimum aggregate principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, except as otherwise provided pursuant to Section 3.03(b)(iv) hereof. Competitive Advances shall be made in the amounts accepted by the Borrower requesting such Competitive Advance in accordance with Section 3.03(b)(iv).
Each Competitive Advance, regardless of which Lender makes such Advance, will reduce the Available Commitments of all Lenders pro rata as provided in the definition of "Available Commitments" in Section 1.01 hereof. Promptly after each Competitive Borrowing, the Administrative Agent will notify each Lender of the amount of the Competitive Borrowing, the amount by which such Lender's Available Commitment has been reduced, the date of the Competitive Borrowing and the Interest Period with respect thereto.

     (b)  Competitive Bid Procedures.

          (i) In order to request Competitive Advances: (A) in the case of any request for Eurodollar Competitive Advances, the Borrower requesting such Eurodollar Competitive Advances shall hand deliver, telex or telecopy to the Administrative Agent a duly completed Competitive Bid Request substantially in the form of Exhibit 3.03A-1 hereto to be received by the Administrative Agent not later than 10:00 a.m. (New York City time), four Business Days prior to the proposed Eurodollar Competitive Borrowing and
     (B) in the case of any request for Fixed Rate Competitive Advances, the Borrower requesting such Fixed Rate Competitive Advances shall hand deliver, telex or telecopy to the Administrative Agent a duly completed Competitive Bid Request substantially in the form of Exhibit 3.03A-2 hereto to be received by the Administrative Agent not later than 10:00 a.m. (New York City time), one Business Day prior to the proposed Fixed Rate Competitive Borrowing. Each such Competitive Bid Request shall refer to this Agreement and specify: (1) the date of such Competitive Borrowing (which shall be a Business Day), (2) the principal amount thereof (which shall not be less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof), (3) the Interest Period with respect thereto and the last day of such Interest Period (which shall be at least 30 days from the date of such Competitive Borrowing and shall fall on or prior to the Termination
     Date) and any additional interest payment date or dates relating to such Competitive Borrowing, (4) the Borrower Sublimit applicable to such Borrower on the day of such Borrowing and the aggregate amount of Advances to be outstanding to such Borrower on the date of such Borrowing after giving effect to such Borrowing, (5) whether the Borrowing then being requested is to consist of Eurodollar Competitive Advances or Fixed Rate Competitive Advances and (6) any other terms applicable to such Competitive Bid Borrowing. No Contract Advances shall be requested in or made pursuant to a Competitive Bid Request. A Competitive Bid Request that does not conform substantially to the form of Exhibit 3.03A-1 or Exhibit 3.03A-2, as the case may be, may be rejected in the Administrative Agent's sole discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by telex or telecopier. Promptly after its receipt of a Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall by telex or telecopier (in the form of Exhibit 3.03B hereto) invite the Lenders to bid to make Competitive Bids in accordance with such Competitive Bid Request.

          (ii) Each Lender may, in its sole discretion, make one or more Competitive Bids to the Borrower requesting such Competitive Bids, which Competitive Bids shall be responsive to the Competitive Bid Request. Each Competitive Bid by such Lender must be received by the Administrative Agent
     (A) in the case of a proposed Competitive Borrowing to consist of Eurodollar Competitive Advances, by telex or telecopier (in the form of Exhibit 3.03C-1 hereto) not later than 9:30 a.m. (New York City time) three Business Days prior to a proposed Competitive Borrowing and (B) in the case of a proposed Competitive Borrowing to consist of Fixed Rate Competitive Advances, by telex or telecopier (in the form of Exhibit 3.03C-2 hereto) not later than 9:30 a.m. (New York City time) on the day of a proposed Competitive Borrowing. Multiple bids will be accepted by the Administrative Agent. Competitive Bids that do not conform substantially to the form of Exhibit 3.03C-1 or 3.03C-2, as the case may be, may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Borrower requesting such Competitive Bid, and the Administrative Agent shall notify the Lender making such non-conforming bid of such rejection as soon as practicable. Each Competitive Bid shall refer to this Agreement and specify (X) the principal amount (which shall be a minimum principal amount of $10,000,000 and in an integral multiple of $1,000,000 and which may be up to the aggregate amount of the proposed Competitive Borrowing regardless of the Commitment of the Lender) of the Competitive Advance that the Lender is willing to make to the Borrower requesting such Competitive Bid and (Y) the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Advances. If any selected Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Administrative Agent, in the case of a proposed Competitive Borrowing to consist of Eurodollar Competitive Advances, by telex or telecopier, not later than 9:30 a.m. (New York City time), three Business Days prior to the proposed Competitive Borrowing, and, in the case of a proposed Competitive Borrowing to consist of Fixed Rate Competitive Advances, by telex or telecopier not later than 9:30 a.m. (New York City time) on the day of the proposed Competitive Borrowing; provided, however, that failure by any Lender to give such notice shall not cause such Lender to be obligated to make any Competitive Advance. A Competitive Bid submitted by a Lender pursuant to this subsection (ii) shall be irrevocable.

          (iii) The Administrative Agent shall (A) in the case of a proposed Borrowing to consist of Eurodollar Competitive Advances, promptly notify the Borrower that made such Competitive Bid Request by telex or telecopier and (B) in the case of a proposed Borrowing to consist of Fixed Rate Competitive Advances, notify such Borrower by telephone not later than 10:00 a.m. (New York City time) on the day of such proposed Competitive Borrowing of the Competitive Bids made, of the Competitive Bid Rate and the principal amount of each Competitive Bid and the identity of the Lender that made such Competitive Bid.

          (iv) The Borrower that made such Competitive Bid Request may, in its sole and absolute discretion, subject only to the provisions of this subsection (iv), accept or reject any Competitive Bid. Such Borrower shall notify the Administrative Agent by telephone whether and to what extent it has decided to accept or reject any or all of the Competitive Bids (specifying each Lender selected by it to make Competitive Advances, the principal amount of such Advances and the Competitive Bid Rate): (A) in the case of a Borrowing to consist of Eurodollar Competitive Advances, by not later than 10:15 a.m. (New York City time) three Business Days before a proposed Competitive Borrowing (promptly confirmed by a Competitive Bid Acceptance in the form of Exhibit 3.03D-1 hereto, hand delivered, telexed or telecopied by such Borrower to the Administrative Agent), and (B) in the case of a Borrowing to consist of Fixed Rate Competitive Advances, not later than 10:15 a.m. (New York City time) on the day of a proposed Competitive Borrowing (promptly confirmed by a Competitive Bid Acceptance in the form of Exhibit 3.03D-2 hereto, hand delivered, telexed or telecopied by such Borrower to the Administrative Agent); provided, however, that (1) the failure by such Borrower to give such notice shall be deemed to be a rejection of all the bids referred to in subsection (iii) above, (2) such Borrower shall not accept a bid made at a particular Competitive Bid Rate if such Borrower has decided to reject a bid made at a lower Competitive Bid Rate, (3) the aggregate amount of the Competitive Bids accepted by such Borrower shall not exceed the principal amount specified in the Competitive Bid Request, (4) if such Borrower shall determine to accept Competitive Bids made at a particular Competitive Bid Rate but the aggregate amount of all Competitive Bids made at such Competitive Bid Rate, when added to the aggregate amount of all Competitive Bids at lower Competitive Bid Rates, would cause the total amount of Competitive Bids to be accepted by such Borrower to exceed the principal amount specified in the Competitive Bid Request, then such Borrower shall accept all such Competitive Bids at such Competitive Bid Rate in an aggregate amount reduced to eliminate such excess, which acceptance, in the case of multiple Competitive Bids at such Competitive Bid Rate, shall be made ratably in accordance with the amount of each such Competitive Bid (subject to clause (5) below), and (5) no Competitive Bid shall be accepted for a Competitive Advance unless such Competitive Advance is in a minimum principal amount of $10,000,000 and an integral multiple of $1,000,000 in excess thereof; provided further, however, that if a Competitive Advance must be in an amount of less than $10,000,000 because of the provisions of
     (4) above, such Competitive Advance may be for a minimum of $1,000,000 or any integral multiple thereof, and in calculating the pro rata allocation of acceptances of portions of multiple bids at a particular Competitive Bid Rate pursuant to (4) above, the amounts shall be rounded to integral multiples of $1,000,000 in a manner which shall be in the discretion of such Borrower. Notice given by such Borrower pursuant to this subsection (iv) shall be irrevocable.

          (v) The Administrative Agent shall notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what principal amount and at what Competitive Bid Rate): (A) in the case of a proposed Borrowing to consist of Eurodollar Competitive Advances, promptly by telex or telecopier and (B) in the case of a proposed Borrowing to consist of Fixed Rate Competitive Advances, by telephone (such information to be confirmed in writing by the Administrative Agent to the bidding Lenders not later than 12:00 noon (New York City time) on such day), not later than 10:30 a.m. (New York City time) on the day of the Competitive Borrowing and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Advance in respect of which its bid has been accepted. The Administrative Agent shall not be required to disclose to any Lender any other information with respect to the Competitive Bids submitted, but the Administrative Agent may, at the request of any Lender, and at the instruction of the Borrower that made such Competitive Bid Request, provide to such Lender certain information with respect to Competitive Bids made and accepted as deemed appropriate by such Borrower.

          (vi) Neither the Administrative Agent nor any Lender shall be responsible to the Borrower that made such Competitive Bid Request for
     (A) a failure to fund a Competitive Advance on the date such Advance is requested by such Borrower or (B) the funding of such Advance at a Competitive Bid Rate or in an amount other than that confirmed pursuant to subsections (iv) and (v) above due in each case to delays in communications, miscommunications (including, without limitation, any variance between telephonic bids or acceptances and the written notice provided by the Administrative Agent to the Lenders pursuant to subsection (v) above or the written confirmation supplied by such Borrower pursuant to subsection (iv) above) and the like among such Borrower, the Administrative Agent and the Lenders, and such Borrower agrees to indemnify each Lender for all reasonable costs and expenses incurred by it in accordance with the terms of Section 4.03(e) hereof, as a result of any such delay, miscommunication or the like that results in a failure to fund a Competitive Advance or the funding of a Competitive Advance at a Competitive Bid Rate or in an amount other than that set forth in the written notice provided by the Administrative Agent to the Lenders pursuant to subsection (v) above or the written confirmation supplied by such Borrower pursuant to subsection (iv) above.

          (vii) If the Administrative Agent has elected to submit a Competitive Bid in its capacity as Lender, such bid must be submitted directly to the Borrower that made such Competitive Bid Request one quarter of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Administrative Agent pursuant to subsection (ii) above.

          (viii) A Competitive Bid Request for Eurodollar Competitive Advances shall not be made within five Business Days after the date of any previous Competitive Bid Request for Eurodollar Competitive Advances.

          (ix) All notices required by this Section 3.03 must be made in accordance with Section 10.02.

          (x) To facilitate the administration of this Agreement and the processing of Competitive Bids, each Lender has submitted, or will submit upon becoming a Lender pursuant to Section 10.07 hereof, to the Administrative Agent a completed administrative questionnaire in the form specified by the Administrative Agent, and each Lender agrees to promptly notify the Administrative Agent in writing of any change in the information so provided.

     SECTION 3.04.  Making of Advances.  (a)  Each Lender shall, before
12:00 noon (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's address referred to in Section 10.02, in same day funds, such Lender's portion of such Borrowing. Contract Advances shall be made by the Lenders ratably in accordance with their several Commitments and Competitive Advances shall be made by the Lender or Lenders whose Competitive Bids therefor have been accepted pursuant to Section 3.03(b)(iv) in the amounts so accepted. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article V, the Administrative Agent will make such funds available to the Borrower that made the request for such Borrowing at the Administrative Agent's aforesaid address.

     (b) Unless the Administrative Agent shall have received notice from a Lender prior to the time of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 3.04, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower that made the request for such Borrowing a corresponding amount on such date. If and to the extent that any such Lender (a "non-performing Lender") shall not have so made such ratable portion available to the Administrative Agent, the non-performing Lender and such Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. Nothing herein shall in any way limit, waive or otherwise reduce any claims that any party hereto may have against any non-performing Lender.

     (c) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

     SECTION 3.05.  Repayment of Advances.   Each Borrower shall repay the
principal amount of each Advance made to it hereunder on the last day of the Interest Period for such Advance, which last day shall be the maturity date for such Advance.

     SECTION 3.06. Interest. (a) Interest Periods. The period commencing on the date of each Advance and ending on the last day of the period selected by a Borrower with respect to such Advance pursuant to the provisions of this
Section 3.06 is referred to herein as an "Interest Period". The duration of each Interest Period shall be (i) in the case of any Eurodollar Rate Advance or Eurodollar Competitive Advance, 1, 2, 3 or 6 months, (ii) in the case of any Base Rate Advance, 90 days following the date on which such Advance was made and
(iii) in the case of any Fixed Rate Competitive Advance, any number of days, but no less than 30 days or more than 270 days; provided, however, that no Interest Period may be selected by any Borrower if such Interest Period would end after the Termination Date.

     (b) Interest Rates. Each Borrower shall pay interest on the unpaid principal amount of each Advance owing by such Borrower from the date of such Advance until such principal amount shall be paid in full, at the Applicable Rate for such Advance (except as otherwise provided in this subsection (b)), payable as follows:

          (i) Eurodollar Rate Advances and Eurodollar Competitive Advances. If such Advance is a Eurodollar Rate Advance or Eurodollar Competitive Advance, interest thereon shall be payable on the last day of the Interest Period therefor and, if any such Interest Period has a duration of more than three months, also on the day of the third month during such Interest Period which corresponds to the first day of such Interest Period (or, if any such month does not have a corresponding day, then on the last day of such third month); provided that during the continuance of any Event of Default, such Advance shall bear interest at a rate per annum equal at all times to (A) for the remaining term, if any, of the Interest Period for such Advance, 2% per annum above the Applicable Rate for such Advance for such Interest Period, and (B) thereafter, 2% per annum above the Applicable Rate in effect from time to time for Base Rate Advances.

          (ii) Base Rate Advances. If such Advance is a Base Rate Advance, interest thereon shall be payable quarterly on the last day of each March, June, September and December and on the date such Base Rate Advance shall be paid in full; provided that during the continuance of any Event of Default, such Advance shall bear interest at a rate per annum equal at all times to 2% per annum above the Applicable Rate in effect from time to time for Base Rate Advances.

          (iii) Fixed Rate Competitive Advances. If such Advance is a Fixed Rate Competitive Advance, interest thereon shall be payable on the last day of the Interest Period therefor and, if any Interest Period has a duration of more than 90 days, on each day which occurs during such Interest Period every 90 days from the first day of such Interest Period, provided that during the continuance of any Event of Default, such Advance shall bear interest at a rate per annum equal at all times to (A) for the remainder, if any, of the original stated maturity of such Advance, 2% per annum above the rate of interest applicable to such Advance immediately prior to the date on which such amount became due, and (B) thereafter, 2% per annum above the Applicable Rate in effect from time to time for Base Rate Advances.

     (c) Other Amounts. Any other amounts payable hereunder that are not paid when due shall (to the fullest extent permitted by law) bear interest, from the date when due until paid in full, at a rate per annum equal at all times to 2% per annum above the Applicable Rate in effect from time to time for Base Rate Advances, payable on demand.

     (d) Interest Rate Determinations. The Administrative Agent shall give prompt notice to the Borrowers and the Lenders of the Applicable Rate determined from time to time by the Administrative Agent for each Contract Advance for each Borrower. Each Reference Bank agrees to furnish to the Administrative Agent timely information for the purpose of determining the Eurodollar Rate for any Interest Period. If any one Reference Bank shall not furnish such timely information, the Administrative Agent shall determine such interest rate on the basis of the timely information furnished by the other two Reference Banks.

     SECTION 3.07. Several Obligations. Each Borrower's obligations hereunder are several and not joint except as otherwise set forth in this Agreement. Any actions taken by or on behalf of the Borrowers jointly or simultaneously shall not result in one Borrower being held responsible for the actions, debts or liabilities of the other Borrowers. Nothing contained herein shall be interpreted as requiring the Borrowers to effect Borrowings jointly.

                                    ARTICLE IV
                                     PAYMENTS

     SECTION 4.01. Payments and Computations. (a) Each Borrower shall make each payment hereunder and under the Notes not later than 12:00 noon (New York City time) on the day when due in U.S. Dollars to the Administrative Agent at its address referred to in Section 10.02 hereof, in same day funds. The Administrative Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal, interest, fees or other amounts payable to the Lenders, to the respective Lenders to whom the same are payable, for the account of their respective Applicable Lending Offices, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of a Lender Assignment and recording of the information contained therein in the Register pursuant to Section 10.07, from and after the effective date specified in such Lender Assignment, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender assignee thereunder, and the parties to such Lender Assignment shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

     (b) Each Borrower hereby authorizes the Administrative Agent and each Lender, if and to the extent payment owed to the Administrative Agent or such Lender, as the case may be, is not made when due hereunder (or, in the case of a Lender, under the Note held by such Lender), to charge from time to time against any or all of such Borrower's accounts with such Agent or such Lender, as the case may be, any amount so due.

     (c) All computations of interest based on the Base Rate (except when determined on the basis of the CD Rate or the Federal Funds Rate) shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be. All computations of interest and other amounts payable pursuant to
Section 4.03 shall be made by the Lender claiming such interest or other amount, on the basis of a year of 360 days. All other computations of interest, including computations of interest based on the Eurodollar Rate, the Base Rate (when and if determined on the basis of the CD Rate or the Federal Funds Rate) and any interest on Fixed Rate Competitive Advances, and all computations of fees and other amounts payable hereunder, shall be made by the Administrative Agent on the basis of a year of 360 days. In each such case, such computation shall be made for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or other amounts are payable. Each such determination by the Administrative Agent or a Lender shall be conclusive and binding for all purposes, absent manifest error.

     (d) Whenever any payment under any Loan Document shall be stated to be due, or the last day of an Interest Period hereunder shall be stated to occur, on a day other than a Business Day, such payment shall be made and the last day of such Interest Period shall occur on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest and fees hereunder; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances or Eurodollar Competitive Advances to be made, or the last day of an Interest Period for a Eurodollar Rate Advance or a Eurodollar Competitive Advance to occur, in the next following calendar month, such payment shall be made on the next preceding Business Day and such reduction of time shall in such case be included in the computation of payment of interest hereunder.

     (e) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Lenders hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have so made such payment in full to the Administrative Agent, such Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest thereon, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate.

     SECTION 4.02. Prepayments. (a) No Borrower shall have any right to prepay any Contract Advances except in accordance with subsections (b) and (c), below. No Borrower shall have any right to prepay any Competitive Advance except as required by subsection (c), below.

     (b) Any Borrower may, (i) in the case of Eurodollar Rate Advances, upon at least three Business Day's written notice to the Administrative Agent (such notice being irrevocable) and (ii) in the case of Base Rate Advances, upon notice not later than 11:00 a.m. on the date of the proposed prepayment to the Administrative Agent (such notice being irrevocable), stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given, such Borrower shall, prepay Contract Advances comprising part of the same Borrowing, in whole or ratably in part, together with accrued interest to the date of such prepayment on the principal amount prepaid and any amounts owing in connection therewith pursuant to Section 4.03(d); provided, however, that each partial prepayment shall be in an aggregate principal amount not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

     (c) If at any time, the aggregate principal amount of Advances outstanding shall exceed the Total Commitment, the Borrowers shall forthwith prepay Advances in a principal amount equal to such excess. If at any time, the aggregate principal amount of Advances outstanding to any Borrower shall exceed the Borrower Sublimit of such Borrower, such Borrower shall forthwith prepay Advances in a principal amount equal to such excess. All prepayments pursuant to this subsection (c) shall be effected first, from outstanding Contract Advances comprising part of the same Borrowing or Borrowings, second from outstanding Eurodollar Competitive Advances and third from outstanding Fixed Rate Competitive Advances, and shall be accompanied by payment of accrued interest to the date of such prepayment on the principal amount prepaid and any amounts owing in connection therewith pursuant to Section 4.03(d); provided, however, that any holder of a Competitive Advance may waive prepayment of such Competitive Advance, and such waiver shall be binding on the other Lenders.

     SECTION 4.03. Yield Protection. (a) Change in Circumstances. Notwithstanding any other provision herein, if after the date hereof, the adoption of or any change in applicable law or regulation or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof (whether or not having the force of law) shall (i) change the basis of taxation of payments to any Lender of the principal of or interest on any Eurodollar Rate Advance or Competitive Advance made by such Lender or any fees or other amounts payable under the Loan Documents (other than changes in respect of taxes imposed on the overall net income of such Lender or its Applicable Lending Office by the jurisdiction in which such Lender has its principal office or in which such Applicable Lending Office is located or by any political subdivision or taxing authority therein), or (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement against commitments or assets of, deposits with or for the account of, or credit extended by, such Lender, or (iii) shall impose on such Lender or the London interbank market any other condition affecting this Agreement or Eurodollar Rate Advances or Competitive Advances made by such Lender, and the result of any of the foregoing shall be to increase the cost to such Lender, of agreeing to make, making or maintaining any Advance or to reduce the amount of any sum received or receivable by such Lender under any Loan Document or under the Notes (whether of principal, interest or otherwise), then the Borrowers will pay to such Lender upon demand such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

     (b) Capital. If any Lender shall have determined that any change after the date hereof in any law, rule, regulation or guideline adopted pursuant to or arising out of the July 1988 report of the Basle Committee on Banking Regulations and Supervisory Practices entitled "International Convergence of Capital Measurement and Capital Standards", or the adoption after the date hereof of any law, rule, regulation or guideline regarding capital adequacy, or any change in any of the foregoing or in the interpretation or administration of any of the foregoing by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Lender (or any Applicable Lending Office of such Lender) or any Lender's holding company with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect (i) of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement, the Commitment of such Lender hereunder or the Advances made by such Lender pursuant hereto to a level below that which such Lender or such Lender's holding company could have achieved, but for such applicability, adoption, change or compliance (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), or (ii) of increasing or otherwise determining the amount of capital required or expected to be maintained by such Lender or such Lender's holding company based upon the existence of this Agreement, the Commitment of such Lender hereunder, the Advances made by such Lender pursuant hereto and other similar such commitments, agreements or assets, then from time to time the Borrowers shall pay to such Lender upon demand such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction or allocable capital cost suffered.

     (c) Eurodollar Reserves. Each Borrower shall pay to each Lender upon demand, so long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender to such Borrower, from the date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Reserve Percentage of such Lender for such Interest Period. Such additional interest shall be determined by such Lender and notified to the relevant Borrower and the Administrative Agent.

     (d) Breakage Indemnity. Each Borrower shall indemnify each Lender against any loss, cost or reasonable expense which such Lender may sustain or incur as a consequence of (i) any failure by such Borrower to fulfill on the date of any Borrowing hereunder of Eurodollar Rate Advances or Competitive Advances the applicable conditions precedent set forth in Article V, (ii) any failure by such Borrower to borrow any Eurodollar Rate Advance hereunder after a Notice of Contract Borrowing has been delivered pursuant to Section 3.01 hereof or to borrow any Competitive Advance hereunder after a Competitive Bid Acceptance in respect thereof has been delivered pursuant to Section 3.03(b)(iv) hereof,
(iii) any payment or prepayment of a Eurodollar Rate Advance or Competitive Advance made to such Borrower required or permitted by any other provision of this Agreement or otherwise made or deemed made on a date other than the last day of the Interest Period applicable thereto, (iv) any default in payment or prepayment of the principal amount of any Eurodollar Rate Advance or Competitive Advance made to such Borrower or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, by irrevocable notice of prepayment or otherwise) or (v) the occurrence of any Event of Default with respect to such Borrower, including, in each such case, any loss or reasonable expense sustained or incurred or to be sustained or incurred in liquidating or employing deposits from third parties acquired to effect or maintain such Advance or any part thereof as a Eurodollar Rate Advance or Competitive Advance. Such loss, cost or reasonable expense shall include an amount equal to the excess, if any, as reasonably determined by such Lender, of (A) its cost of obtaining the funds for the Eurodollar Rate Advance or Competitive Advance being paid, prepaid or not borrowed for the period from the date of such payment, prepayment or failure to borrow to the last day of the Interest Period for such Advance (or, in the case of a failure to borrow, the Interest Period for such Advance which would have commenced on the date of such failure) over (B) the amount of interest (as reasonably determined by such Lender) that would be realized by such Lender in reemploying the funds so paid, prepaid or not borrowed for such period or Interest Period, as the case may be. For purposes of this subsection (d), it shall be presumed that in the case of any Eurodollar Rate Advance or Eurodollar Competitive Advance, each Lender shall have funded each such Advance with a fixed-rate instrument bearing the rates and maturities designated in the determination of the Applicable Rate for such Advance.

     (e) Notices. A certificate of each Lender setting forth such Lender's claim for compensation hereunder and the amount necessary to compensate such Lender or its holding company pursuant to subsections (a) through (d) of this
Section 4.03 shall be submitted to the Borrowers and the Administrative Agent and shall be conclusive and binding for all purposes, absent manifest error.
The appropriate Borrowers shall pay each Lender directly the amount shown as due on any such certificate within 10 days after its receipt of the same. The failure of any Lender to provide such notice or to make demand for payment under this Section 4.03 shall not constitute a waiver of such Lender's rights hereunder; provided that such Lender shall not be entitled to demand payment pursuant to subsections (a) through (d) of this Section 4.03, in respect of any loss, cost, expense, reduction or reserve, if such demand is made more than one year following the later of such Lender's incurrence or sufferance thereof or such Lender's actual knowledge of the event giving rise to such Lender's rights pursuant to such subsections. Each Lender shall use reasonable efforts to ensure the accuracy and validity of any claim made by it hereunder, but the foregoing shall not obligate any Lender to assert any possible invalidity or inapplicability of the law, rule, regulation, guideline or other change or condition which shall have occurred or been imposed.

     (f) Change in Legality. Notwithstanding any other provision herein, if the adoption of or any change in any law or regulation or in the interpretation or administration thereof by any governmental authority charged with the administration or interpretation thereof shall make it unlawful for any Lender to make or maintain any Eurodollar Rate Advance or Eurodollar Competitive Advance or to give effect to its obligations as contemplated hereby with respect to any Eurodollar Rate Advance or Eurodollar Competitive Advance, then, by written notice to the Borrowers and the Administrative Agent, such Lender may:

          (i) declare that Eurodollar Rate Advances and Eurodollar Competitive Advances will not thereafter be made by such Lender hereunder, whereupon the right of any Borrower to select Eurodollar Rate Advances for any Borrowing and any Competitive Borrowing consisting of Eurodollar Competitive Advances shall be forthwith suspended until such Lender shall withdraw such notice as provided hereinbelow or shall cease to be a Lender hereunder pursuant to Section 10.07(g) hereof; and

          (ii) require that all outstanding Eurodollar Rate Advances and Eurodollar Competitive Advances made by it be repaid as of the effective date of such notice as provided herein below.

Upon receipt of any such notice, the Administrative Agent shall promptly notify the other Lenders. Promptly upon becoming aware that the circumstances that caused such Lender to deliver such notice no longer exist, such Lender shall deliver notice thereof to the Borrowers and the Administrative Agent withdrawing such prior notice (but the failure to do so shall impose no liability upon such Lender). Promptly upon receipt of such withdrawing notice from such Lender (or upon such Lender assigning all of its Commitments, Advances, participation and other rights and obligations under the Loan Documents in accordance with
Section 10.07(g)), the Administrative Agent shall deliver notice thereof to the Borrowers and the Lenders and such suspension shall terminate. Prior to any Lender giving notice to the Borrowers under this subsection (f), such Lender shall use reasonable efforts to change the jurisdiction of its Applicable Lending Office, if such change would avoid such unlawfulness and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender. Any notice to the Borrowers by any Lender shall be effective as to each Eurodollar Rate Advance and Eurodollar Competitive Advance on the last day of the Interest Period currently applicable to such Eurodollar Rate Advance or Eurodollar Competitive Advance; provided that if such notice shall state that the maintenance of such Advance until such last day would be unlawful, such notice shall be effective on the date of receipt by the Borrowers and the Administrative Agent.

     (g) Market Rate Disruptions. If (i) less than two Reference Banks furnish timely information to the Administrative Agent for determining the Eurodollar Rate for Eurodollar Rate Advances or Eurodollar Competitive Advances in connection with any proposed Borrowing or (ii) if the Majority Lenders shall notify the Administrative Agent that the Eurodollar Rate will not adequately reflect the cost to such Majority Lenders of making, funding or maintaining their respective Eurodollar Rate Advances or Eurodollar Competitive Advances, the right of the Borrowers to select or receive Eurodollar Rate Advances or Eurodollar Competitive Advances for any Borrowing shall be forthwith suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist, and until such notification from the Administrative Agent each requested Borrowing of Eurodollar Rate Advances and each requested Borrowing of Eurodollar Competitive Advances hereunder shall be deemed to be a request for Base Rate Advances.

     SECTION 4.04. Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, but excluding any proceeds received by assignments or sales of participation in accordance with Section 10.07 hereof to a Person that is not an Affiliate of the Borrowers) on account of the Advances owing to it (other than pursuant to Section 4.03 hereof) in excess of its ratable share of payments on account of the Advances obtained by all the Lenders, such Lender shall forthwith purchase from the other Lenders such participation in the Advances owing to them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrowers agree that any Lender so purchasing a participation from another Lender pursuant to this Section 4.04 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of any such Borrower in the amount of such participation. Notwithstanding the foregoing, if any Lender shall obtain any such excess payment involuntarily, such Lender may, in lieu of purchasing participation from the other Lenders in accordance with this Section 4.04, on the date of receipt of such excess payment, return such excess payment to the Administrative Agent for distribution in accordance with Section 4.01(a).

     SECTION 4.05. Taxes. (a) All payments by or on behalf of any Borrower under any Loan Document shall be made in accordance with Section 4.01, free and clear of and without deduction for all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender and the Administrative Agent, taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction under the laws of which such Lender or the Administrative Agent (as the case may be) is organized or any political subdivision thereof and, in the case of each Lender, taxes imposed on its overall net income, and franchise taxes imposed on it, by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If any Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any Lender or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 4.05) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Borrower shall make such deductions and
(iii) such Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

     (b) In addition, each Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made by such Borrower under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

     (c) Each Borrower hereby indemnifies each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes and any Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.05) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. A Lender's claim for such indemnification shall be set forth in a certificate of such Lender setting forth in reasonable detail the amount necessary to indemnify such Lender pursuant to this subsection (c) and shall be submitted to the Borrowers and the Administrative Agent and shall be conclusive and binding for all purposes, absent manifest error. The appropriate Borrower shall pay each Lender directly the amount shown as due on any such certificate within 30 days after the receipt of same. If any Taxes or Other Taxes for which a Lender or the Administrative Agent has received payments from a Borrower hereunder shall be finally determined to have been incorrectly or illegally asserted and are refunded to such Lender or the Administrative Agent, such Lender or the Administrative Agent, as the case may be, shall promptly forward to such Borrower any such refunded amount. Each Borrower's, the Administrative Agent's and each Lender's obligations under this Section 4.05 shall survive the payment in full of the Advances.

     (d) Within 30 days after the date of any payment of Taxes, the Borrower making such payment will furnish to the Administrative Agent, at its address referred to in Section 10.02, the original or a certified copy of a receipt evidencing payment thereof.

     (e) Each Lender that is not incorporated under the laws of the United States of America or any state thereof shall, on or prior to the date it becomes a Lender hereunder, deliver to the Borrowers and the Administrative Agent such certificates, documents or other evidence, as required by the Internal Revenue Code of 1986, as amended from time to time (the "Code"), or treasury regulations issued pursuant thereto, including Internal Revenue Service Form 4224 and any other certificate or statement of exemption required by Treasury Regulation
Section 1.1441-1(a) or Section 1.1441-6(c) or any subsequent version thereof, properly completed and duly executed by such Lender establishing that it is
(i) not subject to withholding under the Code or (ii) totally exempt from United States of America tax under a provision of an applicable tax treaty. Each Lender shall promptly notify the Borrowers and the Administrative Agent of any change in its Applicable Lending Office and shall deliver to the Borrowers and the Administrative Agent together with such notice such certificates, documents or other evidence referred to in the immediately preceding sentence. Each Lender will use good faith efforts to apprise the Borrowers and the Administrative Agent as promptly as practicable of any impending change in its tax status that would give rise to any obligation by any Borrower to pay any additional amounts pursuant to this Section 4.05. Unless the Borrowers and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under the Loan Documents are not subject to United States of America withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate in the case of payments to or for any Lender organized under the laws of a jurisdiction outside the United States of America. Each Lender represents and warrants that each such form supplied by it to the Administrative Agent and the Borrowers pursuant to this Section 4.05, and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate.

     (f)  Any Lender claiming any additional amounts payable pursuant to this
Section 4.05 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document requested by the Borrowers or to change the jurisdiction of its Applicable Lending Office if the making of such a filing or change would avoid the need for or reduce the amount of any such additional amounts which may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                                    ARTICLE V
                               CONDITIONS PRECEDENT

     SECTION 5.01. Conditions Precedent to Effectiveness. The effectiveness of this Agreement is subject to the fulfillment of the following conditions precedent:

     (a) The Administrative Agent shall have received on or before the Closing Date the following, each dated the Closing Date, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender (except for the Notes):

          (i)    Counterparts of this Agreement, duly executed by each Borrower.

          (ii) Contract Notes of each Borrower, duly made to the order of each Lender in the amount of such Lender's Commitment.

          (iii) Competitive Notes of each Borrower, duly made to the order of each Lender in the amount of such Borrower's Borrower Sublimit.

          (iv) A certificate of the Secretary or Assistant Secretary of each Borrower certifying:

               (A) the names and true signatures of the officers of such Borrower authorized to sign this Agreement and such Borrower's Notes, as the case may be, and the other documents to be delivered by such Borrower hereunder;

               (B) that attached thereto are true and correct copies of: (1) in the case of NU, its Declaration of Trust, and in the case of CL&P and WMECO, its Articles of Incorporation and By-laws, together with all amendments thereto, as in effect on such date; (2) in the case of NU, the resolutions of its Board of Trustees and, in the case of CL&P and WMECO, the resolutions of their respective Boards of Directors, in each case approving this Agreement and such Borrower's Notes and the other documents to be delivered by or on behalf of such Borrower hereunder; (3) all documents evidencing other necessary corporate or other similar action, if any, with respect to the execution, delivery and performance by such Borrower of this Agreement and such Borrower's Notes; and (4) true and correct copies of all Governmental Approvals referred to in clause (i) of the definition of "Governmental Approval" required to be obtained or made by such Borrower in connection with the execution, delivery and performance by such Borrower of this Agreement and such Borrower's Notes.

               (C)  that the resolutions referred to in the foregoing clause
          (B)(2) have not been modified, revoked or rescinded and are in full force and effect on such date.

          (v) A certificate signed by the Treasurer or Assistant Treasurer of each Borrower, certifying as to:

               (A) the SEC Borrowing Limit of such Borrower as in effect on the Closing Date;

               (B) in the case of NU, the Aggregate Dividend Paying Availability of the Operating Companies as of September 30, 1996;

               (C) the delivery to each of the Lenders, prior to the Closing Date, of true, correct and complete copies (other than exhibits thereto) of all of the Disclosure Documents; and

               (D) the absence of any material adverse change in the financial condition, operations, properties or prospects of such Borrower since December 31, 1995 except as disclosed in the Disclosure Documents.

          (vi) A certificate of a duly authorized officer of each Borrower stating that (i) the representations and warranties contained in Section
     6.01 of such Borrower are correct, in all material respects, on and as of the Closing Date before and after giving effect to the Advances to be made on such date and the application of the proceeds thereof, and (ii) no event has occurred and is continuing with respect to such Borrower which constitutes an Event of Default or Unmatured Default in respect of such Borrower, or would result from such initial Advances or the application of the proceeds thereof.

          (vii) Such financial, business and other information regarding each Borrower and its Principal Subsidiaries, as any Agent shall have reasonably requested.

          (viii)    Favorable opinions of:

               (A) Day, Berry & Howard, counsel to the Borrowers, in substantially the form of Exhibit 5.01A hereto and as to such other matters as the Administrative Agent may reasonably request;

               (B) Jeffrey C. Miller, Assistant General Counsel of NUSCO, in substantially the form of Exhibit 5.01B-1 hereto; Catherine E. Shively, Senior Counsel of PSNH, in substantially the form of Exhibit 5.01B-2 hereto; and Richard Early, Senior Counsel of NUSCO, in substantially the form of Exhibit 5.01B-3 hereto; and, in each case, as to such other matters as the Administrative Agent may reasonably request; and

               (C) King & Spalding, special New York counsel to the Administrative Agent, in substantially the form of Exhibit 5.01C hereto and as to such other matters as the Administrative Agent may reasonably request.

          (ix) Irrevocable notice to each of the Banks party to the Existing Credit Facilities (other than the Surviving Credit Facilities) notifying such Banks of the termination of their respective "Commitments" thereunder effective on or before the satisfaction (or waiver) of the other conditions precedent set forth in this Section 5.01.

     (b) The Existing Credit Facilities (other than the Surviving Credit Facilities) have been (or will have been, upon the first Advance and the application of the proceeds thereof) paid in full and the "Commitments" thereunder terminated.

     (c) All fees and other amounts payable pursuant to Section 2.02 hereof or pursuant to the Fee Letters shall have been paid (to the extent then due and payable).

     (d) The Administrative Agent shall have received such other approvals, opinions and documents as the Majority Lenders, through the Administrative Agent, shall have reasonably requested as to the legality, validity, binding effect or enforceability of this Agreement and the Notes or the financial condition, operations, properties or prospects of each Borrower and their respective Principal Subsidiaries.

     SECTION 5.02. Conditions Precedent to Certain Contract Advances and All Competitive Advances. The obligation of any Lender to make any Contract Advance to any Borrower (except any Contract Advance described in Section 5.03), including the initial Contract Advance to such Borrower, or to make any Competitive Advance to such Borrower, shall be subject to the conditions precedent that, on the date of such Contract Advance or Competitive Advance and after giving effect thereto:

          (a) the following statements shall be true (and each of the giving of the applicable Notice of Contract Borrowing or Competitive Bid Request with respect to such Advance and the acceptance of the proceeds of such Advance without prior correction by or on behalf of such Borrower shall constitute a representation and warranty by such Borrower that on the date of such Advance such statements are true):

               (i) the representations and warranties of such Borrower contained in Section 6.01 of this Agreement are correct, in all material respects, on and as of the date of such Advance, before and after giving effect to such Advance and to the application of the proceeds therefrom, as though made on and as of such date;

               (ii) no Event of Default or Unmatured Default with respect to such Borrower has occurred and is continuing or would result from such Advance or from the application of the proceeds thereof;

               (iii) the making of such Advance, when aggregated with all other Advances outstanding to or requested by such Borrower would not cause such Borrower's Borrower Sublimit to be exceeded;

               (iv) the making of such Advance, when aggregated with all other Advances outstanding to or requested by such Borrower and all other outstanding short-term debt of such Borrower would not cause such Borrower's SEC Borrowing Limit then in effect to be exceeded; and

               (v) if such Borrower is NU, the Aggregate Dividend Paying Availability of the Operating Companies determined as of the last day of the most recently ended Fiscal Quarter is at least equal to the aggregate principal amount of Advances outstanding to NU, before and after giving effect to such Advance and to the application of the proceeds therefrom; and

          (b) such Borrower shall have furnished to the Administrative Agent such other approvals, opinions or documents as any Lender may reasonably request through the Administrative Agent as to the legality, validity, binding effect or enforceability of any Loan Document or any First Mortgage Indenture.

     SECTION 5.03. Conditions Precedent to Other Contract Advances. The obligation of any Lender to make any Contract Advance to any Borrower that would not increase the aggregate principal amount of Contract Advances made by such Lender to such Borrower (as determined immediately prior to and after the making of such Contract Advance) shall be subject to the conditions precedent that, on the date of such Contract Advance and after giving effect thereto:

          (a) the following statements shall be true (and each of the giving of the applicable Notice of Contract Borrowing with respect to such Contract Advance and the acceptance of the proceeds of such Contract Advance without prior correction by or on behalf of such Borrower shall constitute a representation and warranty by such Borrower that on the date of such Contract Advance such statements are true):

               (i) the representations and warranties of such Borrower contained in Section 6.01 of this Agreement (excluding those contained in subsections (f), (g), (h)(ii) and (i) thereof) are correct, in all material respects, on and as of the date of such Contract Advance, before and after giving effect to such Contract Advance and to the application of the proceeds therefrom, as though made on and as of such date;

               (ii) no Event of Default with respect to such Borrower has occurred and is continuing or would result from such Contract Advance or from the application of the proceeds thereof;

               (iii) the making of such Contract Advance, when aggregated with all other Advances outstanding to or requested by such Borrower would not cause such Borrower's Borrower Sublimit to be exceeded;

               (iv) the making of such Contract Advance, when aggregated with all other Advances outstanding to or requested by such Borrower and all other outstanding short-term debt of such Borrower would not cause such Borrower's SEC Borrowing Limit then in effect to be exceeded; and

               (v) if such Borrower is NU, the Aggregate Dividend Paying Availability of the Operating Companies determined as of the last day of the most recently ended Fiscal Quarter is at least equal to the aggregate principal amount of Advances outstanding to NU plus the aggregate principal amount of "advances" outstanding to NU under the Surviving Credit Facilities, before and after giving effect to such Advance and to the application of the proceeds therefrom; and

          (b) such Borrower shall have furnished to the Administrative Agent such other approvals, opinions or documents as any Lender may reasonably request through the Administrative Agent as to the legality, validity, binding effect or enforceability of any Loan Document or any First Mortgage Indenture.

     SECTION 5.04. Reliance on Certificates. The Lenders and the Administrative Agent shall be entitled to rely conclusively upon the certificates delivered from time to time by officers of each Borrower as to the names, incumbency, authority and signatures of the respective persons named therein until such time as the Administrative Agent may receive a replacement certificate, in form acceptable to the Administrative Agent, from an officer of such Borrower identified to the Administrative Agent as having authority to deliver such certificate, setting forth the names and true signatures of the officers and other representatives of such Borrower thereafter authorized to act on behalf of such Borrower and, in all cases, the Lenders and the Administrative Agent may rely on the information set forth in any such certificate.

                                    ARTICLE VI
                          REPRESENTATIONS AND WARRANTIES

     SECTION 6.01. Representations and Warranties of the Borrowers. Each Borrower represents and warrants with respect to itself as follows:

          (a) Each of such Borrower and its Principal Subsidiaries is a corporation (or, in the case of NU, a voluntary association organized under a declaration of trust) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the requisite corporate power (or, in the case of NU, the power under its declaration of trust) and authority to own its property and assets and to carry on its business as now conducted and is qualified to do business in every jurisdiction where, because of the nature of its business or property, such qualification is required, except where the failure so to qualify would not have a material adverse effect on the financial condition, properties, prospects or operations of such Borrower or of such Borrower and its Principal Subsidiaries taken as a whole. Such Borrower has the corporate power (or, in the case of NU, the power under its declaration of trust) to execute, deliver and perform its obligations under the Loan Documents, to borrow hereunder and to execute and deliver its respective Notes.

          (b) The execution, delivery and performance of the Loan Documents and First Mortgage Indenture of such Borrower by such Borrower are within such Borrower's corporate powers (or, in the case of NU, its powers under its declaration of trust), have been duly authorized by all necessary corporate or other similar action, and do not and will not contravene (i) such Borrower's declaration of trust, charter or by-laws, as the case may be, or any law or legal restriction or (ii) any contractual restriction binding on or affecting such Borrower or its properties or any of its Principal Subsidiaries or its properties.


          (c) Except as disclosed in such Borrower's Disclosure Documents, each of such Borrower and its Principal Subsidiaries is not in violation of any law, or in default with respect to any judgment, writ, injunction, decree, rule or regulation (including any of the foregoing relating to environmental laws and regulations) of any court or governmental agency or instrumentality, where such violation or default would reasonably be expected to have a material adverse effect on the financial condition, properties, prospects or operations of such Borrower or of such Borrower and its Principal Subsidiaries, taken as a whole.

          (d) All Governmental Approvals referred to in clauses (i) and (ii) in the definition of "Governmental Approvals" have been duly obtained or made, and all applicable periods of time for review, rehearing or appeal with respect thereto have expired, except as described below. If the period for appeal of the order of the Securities and Exchange Commission approving the transactions contemplated hereby has not expired, the filing of an appeal of such order will not affect the validity of said transactions, unless such order has been otherwise stayed or any of the parties hereto has actual knowledge that any of such transactions constitutes a violation of the Public Utility Holding Company Act of 1935 or any rule or regulation thereunder. No such stay exists and no Borrower has any reason to believe that any of such transactions constitutes any such violation. Such Borrower and each of its Principal Subsidiaries have obtained or made all Governmental Approvals referred to in clause (iii) of the definition of "Governmental Approvals", except (A) those which are not yet required but which are obtainable in the ordinary course of business as and when required, (B) those the absence of which would not materially adversely affect the financial condition, properties, prospects or operations of such Borrower or any Principal Subsidiary and (C) those which such Borrower is diligently attempting in good faith to obtain, renew or extend, or the requirement for which such Borrower is contesting in good faith by appropriate proceedings or by other appropriate means; in each case described in the foregoing clause (C), except as is disclosed in such Borrower's Disclosure Documents, such attempt or contest, and any delay resulting therefrom, is not reasonably expected to have a material adverse effect on the financial condition, properties, prospects or operations of such Borrower or any Principal Subsidiary or to magnify to any significant degree any such material adverse effect that would reasonably be expected to result from the absence of such Governmental Approval.

          (e) The Loan Documents and the First Mortgage Indenture of such Borrower are legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms; subject to the qualification, however, that the enforcement of the rights and remedies herein and therein is subject to bankruptcy and other similar laws of general application affecting rights and remedies of creditors and the application of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

          (f) The audited consolidated balance sheet of such Borrower as at December 31, 1995, and the audited consolidated statements of income and cash flows of such Borrower (in the case of WMECO, the audited balance sheet and the audited statements of income and cash flows) for the Fiscal Year then ended as included in such Borrower's Annual Report on Form 10-K for such Fiscal Year, fairly present in all material respects the consolidated financial condition and results of operations of such Borrower (in the case of WMECO, on an unconsolidated basis) at and for the period ended on such date, and have been prepared in accordance with generally accepted accounting principles consistently applied. Since December 31, 1995 there has been no material adverse change in the consolidated (or in the case of WMECO, unconsolidated) financial condition, operations, properties or prospects of such Borrower and its Subsidiaries, if any, taken as a whole, except as disclosed in such Borrower's Disclosure Documents.

          (g) With respect to NU only, (A) the unconsolidated balance sheet of NU as at December 31, 1995, and the unconsolidated statements of income and cash flows of NU for the Fiscal Year then ended contained in the consolidating balance sheet of NU and its Subsidiaries and the consolidating statements of income and cash flows of NU and its Subsidiaries, as set forth in the Form U5S of NU filed with the Securities and Exchange Commission and (B) the unaudited unconsolidated balance sheet of NU as at June 30, 1996 and the unaudited unconsolidated statement of income of NU for the six-month period then ended, in each case as provided to the Lenders, fairly present in all material respects the financial condition and results of operations of NU on an unconsolidated basis at and for the respective periods ended on such dates, and have been prepared in accordance with generally accepted accounting principles consistently applied. Since June 30, 1996, there has been no material adverse change in the financial condition, operations, properties or prospects of NU on an unconsolidated basis, except as disclosed in such Borrower's Disclosure Documents.

          (h) There is no pending or known threatened action or proceeding (including, without limitation, any action or proceeding relating to any environmental protection laws or regulations) affecting such Borrower or its properties, or any of its Principal Subsidiaries or its properties, before any court, governmental agency or arbitrator (i) which affects or purports to affect the legality, validity or enforceability of (A) any Loan Document or any First Mortgage Indenture of such Borrower or (B) the Existing Credit Facilities or (ii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would materially adversely affect the financial condition, properties, prospects or operations of such Borrower, except, for purposes of this clause (ii) only, such as is described in such Borrower's Disclosure Documents or in Schedule II hereto.

          (i) No ERISA Plan Termination Event has occurred nor is reasonably expected to occur with respect to any ERISA Plan which would materially adversely affect the financial condition, properties, prospects or operations of such Borrower and its Subsidiaries taken as a whole, except as disclosed to the Lenders and consented to by the Majority Lenders in writing. Since the date of the most recent Schedule B (Actuarial Information) to the annual report of each such ERISA Plan (Form 5500 Series), there has been no material adverse change in the funding status of the ERISA Plans referred to therein, and no "prohibited transaction" has occurred with respect thereto that, singly or in the aggregate with all other "prohibited transactions" and after giving effect to all likely consequences thereof, would be reasonably expected to have a material adverse effect on the financial condition, properties, prospects or operations of such Borrower and its Subsidiaries taken as a whole. Neither such Borrower nor any of its ERISA Affiliates has incurred nor reasonably expects to incur any material withdrawal liability under ERISA to any ERISA Multiemployer Plan, except as disclosed to and consented by the Majority Lenders in writing.

          (j) Such Borrower or one of its Principal Subsidiaries has good and marketable title (or, in the case of personal property, valid title) or valid leasehold interests in the electric generating plants named in Item 2 of such Borrower's Annual Report on Form 10-K for the Fiscal Year ended December 31, 1995 under the caption "Electric Generating Plants", except for minor defects in title that do not materially interfere with the ability of such Borrower or any of its Principal Subsidiaries to conduct its business as now conducted. All such assets and properties are free and clear of any Lien, other than Liens permitted under Section 7.02(a) hereof.

          (k) All outstanding shares of capital stock having ordinary voting power for the election of directors of CL&P, WMECO, PSNH and NAEC have been validly issued, are fully paid and nonassessable and are owned beneficially by NU, free and clear of any Lien. NU is a "holding company" (as defined in the Public Utility Holding Company Act of 1935, as amended).

          (l) Such Borrower and each of its Principal Subsidiaries has filed all tax returns (Federal, state and local) required to be filed and paid taxes shown thereon to be due, including interest and penalties, or, to the extent such Borrower or any of its Principal Subsidiaries is contesting in good faith an assertion of liability based on such returns, has provided adequate reserves in accordance with generally accepted accounting principles for payment thereof.

          (m) No exhibit, schedule, report or other written information provided by or on behalf of such Borrower or its agents to the Agents or the Lenders in connection with the negotiation, execution and closing of the Loan Documents (including, without limitation, the Information Memorandum, but excluding the projections contained therein) knowingly contained when made any material misstatement of fact or knowingly omitted to state any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. Except as has been disclosed to the Administrative Agent and each Lender, the projections included in the Information Memorandum were prepared in good faith on the basis of assumptions reasonable as of the date of the Information Memorandum, it being understood that such projections do not constitute a warranty or binding assurance of future performance. Except as has been disclosed to the Administrative Agent and each Lender, nothing has come to the attention of the responsible officers of such Borrower that would indicate that any of such assumptions, to the extent material to such projections, has ceased to be reasonable in light of subsequent developments or events.

          (n) All proceeds of the Advances shall be used (i) for the general corporate purposes of such Borrower, including to provide liquidity support for such Borrower's commercial paper, (ii) to replace the Existing Facilities of such Borrower with one or more of the Lenders and (iii) to
     provide liquidity to the NU System Money Pool.   No proceeds of any Advance
     will be used in violation of, or in any manner that would result in a violation by any party hereto of, Regulations G, T, U or X promulgated by the Board of Governors of the Federal Reserve System or any successor regulations. Such Borrower (A) is not an "investment company" within the meaning ascribed to that term in the Investment Company Act of 1940 and (B) is not engaged in the business of extending credit for the purpose of buying or carrying margin stock.

          (o) With respect to CL&P and WMECO only, such Borrower's First Mortgage Indenture constitutes a direct and valid first mortgage lien, subject only to liens permitted by such Borrower's First Mortgage Indenture, including liens and encumbrances existing at the time of acquisition by such Borrower, upon the interests of such Borrower in electric properties and franchises now owned by such Borrower and located in Connecticut, Massachusetts, New Hampshire and Vermont, and under existing law will, subject only to such permitted liens and subject to the Bankruptcy Laws, constitute a similar lien at the time of acquisition on all properties and assets of such Borrower acquired after May 30, 1997 located within the State of Connecticut and required by such Borrower's First Mortgage Indenture to be subjected to the lien thereof, other than properties and assets of the character excluded, excepted or released from the lien thereof.

          (p) With respect to CL&P and WMECO only, such Borrower's First Mortgage Indenture and/or appropriate certificates or financing statements with respect thereto, have been duly recorded or filed for recordation in all places within the States of Connecticut, Massachusetts, New Hampshire and Vermont, in which such recording is required to protect and preserve the lien of such Borrower's First Mortgage Indenture on the properties and assets located in Connecticut, Massachusetts, New Hampshire and Vermont, which are presently subject thereto, and all Connecticut, Massachusetts, New Hampshire and Vermont taxes and fees required to be paid with respect to the execution and recording of such Borrower's First Mortgage Indenture and the issuance of such Borrower's Collateral FMBs have been paid.

                                   ARTICLE VII
                            COVENANTS OF THE BORROWERS

     SECTION 7.01. Affirmative Covenants. On and after the Closing Date, so long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, each Borrower shall, unless the Majority Lenders shall otherwise consent in writing:

          (a) Use of Proceeds. Apply all proceeds of each Advance solely as specified in Section 6.01(n) hereof.

          (b) Payment of Taxes, Etc. Pay and discharge before the same shall become delinquent, and cause each of its Principal Subsidiaries to pay and discharge before the same shall become delinquent, all taxes, assessments and governmental charges, royalties or levies imposed upon it or upon its property except to the extent such Borrower or any of its Principal Subsidiaries is contesting the same in good faith by appropriate proceedings and has set aside adequate reserves in accordance with generally accepted accounting principles for the payment thereof.

          (c) Maintenance of Insurance. Maintain, or cause to be maintained, insurance (including appropriate plans of self-insurance) covering such Borrower, any of its Principal Subsidiaries and their respective properties, in effect at all times in such amounts and covering such risks as may be required by law and in addition as is usually carried by companies engaged in similar businesses and owning similar properties.

          (d) Preservation of Existence, Etc.; Disaggregation. (i) Except as permitted by Section 7.02(b) hereof, preserve and maintain, and cause each of its Principal Subsidiaries to preserve and maintain, its existence, corporate or otherwise, material rights (statutory and otherwise) and franchises except where the failure to maintain and preserve such rights and franchises would not materially adversely affect the financial condition, properties, prospects or operations of such Borrower or any of its Principal Subsidiaries.

          (ii) In furtherance of the foregoing, and notwithstanding Section 7.02(b), each Borrower agrees that it will not, and will not permit its Principal Subsidiaries to (nor shall NU permit HWP to), sell, transfer or otherwise dispose of (by lease or otherwise, and whether in one or a series of related transactions) any portion of its generation, transmission or distribution assets in excess of 10% of the net utility plant assets of such Borrower, Principal Subsidiary or HWP, as the case may be, in each case as determined on a cumulative basis from the date of this Agreement through the Termination Date by reference to such entity's published balance sheets.

          (e) Compliance with Laws, Etc. Comply, and cause each of its Principal Subsidiaries to comply, in all material respects with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, including, without limitation, any such laws, rules, regulations and orders issued by the Securities and Exchange Commission or relating to zoning, environmental protection, use and disposal of Hazardous Substances, land use, construction and building restrictions, ERISA and employee safety and health matters relating to business operations, except to the extent (i) that such Borrower or any of its Principal Subsidiaries is contesting the same in good faith by appropriate proceedings or (ii) that any such non-compliance, and the enforcement or correction thereof, would not materially adversely affect the financial condition, properties, prospects or operations of such Borrower or any of its Principal Subsidiaries.

          (f) Inspection Rights. At any time and from time to time upon reasonable notice, permit the Administrative Agent and its agents and representatives to examine and make copies of and abstracts from the records and books of account of, and the properties of, such Borrower and any of its Principal Subsidiaries and to discuss the affairs, finances and accounts of such Borrower and its Principal Subsidiaries (i) with such Borrower, its Principal Subsidiaries and their respective officers and directors and (ii) with the consent of such Borrower and/or its Principal Subsidiaries, as the case may be (which consent shall not be unreasonably withheld or delayed), with the accountants of such Borrower and its Principal Subsidiaries.

          (g) Keeping of Books. Keep proper records and books of account, in which full and correct entries shall be made of all financial transactions of such Borrower and its Principal Subsidiaries and the assets and business of such Borrower and its Principal Subsidiaries, in accordance with generally accepted accounting practices consistently applied.

          (h) Conduct of Business. Except as permitted by Section 7.02(b) but subject in all respects to Section 7.01(d)(ii), conduct its primary business, and cause each of its Principal Subsidiaries and, in the case of NU, HWP, to conduct its primary business, in substantially the same manner and in substantially the same fields as such business is conducted on the Closing Date.

          (i) Maintenance of Properties, Etc. (i) As to properties of the type described in Section 6.01(j) hereof, maintain, and cause its Principal Subsidiaries to maintain, title of the quality described therein and preserve, maintain, develop, and operate, and cause its Principal Subsidiaries to preserve, maintain, develop and operate, in substantial conformity with all laws, material contractual obligations and prudent practices prevailing in the industry, all of its properties which are used or useful in the conduct of its or its Principal Subsidiaries' respective businesses in good working order and condition, ordinary wear and tear excepted, except (A) as permitted by Section 7.02(b),but subject nevertheless to Section 7.01(d)(ii), (B) as disclosed in the Disclosure Documents or otherwise in writing to the Administrative Agent and the Lenders on or prior to the date hereof, and (C) to the extent such non-conformity would not materially adversely affect the financial condition, properties, prospects or operations of such Borrower or any of its Principal Subsidiaries; provided, however, that such Borrower or any Principal Subsidiary will not be prevented from discontinuing the operation and maintenance of any such properties if such discontinuance is, in the judgment of such Borrower or such Principal Subsidiary, desirable in the operation or maintenance of its business and would not materially adversely affect the financial condition, properties, prospects or operations of such Borrower or such Principal Subsidiary.

          (j) Governmental Approvals. Duly obtain, and cause each of its Principal Subsidiaries to duly obtain, on or prior to such date as the same may become legally required, and thereafter maintain in effect at all times, all Governmental Approvals on its or such Principal Subsidiary's part to be obtained, except in the case of those Governmental Approvals referred to in clause (iii) of the definition of "Governmental Approvals",
     (i) those the absence of which would not materially adversely affect the financial condition, properties, prospects or operations of such Borrower or any Principal Subsidiary and (ii) those which such Borrower is diligently attempting in good faith to obtain, renew or extend, or the requirement for which such Borrower is contesting in good faith by appropriate proceedings or by other appropriate means; provided, however, that the exception afforded by clause (ii), above, shall be available only if and for so long as such attempt or contest, and any delay resulting therefrom, does not have a material adverse effect on the financial condition, properties, prospects or operations of such Borrower or any Principal Subsidiary and does not magnify to any significant degree any such material adverse effect that would reasonably be expected to result from the absence of such Governmental Approval.

          (k) Maintenance of Moody's Rating and S&P Rating. Maintain at all times ratings issued by Moody's and S&P with respect to such Borrower's Reference Securities.

          (l) Further Assurances. Promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or that any Lender through the Administrative Agent may reasonably request in order to fully give effect to the interests and properties purported to be covered by the Loan Documents.

     SECTION 7.02. Negative Covenants. On and after the Closing Date, and so long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, each Borrower shall not, without the written consent of the Majority
Lenders:

          (a) Liens, Etc. (i) In the case of NU, create, incur, assume or suffer to exist, or permit any Subsidiary to create, incur, assume or suffer to exist, any lien, security interest, or other charge or encumbrance (including the lien or retained security title of a conditional vendor) of any kind, or any other type of preferential arrangement the intent or effect of which is to assure a creditor against loss or to prefer one creditor over another creditor (any of the foregoing being referred to herein as a "Lien") upon or with respect to any voting capital stock of any Principal Subsidiary or any of NU's properties or assets whether now owned or hereafter acquired; and

          (ii) in the case of CL&P and WMECO, create incur, assume or suffer to exist any Lien upon or with respect to any voting capital stock of any of their respective Principal Subsidiaries or any of their respective properties or assets whether now owned or hereafter acquired, except:

               (A)  any Liens existing on the Closing Date;

               (B) in the case of CL&P, Liens created by the Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, from CL&P to Bankers Trust Company, as trustee, as previously and hereafter amended and supplemented (the "CL&P Indenture");

               (C) in the case of WMECO, Liens created by the First Mortgage Indenture and Deed of Trust dated as of August 1, 1954, from WMECO to State Street Bank and Trust Company, as successor trustee, as previously and hereafter amended and supplemented (the "WMECO Indenture");

               (D) Liens on such Borrowers' interests in Millstone Unit No. 1 created by (1) the Open-End Mortgage and Trust Agreement dated as of October 1, 1986, as previously and hereafter amended, made by CL&P in favor of State Street Bank and Trust Company, as successor trustee, and (1) the Open-End Mortgage and Trust Agreement dated as of October 1, 1986, as previously and hereafter amended, made by WMECO in favor of State Street Bank and Trust Company, as successor trustee, to the extent of the Debt from time to time secured by such Open-End Mortgages and Trust Agreements;

               (E) "Permitted Liens" or "Permitted Encumbrances" under the CL&P Indenture (in the case of CL&P) or the WMECO Indenture (in the case of WMECO), in each case as such terms are defined on the date hereof, to the extent such Liens do not secure Debt of such Borrower;

               (F) any Lien on assets of any of its Subsidiaries created or assumed to secure Debt owing by any of its Subsidiaries to such Borrower or to any wholly-owned Subsidiary of such Borrower;

               (G) any purchase money Lien or construction mortgage on assets hereafter acquired or constructed by such Borrower or any of its Subsidiaries and any Lien on any assets existing at the time of acquisition thereof by such Borrower or any of its Subsidiaries, or created within 180 days from the date of completion of such acquisition or construction; provided that such Lien shall at all times be confined solely to the assets so acquired or constructed and any additions thereto;


               (H) any existing Liens on assets now owned by such Borrower or any of its Subsidiaries; Liens on assets or stock of any class of, or any partnership or joint venture interest in, any of its Subsidiaries existing at the time it becomes a Subsidiary of such Borrower, and liens existing on assets of a corporation or other going concern when it is merged into or with such Borrower or a Subsidiary of such Borrower, or when substantially all of its assets are acquired by such Borrower or a Subsidiary of such Borrower; provided that such Liens shall at all times be confined solely to such assets, or if such assets constitute a utility system, additions to or substitutions for such assets;

               (I) Liens resulting from legal proceedings being contested in good faith by appropriate legal or administrative proceedings by such Borrower or any of its Subsidiaries, and as to which such Borrower or any of its Subsidiaries, as the case may be, to the extent required by generally accepted accounting principles applied on a consistent basis shall have set aside on its books adequate reserves;

               (J) Liens created in favor of the other contracting party in connection with advance or progress payments;

               (K) any Liens in favor of any state of the United States or any political subdivision of any such state, or any agency of any such state or political subdivisions, or trustee acting on behalf of holders of obligations issued by any of the foregoing or any financial institutions lending to or purchasing obligations of any of the foregoing, which Lien is created or assumed for the purpose of financing all or part of the cost of acquiring or constructing the property subject thereto;

               (L) Liens resulting from conditional sale agreements, capital leases or other title retention agreements including, without limitation, Liens arising under leases of nuclear fuel from the Niantic Bay Fuel Trust;

               (M) with respect to pollution control bond financings, Liens on funds, accounts and other similar intangibles of such Borrower or any of its Subsidiaries created or arising under the relevant indenture, pledges of the related loan agreement with the relevant issuing authority and pledges of such Borrower's interest, if any, in any bonds issued pursuant to such financings to a letter of credit bank or bond issuer or similar credit enhancer;

               (N) Liens granted on accounts receivable and Regulatory Assets in connection with financing transactions, whether denominated as sales or borrowings;

               (O) any other Liens incurred in the ordinary course of business otherwise than to secure Debt; and

               (P) any extension, renewal or replacement of Liens permitted by clauses (A) through (H) and (J) through (N); provided, however, that the principal amount of Debt secured thereby shall not, at the time of such extension, renewal or replacement, exceed the principal amount of Debt so secured and that such extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so extended, renewed or replaced.

          (b)  Mergers, and Sales of Assets, Etc.  (i)  In the case of NU,
     (A) merge with or into or consolidate with or into, any Person or
     (B) purchase or acquire (whether directly or indirectly or in one or a series of transactions, whether related or not) all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any Person if the aggregate purchase price of such acquisitions plus the amount of any liabilities assumed by NU in connection therewith exceeds in the aggregate $50,000,000 from the date hereof through the Termination Date; provided, that the foregoing shall not apply to
     (x) acquisitions or other investments made by or through Charter Oak Energy, Inc. so long as the aggregate amount of all such acquisitions and investments made by or through Charter Oak Energy, Inc., now existing or made after the date hereof, does not exceed $200,000,000 and
     (y) acquisitions made through CL&P and WMECO in accordance with clause (ii) of this Section 7.02(b); and provided, further, that, in each case, before and after giving effect to any such purchase, acquisition or investment not prohibited by this subsection, no Event of Default or Unmatured Default shall have occurred and be continuing.

               (ii) In the case of CL&P and WMECO, (A) merge with or into or consolidate with or into, any Person, or permit any of its Subsidiaries to be a party to, any merger or consolidation, or purchase or otherwise acquire (whether directly or indirectly) all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in, any other Person or
          (B) sell, transfer, convey, lease or otherwise dispose of all or any substantial part of its assets; except for the following, and then only after receipt of all necessary corporate and governmental or regulatory approvals and provided that, before and after giving effect to any such merger, consolidation, purchase, acquisition, sale, transfer, conveyance, lease or other disposition, no Event of Default or Unmatured Default shall have occurred and be continuing:

                    (A) any such merger or consolidation, sale, transfer, conveyance, lease or other disposition of or by any wholly-owned Subsidiary of such Borrower into or to any Borrower and/or any wholly-owned Subsidiary of NU or such Borrower and any such purchase or other acquisition by such Borrower or any wholly-owned Subsidiary of NU or such Borrower of the assets or stock of any wholly-owned Subsidiary of such Borrower;

                    (B) any such merger or consolidation of such Borrower with or into another Borrower and/or a wholly-owned Subsidiary of NU and/or a Regulatory Transaction Entity and/or an entity owning a cogeneration or independent power project, pursuant to "step-in" or similar rights granted pursuant to a pre-existing power purchase contract, if (but only if): (1) the successor or surviving corporation, if not such Borrower, shall have assumed or succeeded to all of the liabilities of such Borrower (including the liabilities of such Borrower under any Loan Document of such Borrower), and (2) the Lenders shall have received the favorable written opinion of counsel to such Borrower, in form and substance satisfactory to the Lenders, to the effect of the foregoing subclause (1); provided, however, in the event of a merger or consolidation with a Regulatory Transaction Entity, if the value of the cash, stock or other consideration for the merger or consolidation plus the amount of any liabilities assumed in connection with such merger or consolidation exceeds $100,000,000, such Borrower shall deliver to the Administrative Agent on behalf of the Lenders 30 days prior to such merger or consolidation, a certificate of a duly authorized officer of such Borrower demonstrating projected compliance with the ratios set forth in Section 7.03(a) and 7.03(b) hereof for and as of each of the three consecutive fiscal quarters immediately succeeding such merger or consolidation and certifying that such projections were prepared in good faith and on reasonable assumptions;

                    (C) any purchase or acquisition of all or substantially all of the assets or stock of any class of, or any partnership or joint venture interest in (and any assumption of the related liabilities) (1) an entity owning a cogeneration or independent power project, pursuant to "step-in" or similar rights granted pursuant to a pre-existing power purchase contract; or (2) a Regulatory Transaction Entity; provided, however, in the event of a purchase or acquisition of a Regulatory Transaction Entity, if the purchase price plus the amount of any liabilities assumed in connection with such purchase or acquisition exceeds in the aggregate $100,000,000, such Borrower shall deliver to the Administrative Agent for the Lenders 30 days prior to such purchase or acquisition, a certificate of a duly authorized officer of such Borrower demonstrating projected compliance with the ratios set forth in Section 7.03(a) and 7.03(b) hereof for and as of each of the three consecutive fiscal quarters immediately succeeding such purchase or acquisition and certifying that such projections were prepared in good faith and on reasonable assumptions;

                    (D) any purchase or acquisition of a joint venture interest in a mutual insurance company providing nuclear liability or nuclear property or replacement power insurance;

                    (E) any sale of accounts receivable on reasonable commercial terms (including a commercially reasonable discount) to obtain funding for CL&P and WMECO, as the case may be; or

                    (F)  any sale of all or part of any Regulatory Asset.

     For purposes of this subsection (b), any one transaction or series of similar or related transactions during any consecutive 12-month period shall be deemed to involve a "substantial part" of such Borrower's assets if, in the aggregate, the book value of such assets equals or exceeds 10% of the total consolidated assets of such Borrower and its Subsidiaries reflected in the consolidated financial statements of such Borrower delivered pursuant to Section 7.04(ii) or 7.04(iii) hereof in respect of the Fiscal Quarter or Fiscal Year ending on or immediately prior to the commencement of such 12-month period.

          (c)  Niantic Bay Fuel Trust.  In the case of CL&P and WMECO:

               (i) voluntarily reduce or terminate or permit to be voluntarily reduced or terminated any of the "Commitments" of the "Banks" under the Niantic Bay Fuel Trust Credit Agreement to an amount less than $150,000,000 at any time; or

               (ii) at any time prior to the Termination Date, prepay or
                    otherwise reduce or permit to be prepaid or otherwise reduced, except by payment at stated maturity:

                    (A) the principal amount of "Advances" outstanding under the Niantic Bay Fuel Trust Credit Agreement except
                         (1) with and to the extent of proceeds of issuances of commercial paper notes or "IT Notes" and (2) as may be required by the terms thereof in connection with any reduction in the amount or value of the nuclear fuel financed thereby; or

                    (B) the principal amount of outstanding "IT Notes" issued by the Niantic Bay Fuel Trust; or

               (iii) except for such amendments or modifications as the Administrative Agent shall have consented to in writing prior to the Closing Date, amend, modify or terminate, or permit to be amended, modified or terminated, the Niantic Bay Fuel Trust Credit Agreement, the Niantic Bay Fuel Lease Agreement or the Niantic Bay Fuel Trust in any manner that would directly or indirectly reduce the availability of funds under the Niantic Bay Fuel Trust Credit Agreement or the Niantic Bay Fuel Lease Agreement.


          (d) NU Debt. With respect to NU only, create, incur or suffer to exist any Debt, other than (i) Debt arising under the Loan Documents and the Surviving Credit Facilities, (ii) Debt existing on the Closing Date as described on Schedule III, which Debt shall not be renewed, extended or replaced except for guarantees of surety bonds with respect to workman's compensation claims and performance bonds in an aggregate amount not to exceed $10,000,000 at any time outstanding and (iii) other Debt not to exceed $100,000,000 at any one time outstanding.

          (e) Dividend Restrictions. In the case of CL&P and WMECO, enter into, and in the case of any Borrower, permit any Principal Subsidiary to enter into, any agreement, contract, indenture or similar obligation, or issue (in the case of CL&P and WMECO), or permit (in the case of any Borrower) any Principal Subsidiary to issue, any security (all of the foregoing being referred to as "Financing Agreements"), that is not in effect on the Closing Date and disclosed to the Administrative Agent in the Information Memorandum or otherwise in writing prior to the Closing Date, or amend or modify (in the case of CL&P and WMECO), or permit (in the case of each Borrower) any Principal Subsidiary to amend or modify, any existing Financing Agreement, if the effect of such Financing Agreement (or amendment or modification thereof) is to impose any additional restriction not in effect on the Closing Date and disclosed to the Administrative Agent in writing prior to the Closing Date on the ability of CL&P, WMECO or such Principal Subsidiary to pay dividends to NU.

          (f) Surviving Credit Facilities. (i) Voluntarily reduce or terminate the "Commitment" of the "Bank" under any Surviving Credit Facility (other than by scheduled termination in accordance with the terms thereof), or
     (ii) amend or modify or agree to amend or modify such Surviving Credit Facility in any manner that would reduce or otherwise impose additional restrictions on the availability of funds thereunder or amend or add or otherwise impose additional conditions on such Borrower if such conditions are likely to have the effect of making it more difficult for such Borrower to satisfy the conditions to borrowing under such Surviving Credit Facility.

          (g) Compliance with ERISA. (i) Terminate, or permit any ERISA Affiliate to terminate, any ERISA Plan so as to result in any liability of such Borrower or any Principal Subsidiary to the PBGC in an amount greater than $1,000,000, or (ii) permit to exist any occurrence of any Reportable Event (as defined in Title IV of ERISA) which, alone or together with any other Reportable Event with respect to the same or another ERISA Plan, has a reasonable possibility of resulting in liability of such Borrower or any Subsidiary to the PBGC in an aggregate amount exceeding $1,000,000, or any other event or condition, which presents a material risk of such a termination by the PBGC of any ERISA Plan or has a reasonable possibility of resulting in a liability of such Borrower or any Subsidiary to the PBGC in an aggregate amount exceeding $1,000,000.

          (h) Accounting Changes. Make, or permit any of its Principal Subsidiaries to make, any change in their respective accounting policies or reporting practices except as required or permitted by the Securities and Exchange Commission, the Financial Accounting Standards Board or any other generally recognized accounting authority.

          (i) Transactions with Affiliates. Not engage, or permit any of its Principal Subsidiaries to engage, in any transaction with any Affiliate except (i) in accordance with the Public Utility Holding Company Act of 1935, to the extent applicable thereto or (ii) otherwise, on terms no less favorable to such Borrower or such Principal Subsidiary than if the transaction had been negotiated in good faith on an arms-length basis with a non-Affiliate and on commercially reasonable terms or pursuant to a binding agreement in effect on the Closing Date.

     SECTION 7.03. Financial Covenants. On and after the Closing Date, so long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, each Borrower (or, in the case of clause (c) below only, NU) shall, unless the Majority Lenders shall otherwise consent in writing:

          (a) Common Equity Ratio. Maintain at all times a ratio of Common Equity to Total Capitalization of not less than the amount set forth below for such Borrower for each corresponding period set forth below:


                                                               Borrower
          Period                         NU                         CL&P                      WMECO
                                    (Consolidated)
1/1/97 through 12/31/97                 0.31:1.00                      0.31:1.00                0.31:1.00
1/1/98 and thereafter                   0.32:1.00                      0.32:1.00                0.32:1.00

               (a) Interest Coverage Ratio. Maintain a ratio of Consolidated Operating Income to Consolidated Interest Expense of not less than the amount set forth below for such Borrower as of the end of each Fiscal Quarter in each corresponding period set forth below.

                                                                        Borrower
                 Period                        NU                           CL&P                      WMECO
                                           (Consolidated)
10/1/97 through 12/31/97                     ---                         1.25:1.00                  1.25:1.00
1/1/98 through 6/30/98                    1.75:1.00                      1.50:1.00                  1.50:1.00
7/1/98 through 9/30/98                    2.00:1.00                      2.00:1.00                  2.00:1.00
10/1/98 and thereafter                    2.50:1.00                      2.50:1.00                  2.50:100

          (c) Dividend Paying Availability. Cause the Operating Companies to maintain, as of the end of each Fiscal Quarter, Aggregate Dividend Paying Availability equal to at least the aggregate principal amount of Advances outstanding to NU plus the aggregate principal amount of "advances" outstanding to NU under the Surviving Credit Facilities at the end of such Fiscal Quarter.

     SECTION 7.04. Reporting Obligations. So long as any Note shall remain unpaid or any Lender shall have any Commitment hereunder, each Borrower shall, unless the Majority Lenders shall otherwise consent in writing, furnish or cause to be furnished to the Administrative Agent in sufficient copies for each Lender, the following:

          (i) as soon as possible and in any event within ten days after the occurrence of each Event of Default or Unmatured Default with respect to such Borrower continuing on the date of such statement, a statement of the Chief Financial Officer, Treasurer or Assistant Treasurer of such Borrower setting forth details of such Event of Default or Unmatured Default and the action which such Borrower proposes to take with respect thereto;

          (ii) (A) as soon as available and in any event within fifty (50) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of such Borrower:

                (1) a copy of such Borrower's Quarterly Report on Form 10-Q submitted to the Securities and Exchange Commission with respect to such quarter, or, if such Borrower ceases to be required to submit such report, a consolidated balance sheet of such Borrower as of the end of such Fiscal Quarter and consolidated statements of income and retained earnings and of cash flows of such Borrower for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the Chief Financial Officer, Treasurer, Assistant Treasurer or Comptroller of such Borrower as having been prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Sections 6.01(f), and

               (2) with respect to NU, an unconsolidated balance sheet of NU as of the end of such Fiscal Quarter and unconsolidated statements of income and retained earnings and of cash flows of NU for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, all in reasonable detail and accompanied by a certificate of a duly authorized officer of NU stating that such financial statements were prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of financial statements referred to in Section 6.01(f) and
          (g) hereof; and

          (B) concurrently therewith, a certificate of the Chief Financial Officer, Treasurer, Assistant Treasurer or Comptroller of such Borrower:

               (1) stating that no Event of Default or Unmatured Default with respect to such Borrower has occurred and is continuing or, if an Event of Default or Unmatured Default with respect to such Borrower has occurred and is continuing, describing the nature thereof and the action which such Borrower proposes to take with respect thereto, and

               (2) demonstrating such Borrower's compliance with Sections 7.03(a) and 7.03(b) hereof, and with respect to NU only demonstrating compliance with Section 7.02(d) hereof and 7.03(c) hereof, for and as of the end of such Fiscal Quarter, in each case such demonstrations to be satisfactory (in form) to the Administrative Agent and to set forth in reasonable detail the computations used in determining such compliance;

          (iii)     (A)   as soon as available and in any event within 105 days
     after the end of each Fiscal Year of such Borrower:

               (1) a copy of such Borrower's report on Form 10-K submitted to the Securities and Exchange Commission with respect to such Fiscal Year, or, if such Borrower ceases to be required to submit such report, a copy of the annual audit report for such year for such Borrower including therein a consolidated balance sheet of such Borrower as of the end of such Fiscal Year and consolidated statements of income and retained earnings and of cash flows of such Borrower for such Fiscal Year, all in reasonable detail and certified by a nationally-recognized independent public accountant, and

               (2) in the case of NU, as soon as available and in any event within 135 days after the end of each Fiscal Year of NU, a copy of NU's Form U5S submitted to the Securities and Exchange Commission (or any successor form and in any event containing unconsolidated financial statements comparable to those referred to in
          Section 6.01(g) hereof) with respect to such year, accompanied by a certificate of a duly authorized officer of NU stating that such financial statements were prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of financial statements referred to in Section 6.01(f) and
          (g) hereof; and

          (B) concurrently with the delivery of the financial statements described in the foregoing clause (A)(1), a certificate of the Chief Financial Officer, Treasurer, Assistant Treasurer or Comptroller of such
     Borrower:

               (1) to the effect that such financial statements were prepared in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Sections 6.01(f), and

               (2) stating that no Event of Default or Unmatured Default with respect to such Borrower has occurred and is continuing, or if an Event of Default or Unmatured Default with respect to such Borrower has occurred and is continuing, describing the nature thereof and the action which such Borrower proposes to take with respect thereto, and

               (3) demonstrating such Borrower's compliance with Sections 7.03(a) and 7.03(b) hereof, and with respect to NU only demonstrating compliance with Section 7.02(d) hereof and Section 7.03(c) hereof, for and as of the end of such Fiscal Year, in each case such demonstrations to be satisfactory (in form) to the Administrative Agent and to set forth in reasonable detail the computations used in determining such compliance;

          (iv) as soon as possible and in any event (A) within 30 days after the Chief Financial Officer, Treasurer or any Assistant Treasurer of such Borrower knows or has reason to know that any ERISA Plan Termination Event described in clause (i) of the definition of ERISA Plan Termination Event with respect to any ERISA Plan or ERISA Multiemployer Plan has occurred and
     (B) within 10 days after such Borrower knows or has reason to know that any other ERISA Plan Termination Event with respect to any ERISA Plan or ERISA Multiemployer Plan has occurred, a statement of the Chief Financial Officer, Treasurer or Assistant Treasurer of such Borrower describing such ERISA Plan Termination Event and the action, if any, which such Borrower proposes to take with respect thereto;

          (v) promptly after receipt thereof by such Borrower or any of its ERISA Affiliates from the PBGC, copies of each notice received by such Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any ERISA Plan or ERISA Multiemployer Plan or to have a trustee appointed to administer any ERISA Plan or ERISA Multiemployer Plan;

          (vi) promptly after receipt thereof by such Borrower or any of its ERISA Affiliates from an ERISA Multiemployer Plan sponsor, a copy of each notice received by such Borrower or any of its ERISA Affiliates concerning the imposition or amount of withdrawal liability in an aggregate principal amount of at least $10,000,000 pursuant to Section 4202 of ERISA in respect of which such Borrower may be liable;

          (vii) promptly after such Borrower or any Subsidiary becomes aware of the commencement thereof, notice of all actions, suits, proceedings or other events of the type described in Section 6.01(h) hereof (including, without limitation, any action or proceeding relating to any environmental protection laws or regulations);

          (viii) promptly after the filing thereof, copies of each prospectus (excluding any prospectus contained in any Form S-8) and Current Report on Form 8-K, if any, which such Borrower or any Principal Subsidiary files with, the Securities and Exchange Commission or any governmental authority which may be substituted therefor;

          (ix) promptly after any change in the SEC Borrowing Limit of such Borrower, notice of the new SEC Borrowing Limit applicable to such Borrower; and

          (x) promptly after requested, such other information respecting the financial condition, operations, properties, prospects or otherwise, of such Borrower or its Subsidiaries as the Administrative Agent or the Majority Lenders through the Administrative Agent may from time to time reasonably request in writing.

                                   ARTICLE VIII
                                     DEFAULTS

     SECTION 8.01. Events of Default. The following events shall each constitute an "Event of Default" with respect to a Borrower, if the same shall occur and be continuing after the grace period and notice requirement (if any) applicable thereto:

          (a) Such Borrower shall fail to pay any principal of any Note when due or shall fail to pay any interest thereon or fees within two days after the same becomes due; or

          (b) Any representation or warranty made by such Borrower (or any of its officers or agents) in this Agreement, any certificate or other writing delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made; or


          (c) Such Borrower shall fail to perform or observe any term or covenant on its part to be performed or observed contained in Sections 7.01(d), Section 7.02 (b), (c), (d), (e) or (f), Section 7.03(a) or (b) or Section 7.04(i) hereof; or

          (d) Such Borrower shall fail to perform or observe any other term or covenant on its part to be performed or observed contained in this Agreement and any such failure shall remain unremedied for a period of 30 days after the earlier of (i) written notice of such failure having been given to such Borrower by the Administrative Agent or (ii) such Borrower having obtained actual knowledge of such failure; or

          (e) Such Borrower or any Principal Subsidiary of such Borrower shall fail to pay any of its Debt when due (including any interest or premium thereon but excluding Debt evidenced by its respective Notes and excluding other Debt aggregating in no event more than $10,000,000 in principal amount at any one time) whether by scheduled maturity, required prepayment, acceleration, demand or otherwise, and such failure shall continue after the applicable grace period, if any, specified in any agreement or instrument relating to such Debt; or any other default under any agreement or instrument relating to any such Debt, or any other event, shall occur and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such default or event is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment or as a result of such Borrower's or such Principal Subsidiary's exercise of a prepayment option) prior to the stated maturity thereof; or

          (f) Such Borrower or any Principal Subsidiary of such Borrower shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make an assignment for the benefit of creditors; or any proceeding shall be instituted by or against such Borrower or such Principal Subsidiary seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of its debts under any law relating to bankruptcy, insolvency, or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of a proceeding instituted against such Borrower or such Principal Subsidiary either such Borrower or such Principal Subsidiary shall consent thereto or such proceeding shall remain undismissed or unstayed for a period of 90 days or any of the actions sought in such proceeding (including without limitation the entry of an order for relief against such Borrower or such Principal Subsidiary or the appointment of a receiver, trustee, custodian or other similar official for such Borrower or such Principal Subsidiary or any of its property) shall occur; or such Borrower or such Principal Subsidiary shall take any corporate or other action to authorize any of the actions set forth above in this subsection (f); or

          (g) Any judgments or orders for the payment of money in excess of $10,000,000 (or aggregating more than $10,000,000 at any one time) shall be rendered against such Borrower or its properties, or any Principal Subsidiary of such Borrower or its properties, and either (A) enforcement proceedings shall have been commenced by any creditor upon such judgment or order and shall not have been stayed or (B) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) NU shall cease to beneficially own free and clear of any Liens 100% of all outstanding shares of capital stock having ordinary voting power for the election of directors of any of its Principal Subsidiaries; or

          (i) Any material provision of any Loan Document of such Borrower shall at any time for any reason cease to be valid and binding on such Borrower, or shall be determined to be invalid or unenforceable by any court, governmental agency or authority having jurisdiction over such Borrower, or such Borrower shall deny that it has any further liability or obligation under any Loan Document; or

          (j) (A) Any Person or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended) shall either
     (1) acquire beneficial ownership of more than 50% of any outstanding class of common stock of NU having ordinary voting power in the election of directors of NU or (1) obtain the power (whether or not exercised) to elect a majority of NU's directors or (B) the board of directors of NU shall not consist of a majority of Continuing Directors; or

          (k) With respect to NU only, the Operating Companies (in any combination) shall not have had, as of the end of any Fiscal Quarter, Aggregate Dividend Paying Availability at least equal to the aggregate principal amount of Advances outstanding to NU plus the aggregate principal amount of "advances" outstanding to NU under the Surviving Credit Facilities as of the end of such Fiscal Quarter, and such deficiency shall not have been remedied within 75 days following the end of such Fiscal Quarter (if such Fiscal Quarter is one of the first three Fiscal Quarters of the Fiscal Year), or within 90 days following the end of such Fiscal Quarter (if such Fiscal Quarter is the last Fiscal Quarter of the Fiscal
     Year) whether by prepayment of Advances under this Agreement or "advances" under the Surviving Credit Facilities by NU or by an increase in Aggregate Dividend Paying Availability (as evidenced by such certificates and interim balance sheets as the Administrative Agent may reasonably require); or

          (l) With respect to NU only, any Event of Default shall have occurred and be continuing with respect to any other Borrower; or

          (m) With respect to CL&P and WMECO only, any Collateral FMB of such Borrower shall for any reason (i) cease to be entitled to the benefits and security of the First Mortgage Indenture of such Borrower equally and ratably with all other First Mortgage Bonds outstanding under such First Mortgage Indenture, or (ii) cease to be a legal, valid and binding obligation of such Borrower; or

          (n) With respect to CL&P and WMECO only, such Borrower's First Mortgage Indenture shall for any reason fail to constitute a direct and valid first mortgage lien, subject only to liens permitted by such Borrower's First Mortgage Indenture, including liens and encumbrances existing at the time of acquisition by such Borrower, upon the interests of such Borrower in the electric properties and franchises now owned by such Borrower and located in Connecticut, Massachusetts, New Hampshire and Vermont, and fail to constitute a similar lien, subject only to such permitted liens and subject to the Bankruptcy Laws, at the time of acquisition on all properties and assets of such Borrower acquired after May 30, 1997 located within the State of Connecticut and required by such Borrower's First Mortgage Indenture to be subjected to the lien thereof, other than properties and assets of the character excluded, excepted or released from the lien thereof.

     SECTION 8.02. Remedies Upon Events of Default. Upon the occurrence and during the continuance of any Event of Default with respect to a Borrower (or, with respect to any Borrower, an Event of Default under subsection (h) or (j) of
Section 8.01), then, and in any such event, the Administrative Agent shall at the request, or may with the consent, of the Lenders entitled to make such request, upon notice to such Borrower (i) declare the obligation of each Lender to make Advances to such Borrower to be terminated, whereupon such obligation of each Lender shall forthwith terminate, provided, that any such request or consent pursuant to this clause (i) shall be made solely by Lenders having Percentages in the aggregate of not less 66-2/3%; (ii) declare the Notes of such Borrower, all interest thereon and all other amounts payable by such Borrower under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon such Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by each Borrower and; (iii) subject to the limitations set forth in Section 3.01(e) of the Collateral Agency Agreement, exercise in respect of any and all Collateral, in addition to the other rights and remedies provided for herein and in the other Loan Documents or otherwise available to the Administrative Agent, the Collateral Agent or the Lenders, all the rights and remedies of a secured party on default under the Uniform Commercial Code in effect in the State of New York and in effect in any other jurisdiction in which Collateral is located at that time, provided, that any such request or consent pursuant to this clause (ii) shall be made solely by the Lenders holding at least 66-2/3% of the then aggregate unpaid principal amount of the Advances owing to such Borrower; and provided further, however, that in the event of an actual or deemed entry of an order for relief with respect to a Borrower under the Federal Bankruptcy Code,
(A) the obligation of each Lender to make Advances to such Borrower shall automatically be terminated and (B) the Notes of such Borrower, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by each Borrower.


                                    ARTICLE IX
                                    THE AGENTS

     SECTION 9.01. Authorization and Action. (a) Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection thereof), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Lenders, and such instructions shall be binding upon all Lenders; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement or applicable law.
The Administrative Agent agrees to deliver promptly to each Lender notice of each notice given to it by a Borrower pursuant to the terms of this Agreement.

     (b) Each Lender and the Borrowers hereby agree that the Co-Agents in their respective capacities as such shall have no duties or obligations under the Loan Documents.

     SECTION 9.02. Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with any Loan Document, except for its or their own gross negligence or wilful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (i) may treat the payee of any Note as the holder thereof until the Administrative Agent receives and accepts a Lender Assignment entered into by the Lender which is the payee of such Note, as assignor, and an assignee, as provided in Section 10.07; (ii) may consult with legal counsel (including counsel for the Borrower(s)), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for the Information Memorandum or any other statements, warranties or representations made in or in connection with any Loan Document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Borrower to be performed or observed, or to inspect any property (including the books and records) of any Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Loan Document or any other instrument or document furnished pursuant hereto; and (vi) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     SECTION 9.03. Citibank and Affiliates. With respect to its Commitment and the Note issued to it, Citibank shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Administrative Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower, any of their respective subsidiaries and any Person who may do business with or own securities of any Borrower or any such subsidiary, all as if Citibank were not the Administrative Agent and without any duty to account therefor to the Lenders.

     SECTION 9.04. Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on the Information Memorandum and other financial information referred to in Sections 6.01(f) and (g) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     SECTION 9.05. Indemnification. The Lenders agree to indemnify each of the Agents (to the extent not reimbursed by the Borrowers), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding, ratably according to the respective Commitments of the Lenders; if any Notes or Commitments are held by any Borrower or Affiliates thereof, any ratable apportionment hereunder shall exclude the principal amount of the Notes held by such Borrower(s) or Affiliates or their respective Commitments (if any) hereunder), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against any of the Agents in their capacities as such in any way relating to or arising out of any Loan Document or any action taken or omitted by the Agents in their capacities as such under any Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from any Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for such Lender's ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents to the extent that the Administrative Agent is entitled to reimbursement for such expenses pursuant to Section 10.04 but is not reimbursed for such expenses by the Borrowers.

     SECTION 9.06. Successor Administrative Agent. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers, with any such resignation to become effective only upon the appointment of a successor Administrative Agent pursuant to this Section 9.06. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Administrative Agent, which shall be a Lender or another commercial bank or trust company reasonably acceptable to the Borrowers organized or licensed under the laws of the United States, or of any State thereof. If no successor Administrative Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be Lender or shall be another commercial bank or trust company organized or licensed under the laws of the United States or of any State thereof reasonably acceptable to the Borrowers. In addition to the foregoing right of the Administrative Agent to resign, the Majority Lenders may remove the Administrative Agent at any time, with or without cause, concurrently with the appointment by the Majority Lenders of a successor Administrative Agent. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent and the execution and delivery by the Borrowers and the successor Administrative Agent of an agreement relating to the fees to be paid to the successor Administrative Agent under Section 2.02(c) hereof in connection with its acting as Administrative Agent hereunder, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation or removal hereunder as Administrative Agent, the provisions of this
Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents. It is understood that in the event the Administrative Agent shall resign, or be removed by the Majority Lenders, as provided in this paragraph, the Administrative Agent shall resign, or be removed, as the case may be, in its capacity as both administrative agent and collateral agent under the Loan Documents and the successor Administrative Agent shall be the successor Administrative Agent and the successor Collateral Agent under the Loan Documents.

                                    ARTICLE X
                                  MISCELLANEOUS

     SECTION 10.01. Amendments, Etc. No amendment or waiver of any provision of any Loan Document, nor consent to any departure by any Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Majority Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive, modify or eliminate any of the conditions specified in Article V, (b) increase the Commitment of any Lender hereunder or increase the Commitments of the Lenders that may be maintained hereunder or increase any Borrower Sublimit or subject the Lenders to any additional obligations, (c) reduce the principal of, or interest on, the Notes, any Applicable Margin or any fees or other amounts payable hereunder (other than fees payable to the Agents pursuant to Section 2.02(c) hereof), (d) postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable under the Loan Documents (other than fees payable to the Agents pursuant to Section 2.02(c) hereof), (e) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Lenders which shall be required for the Lenders or any of them to take any action under the Loan Documents, (f) amend any Loan Document in a manner intended to prefer one or more Lenders over any other Lenders, or (g) amend this Section 10.01, or (h) release all or a material portion of the Collateral other than in accordance with the terms of the Loan Documents or the First Mortgage Indentures; and provided, further, that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under any Loan Document. Notwithstanding anything to the contrary contained in the immediately preceding sentence, the effectiveness of any such amendment, waiver or consent which would result in any increase in any Commitment or Borrower Sublimit or any extension of any Commitment shall be subject to the delivery by the Borrowers of evidence satisfactory to the Lenders that any Governmental Approvals referred to in clause (i) of the definition of "Governmental Approvals" required in connection with such increase have been obtained or made prior to the effectiveness of such amendment, waiver or consent.

     SECTION 10.02. Notices, Etc. Except as otherwise expressly provided herein, all notices and other communications provided for under the Loan Documents shall be in writing (including telecopy or telex communication) and mailed, telecopied or hand delivered:

     (i) if to any Borrower, to it in care of NUSCO at 107 Selden Street, Berlin, Connecticut 06037, Attention: Assistant Treasurer, telecopier number: (860) 665-5457, confirm number: (860) 665-5601;

    (ii) if to any Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto;

   (iii) if to any Lender other than a Bank, at its Domestic Lending Office specified in the Lender Assignment pursuant to which it became a Lender; and

    (iv) if to the Administrative Agent, at its address at 1 Court Square, 7th Floor/Zone 1, Long Island City, New York, NY 11120, Attention: Bank Loan Services, telecopier number: (718) 248-4483, fax number: (718) 248-4844, with a copy to Citibank, N.A., Global Power Group, 399 Park Avenue, 4th Floor, New York, New York 10043, Attention Paul T. Addison, Managing Director, telecopier number: (212) 793-6130, confirm number: (212) 559-1509.

or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telecopied, telexed or hand delivered, be effective five days after when deposited in the mails, or when telecopied, or when confirmed by telex answerback, or when delivered, respectively, except that notices and communications to the Administrative Agent pursuant to Article II, III, IV or IX shall not be effective until received by the Administrative Agent. With respect to any telephone notice given or received by the Administrative Agent pursuant to Section 3.03 hereof, the records of the Administrative Agent shall be conclusive for all purposes.

     SECTION 10.03. No Waiver of Remedies. No failure on the part of any Lender to exercise, and no delay in exercising, any right under any Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     SECTION 10.04. Costs, Expenses and Indemnification. (a) The Borrowers agree to pay when due, in accordance with the terms hereof: (i) all costs and expenses of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of the Loan Documents, the administration of the Loan Documents, and any proposed modification, amendment, or consent relating thereto (including, in each case, the reasonable fees and expenses of counsel to the Administrative Agent) and the care and custody of, or the sale of, collection from, or other realization upon, any and all Collateral; and
(ii) all costs and expenses of the Administrative Agent and each Lender (including all fees and expenses of counsel) in connection with the enforcement, whether through negotiations, legal proceedings or otherwise, of the Loan Documents.

     (b) The Borrowers hereby agree to indemnify and hold the Agents and each Lender and its officers, directors, employees, professional advisors and affiliates (each, an "Indemnified Person") harmless from and against any and all claims, damages, losses, liabilities, costs or expenses (including reasonable attorney's fees and expenses, whether or not such Indemnified Person is named as a party to any proceeding or investigation or is otherwise subjected to judicial or legal process arising from any such proceeding or investigation) which any of them may incur or which may be claimed against any of them by any person or entity (except to the extent such claims, damages, losses, liabilities, costs or expenses arise from the gross negligence or willful misconduct of the Indemnified Person):

          (i) by reason of or in connection with the execution, delivery or performance of the Loan Documents or any transaction contemplated thereby, or the use by any Borrower of the proceeds of any Advance;

          (ii) in connection with or resulting from the utilization, storage, disposal, treatment, generation, transportation, release or ownership of any Hazardous Substance (1) at, upon or under any property of the Borrowers or any of their respective Affiliates or (2) by or on behalf of the Borrowers or any of their respective Affiliates at any time and in any place; or

          (iii) in connection with any documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of the Loan Documents.

     (c) The Borrowers' obligations under this Section 10.04 shall survive the assignment by any Lender pursuant to Section 10.07 hereof and shall survive as well the repayment of all amounts owing to the Lenders under the Loan Documents and the termination of the Commitments. If and to the extent that the obligations of the Borrowers under this Section 10.04 are unenforceable for any reason, the Borrowers agree to make the maximum contribution to the payment and satisfaction thereof which is permissible under applicable law.

     (d) The Borrowers' obligations under this Section 10.04 are in addition to and shall not be deemed to supersede their indemnification and similar obligations set forth in that certain Commitment Letter dated as of September 16, 1996 among the Borrowers, Citibank, Citicorp Securities, Inc., Toronto Dominion Securities (USA) Inc., The Toronto-Dominion Bank and Fleet National Bank.

     SECTION 10.05. Right of Set-off. (a) Upon (i) the occurrence and during the continuance of any Event of Default with respect to any Borrower, and
(ii) the making of the request or the granting of the consent specified by
Section 8.02 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 8.02, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of such Borrower against any and all of the obligations of such Borrower now or hereafter existing under the Loan Documents held by such Lender, irrespective of whether or not such Lender shall have made any demand under the Loan Documents or such Notes and although such obligations may be unmatured. Each Lender agrees promptly to notify such Borrower after any such set-off and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which such Lender may have.

     (b) Each Borrower agrees that it shall have no right of off-set, deduction or counterclaim in respect of its obligations under the Loan Documents, and that the obligations of the Lenders hereunder are several and not joint. Nothing contained herein shall constitute a relinquishment or waiver of such Borrower's rights to any independent claim that such Borrower may have against the Administrative Agent or any Lender, but no Lender shall be liable for the conduct of the Administrative Agent or any other Lender, and the Administrative Agent shall not be liable for the conduct of any Lender.

     SECTION 10.06. Binding Effect. This Agreement shall become effective when it shall have been executed by each Borrower, the Administrative Agent and when the Administrative Agent shall have been notified by each Bank that such Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each Lender and their respective successors and assigns, except that the Borrowers shall not have the right to assign its rights under the Loan Documents or any interest herein without the prior written consent of the Lenders.

     SECTION 10.07. Assignments and Participation. (a) Each Lender may assign to one or more banks or other entities all or a portion of its rights and obligations under the Loan Documents, including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it (with the prior written consent of the Borrowers if the assignee thereunder is not then a Lender or an Affiliate of a Lender, which consent shall not be unreasonably withheld); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of all of the assigning Lender's rights and obligations under the Loan Documents, (ii) if the assignee thereunder is not then a Lender or an Affiliate of a Lender, the amount of the Commitment, Advance or Note being assigned pursuant to each such assignment shall in no event be less than the lesser of the amount of the assigning Lender's Commitment and $10,000,000, and (iii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an assignment and acceptance in substantially the form of Exhibit 10.07 hereto (the "Lender Assignment"), together with any Note or Notes subject to such assignment and a processing and recordation fee of $3,000. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Lender Assignment, which effective date shall be at least five Business Days after the execution thereof, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to it pursuant to such Lender Assignment, have the rights and obligations of a Lender under the Loan Documents and (y) the Lender assignor thereunder shall, to the extent that rights and obligations under the Loan Documents have been assigned by it to an assignee pursuant to such Lender Assignment, relinquish its rights and be released from its obligations under this Agreement (and, in the case of a Lender Assignment covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto); provided, however, if an Event of Default shall have occurred and be continuing a Lender may assign all or a portion of its rights and obligations without the prior written consent of the Borrowers but otherwise in accordance with this Section.

     (b) By executing and delivering a Lender Assignment, the Lender assignor thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Lender Assignment, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto; (ii) such assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of the Loan Documents, together with copies of the financial statements referred to in Section 6.01(f) and (g) and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Lender Assignment; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

     (c)  The Administrative Agent shall maintain at its address referred to in
Section 10.02 a copy of each Lender Assignment delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

     (d) Upon its receipt of a Lender Assignment executed by an assigning Lender and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Lender Assignment has been completed and is in substantially the form of Exhibit 10.07 hereto, (i) accept such Lender Assignment, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrowers. Within five Business Days after its receipt of such notice, each Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note or Notes to the order of such assignee in an amount equal to the Commitment assumed by it pursuant to such Lender Assignment and, if the assigning Lender has retained a Commitment hereunder, a new Note or Notes to the order of the assigning Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes applicable to such Borrower, shall be dated the effective date of such Lender Assignment and shall otherwise be in substantially the form of Exhibit 1.01A or Exhibit 1.01B hereto, as the case may be.

     (e) Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Commitment, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitment hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under the Loan Documents, and (v) the holder of any such participation, other than an Affiliate of such Lender, shall not be entitled to require such Lender to take or omit to take any action under the Loan Documents, except action (A) reducing the principal of, or interest on, the Notes, any Applicable Margin or any fees or other amounts payable under the Loan Documents (other than fees payable pursuant to Section 2.02(c) hereof), (B) postponing any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable under the Loan Documents (other than fees payable pursuant to Section 2.02(c) hereof) or (C) causing or permitting the termination of any Collateral FMB or releasing any Collateral other than in accordance with the terms of the Loan Documents.

     (f) Any Lender may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 10.07, disclose to the assignee or participant or proposed assignee or participant, any information relating to the Borrowers furnished to such Lender by or on behalf of the Borrowers; provided that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree, in accordance with the terms of Section 10.08, to preserve the confidentiality of any Confidential Information received by it from such Lender.

     (g) If any Lender shall have delivered a notice to the Administrative Agent described in Section 4.03(a), (b), (c) or (f) hereof, or shall become a non-performing Lender under Section 3.04(b) hereof, and if and so long as such Lender shall not have withdrawn such notice or corrected such non-performance in accordance with Section 3.04(b), the Borrowers or the Administrative Agent may demand that such Lender assign in accordance with Section 10.07 hereof, to one or more assignees designated by either the Borrowers or the Administrative Agent (and reasonably acceptable to the other), all (but not less than all) of such Lender's Commitment, Advances, participation and other rights and obligations under the Loan Documents; provided that any such demand by the Borrowers during the continuance of an Event of Default or an Unmatured Default shall be ineffective without the consent of the Majority Lenders. If, within 30 days following any such demand by the Administrative Agent or the Borrowers, any such assignee so designated shall fail to tender such assignment on terms reasonably satisfactory to the Lender, or the Borrowers and the Administrative Agent shall have failed to designate any such assignee, then such demand by the Borrowers or the Administrative Agent shall become ineffective, it being understood for purposes of this provision that such assignment shall be conclusively deemed to be on terms reasonably satisfactory to such Lender, and such Lender shall be compelled to tender such assignment forthwith, if (i) such assignee (A) shall agree to such assignment in substantially the form of the Lender Assignment and
(B) shall tender payment to such Lender in an amount equal to the full outstanding dollar amount accrued in favor of such Lender hereunder (as computed in accordance with the records of the Administrative Agent) and (ii) in the event the Borrowers demanded such assignment, the Borrowers shall tender payment to the Administrative Agent of the processing and recording fee specified in
Section 10.07(a) for such assignment.

     (h) Anything in this Section 10.07 to the contrary notwithstanding, any Lender may assign and pledge all or any portion of its Commitment and the Advances owing to it to any Federal Reserve Bank (and its transferees) as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank. No such assignment shall release the assigning Lender from its obligations hereunder.

     SECTION 10.08. Confidentiality. In connection with the negotiation and administration of the Loan Documents, the Borrowers have furnished or caused to have furnished and will from time to time furnish or cause to be furnished to the Administrative Agent and the Lenders (each, a "Recipient") written information which when delivered to the Recipient will be deemed to be confidential (such information, other than any such information which (i) was publicly available, or otherwise known to the Recipient, at the time of disclosure, (ii) subsequently becomes publicly available other than through any act or omission by the Recipient or (iii) otherwise subsequently becomes known to the Recipient other than through a Person whom the Recipient knows to be acting in violation of his or its obligations to the Borrowers, being hereinafter referred to as "Confidential Information"). The Recipient will not knowingly disclose any such Confidential Information to any third party (other than to those persons who have a confidential relationship with the Recipient), and will take all reasonable steps to restrict access to such information in a manner designed to maintain the confidential nature of such information, in each case until such time as the same ceases to be Confidential Information or as the Borrowers may otherwise instruct. It is understood, however, that the foregoing will not restrict the Recipient's ability to freely exchange such Confidential Information with prospective participants in or assignees of the Recipient's position herein, but the Recipient's ability to so exchange Confidential Information shall be conditioned upon any such prospective participant's entering into an understanding as to confidentiality similar to
this provision.   It is further understood that the foregoing will not prohibit the disclosure of any or all Confidential Information if and to the extent that such disclosure may be required (i) by a regulatory agency or otherwise in connection with an examination of the Recipient's records by appropriate authorities, (ii) pursuant to court order, subpoena or other legal process or
(iii) otherwise, as required by law; in the event of any required disclosure under clause (ii) or (iii), above, the Recipient agrees to use reasonable efforts to inform the Borrowers as promptly as practicable unless the Lender is prohibited from doing so by court order, subpoena or other legal process.

     SECTION 10.09. Waiver of Jury Trial. Each of the Borrowers, the Agents, and the Lenders hereby irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to the Loan Documents, or any other instrument or document delivered hereunder or thereunder.

     SECTION 10.10. Governing Law. The Loan Documents shall be governed by, and construed in accordance with, the laws of the State of New York. Each of the Borrowers, the Lenders and the Agents: (i) irrevocably submits to the jurisdiction of any New York State Court or Federal court sitting in New York City in any action arising out of or relating to the Loan Documents, (ii) agrees that all claims in such action may be decided in such court, (iii) waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum and (iv) consents to the service of process by mail. A final judgment in any such action shall be conclusive and may be enforced in other jurisdictions. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

     SECTION 10.11. Relation of the Parties; No Beneficiary. No term, provision or requirement, whether express or implied, of any Loan Document, or actions taken or to be taken by any party thereunder, shall be construed to create a partnership, association, or joint venture between such parties or any of them. No term or provision of any Loan Document shall be construed to confer a benefit upon, or grant a right or privilege to, any Person other than the parties hereto.

     SECTION 10.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     SECTION 10.13. Limitation of Liability. No shareholder or trustee of NU shall be held to any liability whatever for the payment of any sum of money or for damages or otherwise under any Loan Document of NU, and such Loan Documents shall not be enforceable against any such trustee in their or his or her individual capacities or capacity and such Loan Documents shall be enforceable against the trustees of NU only as such, and every person, firm, association, trust or corporation having any claim or demand arising under such Loan Documents and relating to NU, its shareholders or trustees shall look solely to the trust estate of NU for the payment or satisfaction thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              NORTHEAST UTILITIES



                              By:
                                   Name:
                                   Title:


                              THE CONNECTICUT LIGHT AND
                                POWER COMPANY



                              By:
                                   Name:
                                   Title:


                              WESTERN MASSACHUSETTS
                                ELECTRIC COMPANY



                              By:
                                   Name:
                                   Title:

                              CITIBANK, N.A.,
                                  as Administrative Agent



                              By:
                                  Name:
                                  Title:

                              CIBC INC.,
                                  as Co-Agent



                              By:
                                  Name:
                                  Title:

                              THE FIRST NATIONAL BANK OF CHICAGO,
                                  as Co-Agent



                              By:
                                  Name:
                                  Title:

The Banks:

Commitment:    $60,000,000   CITIBANK, N.A.



                              By
                                  Name:
                                  Title:

Commitment:  $50,000,000     TORONTO DOMINION (NEW YORK), INC.



                              By
                                 Name:
                                Title:

Commitment:  $50,000,000     FLEET NATIONAL BANK



                             By
                                Name:
                                Title:

Commitment:  $30,000,000     CIBC INC.



                             By
                                Name:
                                Title:

Commitment:  $30,000,000     THE FIRST NATIONAL BANK OF CHICAGO



                             By
                                 Name:
                                Title:

Commitment:  $20,000,000     THE FIRST NATIONAL BANK OF BOSTON


                              By
                                 Name:
                                Title:

Commitment:  $15,000,000      BARCLAYS BANK PLC



                              By
                                 Name:
                                Title:

Commitment:  $15,000,000     MELLON BANK, N.A.



                            By
                                Name:
                                Title:

Commitment:  $15,000,000       UNION BANK OF SWITZERLAND,
                               NEW YORK BRANCH



                            By
                                Name:
                                Title:



                            By
                                Name:
                                Title:

Commitment:  $11,250,000       SWISS BANK CORPORATION



                            By
                                 Name:
                                Title:



                            By
                                 Name:
                                Title:

Commitment:  $10,000,000    THE YASUDA TRUST AND BANKING CO.,
                            LTD., NEW YORK BRANCH



                            By
                                Name:
                                Title:

Commitment:  $7,500,000     UNION BANK OF CALIFORNIA, N.A.



                            By
                                Name:
                                Title:









Total of Commitments: $313,750,000.00

                       SCHEDULE I

               APPLICABLE LENDING OFFICES

                                                                                         Eurodollar
Name of Bank                                  Domestic Lending Office                    Lending Office
Barclays Bank PLC                             75 Wall Street, 11th Floor                 75 Wall Street, 11th Floor
                                              New York, NY 10265                         New York, NY 10265

CIBC Inc.                                     Two Paces West                             Two Paces West
                                              2727 Paces Ferry Road                      2727 Paces Ferry Road
                                              Suite 1200                                 Suite 1200
                                              Atlanta, GA 30339                          Atlanta, GA 30339

Citibank, N.A.                                One Court Square                           One Court Square
                                              7th Floor, Zone 2                          7th Floor, Zone 2
                                              Long Island City, NY 11120                 Long Island City, NY 11120

The First National Bank of                    100 Federal Street                         100 Federal Street
Boston                                        M/S-01-08-04                               M/S-01-08-04
                                              Boston, MA 02106                           Boston, MA 02106

The First National Bank of                    One First National Plaza                   One First National Plaza
Chicago                                       Chicago, IL 60670                          Chicago, IL 60670

Fleet National Bank                           1 Federal Street                           1 Federal Street
                                              Boston, MA 02211                           Boston, MA 02211

Mellon Bank, N.A.                             Three Mellon Bank Center                   Three Mellon Bank Center
                                              Pittsburgh, PA 15259-0003                  Pittsburgh, PA 15259-0003

Swiss Bank Corporation                        222 Broadway                               222 Broadway
                                              New York, NY  10008                        New York, NY 10008

The Toronto-Dominion Bank                     909 Fannin, Suite 1700                     909 Fannin, Suite 1700
                                              Houston, TX 77010                          Houston, TX 77010
Union Bank of California,                     445 South Figueroa Street                  445 South Figueroa Street
N.A.                                          20th Floor                                 20th Floor
                                              Los Angeles, CA 90071                      Los Angeles, CA 90071

Union Bank of Switzerland                     299 Park Avenue                            299 Park Avenue
                                              New York, NY  10017                        New York, NY 10017

The Yasuda Trust & Banking                    666 Fifth Avenue, Suite 801                666 Fifth Avenue, Suite 801
Company, Limited, New                         New York, NY 10103                         New York, NY 10103
York Branch

                                   SCHEDULE II

                                 PENDING ACTIONS

                                       NONE

                                  SCHEDULE III


NU Holding Company Debt (Including NU Guarantees)

                                                      As of May 29, 1997
                                                      ------------------
NU DEBT:

1 NU Parent
   8.58% Amortizing Series A Note                        $158,000,000
   8.38% Amortizing Series B Note                          46,000,000
                                                          -----------
   Subtotal                                              $204,000,000

GUARANTEES:

1 Charter Oak Energy, Inc.
   NU Guarantee for Ave Fenix Project                     $12,323,333
   NU Guarantee for Tucuman Project                         2,998,888
   NU Guarantee for Costa Rica Project                         48,500
                                                          -----------
   Subtotal                                               $15,370,721

2 Rocky River Realty Company
   8.810% Amortizing Series A Note                        $11,460,313
   8.820% Amortizing Series B Note                         25,740,432
                                                          -----------
   Subtotal                                               $37,200,745

3 Other NU Subsidiary Companies
   NU Guarantee for Surety and/or Performance Bonds       $11,750,480
                                                          -----------

TOTAL NU HOLDING COMPANY DEBT                            $231,121,201
                                                         ============


                                       SCHEDULE IV

SCHEDULE IV
Schedule of Surviving Credit Facilities

                                      3-Year                   Total
     Bank                             Facility                 Facility            Advances

Surviving Credit Facilities As Of May 30, 1997
1.   Chase Manhattan Bank, N.A.         $22,500,000              $22,500,000                $0
2.   Bank of America                     11,250,000              $11,250,000                 0
3.   The Bank of Nova Scotia             11,250,000              $11,250,000                 0
4.   State Street Bank                   11,250,000              $11,250,000         6,000,000
                                         ----------              -----------         ---------

     Total Commitment of
     Surviving Credit Facilities        $56,250,000              $56,250,000        $6,000,000
                                        ===========              ===========        ==========


                                                              EXHIBIT 1.01A

                           FORM OF COMPETITIVE NOTE


$[insert amount of Lender's Commitment]                 [New York, New York]
                                                        [Date]


        FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], [an unincorporated voluntary business association organized under the laws of the Commonwealth of Massachusetts]{1} [a corporation organized under the laws of the State of Connecticut]{2} [a corporation organized under the laws of the Commonwealth of Massachusetts]{3} (the "Borrower"), hereby promises to pay to the order of [NAME OF LENDER] (the "Lender"), (i)on the last day of each Interest Period, as defined in the Credit Agreement referred to below, the aggregate unpaid principal amount of all Competitive Advances (as defined in the Credit Agreement) made by the Lender to the Borrower pursuant to Section
3.03 of the Credit Agreement to which such Interest Period applies and (ii)on the Termination Date (as defined in the Credit Agreement), the lesser of the
principal sum of $___________ [         ] and the aggregate unpaid principal
amount of all Competitive Advances made by the Lender to the Borrower pursuant to Section 3.03 of the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest on such principal amount from time to time outstanding, in like funds, at a rate or rates per annum and payable with respect to such periods and on such dates as determined pursuant to the Credit Agreement.

        The Borrower promises to pay interest, on demand, on any overdue principal and overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

        The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

        All borrowings evidenced by this Competitive Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holders in its internal records; provided, however, that any failure of the holder hereof to make such a notation or any error in such notation shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Competitive Note and the Credit Agreement.

        This Competitive Note is one of the Competitive Notes referred to in
the Credit Agreement dated as of November   , 1996 among the Borrower, [The
Connecticut Light and Power Company, Western Massachusetts Electric Company, Northeast Utilities, as applicable], the Banks and Agents named therein and Citibank, N.A., as Administrative Agent (as amended from time to time in accordance with its terms, the "Credit Agreement") and is subject to the terms and conditions contained in the Credit Agreement and is entitled to the benefits thereof. The Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Competitive Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

        [No shareholder or trustee of the Borrower shall be held to any liability whatever for the payment of any sum of money or for damages or otherwise under this Competitive Note, and this Competitive Note shall not be enforceable against any such trustee in their or his or her individual capacities or capacity; this Competitive Note shall be enforceable against the trustees of the Borrower only as such, and every, person, firm, association, trust or corporation having any claim or demand arising under this Competitive Note relating to the Borrower, its shareholders or trustees shall look solely to the trust estate of the Borrower for payment or satisfaction thereof.]{4}

                                             [NAME OF BORROWER]



                                             By_________________________________
                                                Title:

      **FOOTNOTES**

      {1}  For NU.

      {2}  For CL&P.

      {3}  For WMECO.

      {4}  To be included in NU's Note only.

                                                             GRID NOTE SCHEDULE


COMPANY NAME:  [NAME OF BORROWER]

_______________________________________________________________________________________________________________________

ISSUE
          AMOUNT OF       INTEREST       INTEREST         NUMBER         INTEREST         DATE          AMOUNT       NOTED
DATE      PRINCIPAL       RATE           PERIOD           OF DAYS        DUE              PAID          PAID         BY
________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________

                                                                 EXHIBIT 1.01B

                             FORM OF CONTRACT NOTE


$[insert amount of Lender's                                [New York, New York]
Commitment]                                                [Date]


        FOR VALUE RECEIVED, the undersigned, [NAME OF BORROWER], [an unincorporated voluntary business association organized under the laws of the Commonwealth of Massachusetts]{1} [a corporation organized under the laws of the State of Connecticut]{2} [a corporation organized under the laws of the Commonwealth of Massachusetts]{3} (the "Borrower"), hereby promises to pay to the order of [NAME OF LENDER] (the "Lender"), (i)on the last day of each Interest Period, as defined in the Credit Agreement referred to below, the aggregate unpaid principal amount of all Contract Advances (as defined in the Credit Agreement) made by the Lender to the Borrower pursuant to Sections 3.01 and 3.02 of the Credit Agreement to which such Interest Period applies and
(ii)on the Termination Date (as defined in the Credit Agreement), the lesser
of the principal sum of $___________ [         ] and the aggregate unpaid
principal amount of all Contract Advances made by the Lender to the Borrower pursuant to Sections 3.01 and 3.02 of the Credit Agreement, in lawful money of the United States of America in immediately available funds, and to pay interest on such principal amount from time to time outstanding, in like funds, at a rate or rates per annum and payable with respect to such periods and on such dates as determined pursuant to the Credit Agreement.

        The Borrower promises to pay interest, on demand, on any overdue principal and overdue interest from their due dates at a rate or rates determined as set forth in the Credit Agreement.

        The Borrower hereby waives diligence, presentment, demand, protest and notice of any kind whatsoever. The nonexercise by the holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance.

        All borrowings evidenced by this Contract Note and all payments and prepayments of the principal hereof and interest hereon and the respective dates thereof shall be endorsed by the holder hereof on the schedule attached hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, or otherwise recorded by such holder in its internal records; provided, however, that any failure of the holder hereof to make such a notation or any error in such notation shall not in any manner affect the obligation of the Borrower to make payments of principal and interest in accordance with the terms of this Contract Note and the Credit Agreement.

        This Contract Note is one of the Contract Notes referred to in the
Credit Agreement dated as of November      , 1996 among the Borrower, [The
Connecticut Light and Power Company, Western Massachusetts Electric Company, Northeast Utilities, as applicable], the Banks and Agents named therein and Citibank, N.A., as Administrative Agent (as amended from time to time in accordance with its terms, the "Credit Agreement") and is subject to the terms and conditions contained in the Credit Agreement and is entitled to the benefits thereof. The Credit Agreement, among other things, contains provisions for the acceleration of the maturity hereof upon the happening of certain events, for prepayment of the principal hereof prior to the maturity thereof and for the amendment or waiver of certain provisions of the Credit Agreement, all upon the terms and conditions therein specified. This Contract Note shall be construed in accordance with and governed by the laws of the State of New York and any applicable laws of the United States of America.

        [No shareholder or trustee of the Borrower shall be held to any liability whatever for the payment of any sum of money or for damages or otherwise under this Contract Note, and this Contract Note shall not be enforceable against any such trustee in their or his or her individual capacities or capacity; this Contract Note shall be enforceable against the trustees of the Borrower only as such, and every, person, firm, association, trust or corporation having any claim or demand arising under this Contract Note relating to the Borrower, its shareholders or trustees shall look solely to the trust estate of the Borrower for payment or satisfaction thereof.]{4}

                                             [NAME OF BORROWER]



                                             By________________________________
                                                 Title:

**FOOTNOTES**

   {1}  For NU.
   {2}  For CL&P.
   {3}  For WMECO.

   {4}  To be included in NU's Note only.

                                                          GRID NOTE SCHEDULE

COMPANY NAME:  [NAME OF BORROWER]

________________________________________________________________________________________________________________________

DATE OF         AMOUNT OF        INTEREST       INTEREST       NUMBER        INTEREST      DATE       AMOUNT      NOTED
ADVANCE         PRINCIPAL        RATE           PERIOD         OF DAYS       DUE           PAID       PAID        BY

________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________
________________________________________________________________________________________________________________________

                                                                  EXHIBIT 1.01C

                             [FORM OF BONDS OF 1997 SERIES A]
                   THIS BOND IS TRANSFERABLE ONLY AS PROVIDED HEREIN
       No. R-1                                                      $225,000,000
                              THE CONNECTICUT LIGHT AND POWER COMPANY
                      Incorporated under the Laws of the State of Connecticut

                          FIRST AND REFUNDING MORTGAGE BOND, 1997 Series A
                                   PRINCIPAL DUE NOVEMBER 21, 1999

        FOR VALUE RECEIVED, THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation organized and existing under the laws of the State of Connecticut (hereinafter called the Company) hereby promises to pay to CITIBANK, N.A., or registered assigns, in each case as Collateral Agent for the benefit of the several Lenders (as such terms and all other capitalized terms used but not otherwise defined herein are defined in the Credit Agreement referred to on the reverse hereof), the principal sum of Two Hundred Twenty-Five Million Dollars ($225,000,000) or, if less, the aggregate Credit Borrowings (as herein defined) outstanding on November 21, 1999 or any earlier date on or as of which the obligations of the several Lenders to make Advances to the Company under the Credit Agreement shall be terminated and all or any portion of the unpaid principal of Advances shall become or be declared immediately due and payable. Credit Borrowings means the aggregate unpaid principal amount of Advances to the Company outstanding under the Credit Agreement plus the Facility Fee Obligation (as said term is defined in the Supplemental Indenture establishing the terms and conditions of bonds of this Series) together with accrued and unpaid interest thereon then payable by the Company thereunder. The Company further agrees to pay interest on said sum on the dates on which interest payments are payable by the Company to the Lenders from time to time under the Credit Agreement (each such date on which interest is so payable by the Company to the Lenders under the Credit Agreement being an interest payment date applicable to the bonds of 1997 Series A), until the Company's obligation in respect of the principal hereof shall be discharged, in amounts equal to the interest payments payable by the Company to the Lenders pursuant to the Credit Agreement on such interest payment dates applicable to the bonds of 1997 Series A; provided, however, that in no event shall the interest rate payable on the 1997 Series A Bonds exceed 11%. The bonds of 1997 Series A shall be payable both as to principal and interest at the office or agency of the Company in the Borough of Manhattan, New York, New York, in any coin or currency of the United States of America which at the time of payment is legal tender for the payment of public and private debts. The interest on the bonds of 1997 Series A, whether in temporary or definitive form, shall be payable without presentation of such bonds; and only to or upon the written order of the registered holders thereof of record at the applicable record date. If, pursuant to the Credit Agreement, the Company*s right to obtain Advances thereunder shall be terminated and all or any portion of the principal of the Credit Borrowings shall become or be declared immediately due and payable by the Company, a like principal amount of the bonds of 1997 Series A, together with all accrued interest thereon, shall without notice or demand of any kind, become immediately due and payable. In addition, the bonds of 1997 Series A shall be repayable in whole or in part according to the terms and provisions provided in Article 2 of the Supplemental Indenture establishing the terms and conditions of bonds of this Series.

        Subject to the provisions of the Credit Agreement anything in the Mortgage, this Supplemental Indenture or any bond of 1997 Series A to the contrary notwithstanding, the bonds of 1997 Series A shall be deemed paid, and all obligations of the Company to pay at the times provided herein the principal of, premium, if any, and interest on the bonds of 1997 Series A shall be satisfied and discharged, when and to the extent that the Credit Borrowings shall have been indefeasibly paid in full in accordance with the terms thereof and the obligations of the several Lenders to make Advances to the Company under the Credit Agreement shall have been terminated, it being understood that the actual indebtedness evidenced by the 1997 Series A Bonds as of any time shall be limited to the Credit Borrowings as determined at such time, that at no time shall any claim be made for principal and interest on the 1997 Series A Bonds in excess of the Credit Borrowings as determined at such time, and that, to the extent that the outstanding principal amount of the 1997 Series A Bonds exceeds such amount, neither the Lenders nor the Agent shall have any right under, or right to exercise any right granted to the holders of such excess
1997 Series A Bonds under, the Mortgage.   Unless the Trustee shall have
received written notice to the contrary from the Company or the Collateral Agent, the Trustee shall be entitled to assume that the Company has made all payments required under the Credit Agreement.

        Each installment of interest hereon (other than overdue interest) shall be payable to the person who shall be the registered owner of this bond at the close of business on the record date, which shall be the day next preceding such interest payment date, or if such day shall not be a Business Day (as defined on the reverse hereof), the next preceding day which is a Business Day.

        Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, including without limitation provisions in regard to the call and redemption and the registration of transfer and exchangeability of this bond, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

        This bond shall not become or be valid or obligatory until the certificate of authentication hereon shall have been signed by Bankers Trust Company (hereinafter with its successors as defined in the Mortgage (as defined on the reverse hereof), generally called the Trustee), or by such a successor.

        IN WITNESS WHEREOF, The Connecticut Light and Power Company has caused this bond to be executed in its corporate name and on its behalf by its President by his signature or a facsimile thereof, and its corporate seal to be affixed or imprinted hereon and attested by the manual or facsimile signature of its Secretary.

Dated as of ____________ __, 1997.

                              THE CONNECTICUT LIGHT AND POWER COMPANY

                              By

                                   Name:
                                   Title:  President

                              Attest:

                                   Name:
                                   Title: Secretary

        Bankers Trust Company hereby certifies that this bond is one of the bonds described in the within mentioned Mortgage.

                              BANKERS TRUST COMPANY, TRUSTEE

                              By

                                   Name:
                                   Title:    Authorized Officer

                                          [FORM OF BOND]
                                             [REVERSE]
                               THE CONNECTICUT LIGHT AND POWER COMPANY

                          FIRST AND REFUNDING MORTGAGE BOND, 1997 Series A

        This bond is one of an issue of bonds of the Company, of an unlimited authorized amount of coupon bonds or registered bonds without coupons, or both, known as its First and Refunding Mortgage Bonds, all issued or to be issued in one or more series, and is one of a series of said bonds limited in principal amount to Two Hundred Twenty-Five Million Dollars ($225,000,000), consisting only of registered bonds without coupons and designated "First and Refunding Mortgage Bonds, 1997 Series A," all of which bonds are issued or are to be issued under, and equally and ratably secured by, a certain Indenture of Mortgage and Deed of Trust dated as of May 1, 1921, and by sixty-six Supplemental Indentures dated respectively as of May 1, 1921, February 1, 1924, July 1, 1926, June 20, 1928, June 1, 1932, July 1, 1932, July 1, 1935,
September 1, 1936, October 20, 1936, December 1, 1936, December 1, 1938, August 31, 1944, September 1, 1944, May 1, 1945, October 1, 1945, November 1, 1949,
December 1, 1952, December 1, 1955, January 1, 1958, February 1, 1960, April 1, 1961, September 1, 1963, April 1, 1967, May 1, 1967, January 1, 1968,
October 1, 1968, December 1, 1969, January 1, 1970, October 1, 1970, December 1, 1971, August 1, 1972, April 1, 1973, March 1, 1974, February 1, 1975,
September 1, 1975, May 1, 1977, March 1, 1978, September 1, 1980, October 1, 1981, June 30, 1982, October 1, 1982, July 1, 1983, January 1, 1984, October 1,
1985, September 1, 1986, April 1, 1987, October 1, 1987, November 1,
1987, April 1, 1988, November 1, 1988, June 1, 1989, September 1, 1989,
December 1, 1989, April 1, 1992, July 1, 1992, October 1, 1992, July 1, 1993,
July 1, 1993, December 1, 1993, February 1, 1994, February 1, 1994, June 1, 1994, October 1, 1994, June 1, 1996, January 1, 1997 and May 1, 1997 (said
Indenture of Mortgage and Deed of Trust and Supplemental Indentures being collectively referred to herein as the "Mortgage"), all executed by the Company to Bankers Trust Company, as Trustee, all as provided in the Mortgage to which reference is made for a statement of the property mortgaged and pledged, the nature and extent of the security, the rights of the holders of the bonds in respect thereof and the terms and conditions upon which the bonds may be issued and are secured; but neither the foregoing reference to the Mortgage nor any provision of this bond or of the Mortgage (other than the last sentence of the next paragraph and Section 1.03 of the Supplemental Indenture establishing the terms and conditions of the bonds of this Series) shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay at the maturities herein provided the principal of and interest on this bond as herein provided. The principal of this bond may be declared or may become due on the conditions, in the manner and at the time set forth in the Mortgage, upon the happening of an event of default as in the Mortgage provided.

        This bond, together with all other bonds of this series, if any, is issued to evidence and secure the Company's obligations pursuant to a Credit Agreement dated as of November 21, 1996 (the "Original Agreement") among Northeast Utilities ("NU"), the Company and Western Massachusetts Electric Company ("WMECO"), the Lenders and Co-Agents named therein (collectively, the "Lenders") and Citibank, N.A. as administrative agent, as amended and restated by a First Amendment and Waiver dated as of May 30, 1997 (the Original Agreement, as so amended, herein called the "Credit Agreement"), it being understood that the actual indebtedness evidenced by the 1997 Series A Bonds as of any time shall be limited to the Credit Borrowings as determined at such time, that at no time shall any claim be made for principal and interest on the 1997 Series A Bonds in excess of the Credit Borrowings as determined at such time, and that, to the extent that the outstanding principal amount of the 1997 Series A Bonds exceeds such amount, neither the Lenders nor the Agent shall have any right under, or right to exercise any right granted to the holders of such excess 1997 Series A Bonds under, the Mortgage.

        The bonds of 1997 Series A shall be issued to and registered in the name of CITIBANK, N.A., as Collateral Agent for the benefit of the several Lenders and, anything in the Mortgage, this Supplemental Indenture or any bond of 1997 Series A to the contrary notwithstanding, the bonds of 1997 Series A shall not be sold, assigned, pledged or transferred, except to effect the transfer to any successor Collateral Agent under the Credit Agreement. Prior to due presentment for registration of transfer of this bond the Company and the Trustee may deem and treat the registered owner hereof as the absolute owner hereof, whether or not this bond be overdue, for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

        This bond is exchangeable at the option of the registered holder hereof upon surrender hereof, at the office or agency of the Company in the Borough of Manhattan, New York, New York, for an equal principal amount of bonds of this series of other authorized denominations, in the manner and on the terms provided in the Mortgage.

        In the event that the Credit Agreement is terminated and all Credit Borrowings shall have been paid in full, all of the then outstanding 1997 Series A Bonds shall be deemed paid and all obligations of the Company thereunder and hereunder shall be deemed satisfied and discharged. Except as provided in the Supplemental Indenture establishing the terms and conditions of bonds of this Series, the 1997 Series A Bonds shall not be redeemable.

        The Mortgage provides that the Company and the Trustee, with consent of the holders of not less than 66 2/3% in aggregate principal amount of the bonds at the time outstanding which would be affected by the action proposed to be taken, may by supplemental indenture add any provisions to or change or eliminate any of the provisions of the Mortgage or modify the rights of the holders of the bonds and coupons issued thereunder; provided, however, that without the consent of the holder hereof no such supplemental indenture shall affect the terms of payment of the principal of or interest or premium on this bond, or reduce the aforesaid percentage of the bonds the holders of which are required to consent to such a supplemental indenture, or permit the creation by the Company of any mortgage or pledge or lien in the nature thereof ranking prior to or equal with the lien of the Mortgage or deprive the holder hereof of the lien of the Mortgage on any of the property which is subject to the lien thereof.

        As set forth in the Supplemental Indenture establishing the terms and conditions of the bonds of this Series, each holder of this bond, solely by virtue of its acquisition thereof, shall have and be deemed to have consented, without the need for any further action or consent by such holder, to any and all amendments to the Mortgage which are intended to eliminate or modify in any manner the requirements of the sinking and improvement fund as set forth in
Section 6.14 of the Mortgage.

        If the date for making any payment or the last date for performance of any act or the exercise of any right, as provided in the Supplemental Indenture establishing the terms and series of the bonds of this series, is not a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day unless otherwise provided herein, with the same force and effect as if done on the nominal date provided in the Supplemental Indenture establishing the terms and series of the bonds of this series.

        No recourse shall be had for the payment of the principal of or the interest on this bond, or any part thereof, or for any claim based thereon or otherwise in respect thereof, to any incorporator or any past, present or future stockholder, officer or director of the Company, either directly or indirectly, by virtue of any statute or by enforcement of any assessment or otherwise, and any and all liability of the said incorporators, stockholders, officers or directors of the Company in respect to this bond is hereby expressly waived and released by every holder hereof.

                                                                EXHIBIT 1.01D

                                [FORM OF BOND]

No. R1                                                            $90,000,000

WESTERN MASSACHUSETTS ELECTRIC COMPANY

First Mortgage Bond, 1997 Series A, due November 21, 1999



        FOR VALUE RECEIVED, WESTERN MASSACHUSETTS ELECTRIC COMPANY, a corporation of the Commonwealth of Massachusetts (hereinafter called the Company) hereby promises to pay to CITIBANK, N.A., or registered assigns, in each case as Collateral Agent for the benefit of the several Lenders (as such terms and all other capitalized terms used but not otherwise defined herein are defined in the Credit Agreement referred to on the reverse hereof), the principal sum of $90,000,000 or, if less the aggregate Credit Borrowings (as defined in the Supplemental Indenture establishing the terms and conditions of this series of bonds) outstanding on November 21, 1999 or any earlier date on or as of which the obligations of the several Lenders to make Advances to the Company under the Credit Agreement shall be terminated and all or any portion of the unpaid principal of Advances shall become or be declared immediately due and payable. Credit Borrowings means the aggregate unpaid principal amount of Advances to the Company outstanding under the Credit Agreement plus the Facility Fee Obligation and any Excess Interest (as such Facility Fee Obligation and the Excess Interest are defined in the Supplemental Indenture establishing the terms and conditions of this series of bonds) together with accrued and unpaid interest thereon then payable by the Company thereunder.

        The Company further agrees to pay interest on said sum on the dates on which interest payments are payable by the Company to the Lenders from time to time under the Credit Agreement (each such date on which interest is so payable by the Company to the Lenders under the Credit Agreement being an interest payment date applicable to the bonds of the 1997 Series A), until the Company*s obligation in respect of the principal hereof shall be discharged, in amounts equal to the interest payments payable by the Company to the Lenders pursuant to the Credit Agreement on such interest payment dates applicable to the bonds of the 1997 Series A; provided, however, that in no event shall the interest rate payable on the 1997 Series A Bonds exceed 8.563%. The 1997 Series A Bonds shall be payable both as to principal and interest at the office or agency of the Company in the Borough of Manhattan, New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for public and private debts.

        The interest on the bonds of the 1997 Series A, whether in temporary or definitive form, shall be payable without presentation of such bonds; and only to or upon the written order of the registered holders thereof of record at the applicable record date. If, pursuant to the Credit Agreement, the Company*s right to obtain Advances thereunder shall be terminated and all or any portion of the principal of the Credit Borrowings shall become or be declared immediately due and payable by the Company, a like principal amount of the bonds of the Series A, together with all accrued interest thereon, shall without notice or demand of any kind, become immediately due and payable. In addition, the bonds of the 1997 Series A shall be repayable in whole or in part according to the terms and provisions provided in Article III of the Supplemental Indenture establishing the terms and conditions of this Series of bonds.

        Subject to the provisions of the Credit Agreement anything in the Indenture, this Supplement Indenture or any bond of the 1997 Series A to the contrary notwithstanding, the bonds of the 1997 Series A shall be deemed paid, and all obligations of the Company to pay at the times provided herein the principal of, premium, if any, and interest on the bonds of the 1997
Series A shall be satisfied and discharged, when and to the extent that the Credit Borrowings shall have been indefeasibly paid in full in accordance with the terms thereof and the obligations of the several Lenders to make Advances to the Company under the Credit Agreement shall have been terminated, it being understood that the actual indebtedness evidenced by the 1997 Series A
Bonds as of any time shall be limited to the Credit Borrowings as determined at such time, that at no time shall any claim be made for principal and interest on the 1997 Series A Bonds in excess of the Credit Borrowings as determined at such time, and that, to the extent that the outstanding principal amount of the 1997 Series A Bonds exceeds such amount, neither the Lenders nor the Agent shall have any right under, or right to exercise any right granted to the holders of such excess the 1997 Series A Bonds under the Indenture. Unless the Trustee shall have received written notice to the contrary from the Company or the Collateral Agent, the Trustee shall be entitled to assume that the Company has made all payments required under the Credit Agreement.

        Each installment of interest hereon (other than overdue interest) shall be payable to the person (as defined in the Original Indenture) who shall be the registered owner of this Bond at the close of business on the record date, which shall be the day next preceding such interest payment date, or if such date shall not be a Business Day, the next preceding day which is a Business Day.

        Reference is hereby made to the further provisions of this Bond set forth on the reverse hereof, and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

        This Bond shall take effect as a sealed instrument.

        This Bond shall not become or be valid or obligatory until the certificate of authentication hereon shall have been signed by the Trustee.

        IN WITNESS WHEREOF, Western Massachusetts Electric Company has caused this Bond to be executed in its name and on its behalf by its President or a Vice President and its Treasurer or an Assistant Treasurer thereunto duly authorized, and its corporate seal to be impressed or imprinted hereon.

Dated as of ________________, 1997.


                                             WESTERN MASSACHUSETTS
                                             ELECTRIC COMPANY


                                             By:


                                             By:



CERTIFICATE OF AUTHENTICATION

        This Bond is one of the First Mortgage Bonds, 1997 Series A due November 21, 1999, described and provided for in the within mentioned Indenture.


                                             STATE STREET BANK AND TRUST
                                             COMPANY


                                             By:

                                                 Authorized Signatory

                                    [FORM OF BOND]

                                       [REVERSE]

                        WESTERN MASSACHUSETTS ELECTRIC COMPANY

                          First Mortgage Bond, 1997 Series A


        The Bond is one of a series of Bonds in fully registered form known as the "First Mortgage Bonds, 1997 Series A, due November 21, 1999" of the Company, limited to ninety million dollars ($90,000,000) in aggregate principal amount (except as provided by the terms of <section>2.13 of the Original Indenture mentioned below), and issued under and secured by a First Mortgage Indenture and Deed of Trust between the Company and Old Colony Trust Company (now State Street Bank and Trust Company, successor Trustee) as Trustee, dated as of August 1, 1954 (herein as amended by a First Supplemental Indenture dated as of October 1, 1954, called the Original Indenture, the Original Indenture with all indentures supplemental thereto, including specifically the Seventy-ninth Supplemental Indenture dated as of May 1, 1997, being herein generally called the Indenture) and said Seventy-ninth Supplemental Indenture, an executed counterpart of each of which is on file at the principal corporate trust office of the Trustee, to which Indenture reference is hereby made for a description of the nature and extent of the security, the rights thereunder of the bearers or registered owners of Bonds issued and to be issued thereunder, the rights, duties, and immunities thereunder of the Trustee, the rights and obligations thereunder of the Company, and the terms and conditions upon which said Bonds, and other and further Bonds of other series, are issued and are to be issued; but neither the foregoing reference to the Indenture nor any provision of this Bond or of the Indenture establishing the terms and conditions of the bonds of this Series shall affect or impair the obligation of the Company, which is absolute, unconditional and unalterable, to pay the principal of and interest on this Bond as herein provided.

        This Bond, together with all other Bonds of this series, if any, is issued to evidence and secure the Company's obligations pursuant to a Credit Agreement dated as of November 21, 1996 (the "Original Agreement") among Northeast Utilities ("NU"), The Connecticut Light and Power Company ("CL&P"), the Company, the Lenders and Co-Agents named therein (collectively, the "Lenders") and Citibank, N.A. as administrative agent, as amended and restated by a First Amendment and Waiver dated as of May 30, 1997 (the Original Agreement, as so amended and restated, herein called the "Credit Agreement"), it being understood that the indebtedness evidenced hereby as of any time shall be limited to the Credit Borrowings as determined at such time and that at no time shall any claim be made for principal of and interest on the 1997 Series A, Bonds in excess of the Credit Borrowings as determined at such time and that, to the extent that the outstanding principal amount of the 1997 Series A Bonds exceeds such amount, neither the Lenders nor the Agent shall have any right under, or right to exercise any right granted to the holders of such excess 1997 Series A Bonds under, the Indenture.
        The bonds of 1997 Series A shall be issued to and registered in the name of CITIBANK, N.A, as Collateral Agent for the benefit of the several Lenders and, anything in the Mortgage, this Supplemental Indenture or any bond of 1997 Series A to the contrary notwithstanding the bonds of 1997 Series A shall not be sold, assigned, pledged or transferred, except to effect the transfer to any successor Collateral Agent under the Credit Agreement or the Collateral Agency Agreement. Prior to due presentment for registration of transfer of this Bond, the Company and the Trustee may deem and treat the registered owner hereof as the absolute owner hereof, whether or not this Bond be overdue, for the purpose of receiving payment and for all other purposes, and neither the Company nor the Trustee shall be affected by any notice to the contrary.

        This Bond is exchangeable at the option of the registered owner hereof at the office or agency of the Company in the Borough of Manhattan, New York, New York, for an equal principal amount of fully registered bonds of this series of other authorized denominations, in the manner and on the terms provided in the Indenture.

        In the event that the Credit Agreement is terminated and all Credit Borrowings shall have been paid in full, all of the then outstanding 1997 Series A Bonds shall be deemed paid and all obligations of the Company thereunder and hereunder shall be deemed satisfied and discharged. Except as provided in the Supplemental Indenture establishing the terms and conditions of this series of bonds, the 1997 Series A Bonds shall not be redeemable.

        The Indenture contains provisions permitting the Company and the Trustee with the consent of the bearers or registered owners of not less than seventy percentum (70%) in principal amount of the Bonds at the time outstanding (except Bonds held by or for the benefit of the Company), including, if more than one Series of Bonds shall be at the time outstanding, not less than seventy percentum (70%) in principal amount of the Bonds (except Bonds held by or for the benefit of the Company) of each series affected differently from those of other series, to effect by supplemental indenture modifications or alterations of the Indenture and of the rights and obligations of the Company and of the bearers and registered owners of the Bonds; but no such modification or alteration shall be made which, without the written approval or consent of the registered owner hereof, will extend the maturity hereof or reduce the rate or extend the time for payment of interest hereon or change the amount of the principal hereof or of any premium payable on the redemption hereof, or which will reduce the percentage of the principal amount of Bonds or the percentage of the principal amount of Bonds of any one series required for the adoption of the modifications or alterations as aforesaid, or authorize the creation by the Company, except as expressly authorized by the Indenture, of any mortgage, pledge, or lien upon the property subjected thereto ranking prior to or on an equality with the lien thereof.

        Each initial and successive holder of any bond of the 1997 Series A, solely by virtue of its acquisition thereof, shall have and be deemed to have given written consent, without the need for any further action or consent by such holder, to the following amendment to the Original Indenture, and each said holder hereby authorizes the Trustee, on behalf of the holder, to waive any notice contemplated by the Indenture and to give written consent to such amendment. The amendment modifies <section>3.04(h) of the Original Indenture to read as follows:

               (h) in the event that (i) the total annual interest requirements of the Bonds then to be issued under this Section exceed the total annual interest requirements of the Bonds in respect of the payment, retirement, redemption, Cancellation or surrender to the Trustee for Cancellation of which said Bonds are then to be issued and (ii) such Bonds in respect of the payment, retirement, redemption, Cancellation or surrender to the Trustee for Cancellation of which said Bonds are then to be issued are then Outstanding and mature more than two years from the date of the Officers' Certificate contemplated by paragraph
        (d) of this Section, an Earnings Certificate.

        If a default as defined in the Indenture shall occur, the principal of this Bond may become or be declared due and payable before maturity, in the manner and with the effect provided in the Indenture; but any default and the consequences thereof may be waived by certain percentages of the bearers or registered owners of Bonds, all as provided in the Indenture.

        If the date for making any payment or the last date for performance of any act or the exercise of any right, as provided in the Supplemental Indenture establishing the terms and series of the bonds of this 1997 Series A, is not a Business Day, such payment may be made or act performed or right exercised on the next succeeding Business Day, unless otherwise provided herein, with the same force and effect as if done on the nominal date provided in the Supplemental Indenture establishing the terms and series of the bonds of this 1997 Series A.

        No recourse shall be had for the payment of the principal of or the interest on this Bond, or for any claim based hereon or otherwise in respect hereof, or of the Indenture against any incorporator, stockholder, director, or officer, past, present, or future, as such, of the Company or of any predecessor or successor corporation under any constitution, statute, or rule of law, or by the enforcement of any assessment, penalty, or otherwise, all such liability being waived and released by the holder hereof by the acceptance of this Bond.

                                                                EXHIBIT 1.01E







                           COLLATERAL AGENCY AGREEMENT

                                      among

                               NORTHEAST UTILITIES

                              THE CONNECTICUT LIGHT
                                AND POWER COMPANY

                              WESTERN MASSACHUSETTS
                                ELECTRIC COMPANY
                                  as Borrowers

                     THE FINANCIAL INSTITUTIONS NAMED HEREIN

                                       and

                                 CITIBANK, N.A.
                  as Collateral Agent and Administrative Agent




                            Dated as of May 30, 1997

                                TABLE OF CONTENTS

Section                                                                     Page

ARTICLE I                          DEFINITIONS . . . . . . . . . . . . . . . . 2
1.01.  Defined Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 2

ARTICLE II                          SECURITY . . . . . . . . . . . . . . . . . 3
2.01.  Purpose of Agreement. . . . . . . . . . . . . . . . . . . . . . . . . . 3
2.02.  Collateral. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3

ARTICLE III                  DEFAULTS; DISTRIBUTIONS . . . . . . . . . . . . . 3
3.01.  Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
3.02.  Distributions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
3.03.  Marshalling . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

ARTICLE IV                           AGENCY. . . . . . . . . . . . . . . . . . 5
4.01.  Appointment and Duties of Collateral Agent. . . . . . . . . . . . . . . 5
4.02.  Rights of Collateral Agent. . . . . . . . . . . . . . . . . . . . . . . 6
4.03.  Lack of Reliance on the Collateral Agent. . . . . . . . . . . . . . . . 7
4.04.  Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
4.05.  The Collateral Agent in its Individual Capacity . . . . . . . . . . . . 8
4.06.  Resignation or Removal of the Collateral Agent. . . . . . . . . . . . . 8

ARTICLE V                         MISCELLANEOUS. . . . . . . . . . . . . . . . 9
5.01.  Amendments; Etc . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
5.02.  Addresses for Notices . . . . . . . . . . . . . . . . . . . . . . . . . 9
5.03.  Binding Effect. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
5.04.  Transfers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
5.05.  Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
5.06.  Governing Law; Terms. . . . . . . . . . . . . . . . . . . . . . . . . . 9
5.07.  Execution in Counterparts . . . . . . . . . . . . . . . . . . . . . . S-1

                           COLLATERAL AGENCY AGREEMENT


     THIS COLLATERAL AGENCY AGREEMENT, dated as of May 30, 1997, among:

     (i) NORTHEAST UTILITIES, an unincorporated voluntary business association organized under the laws of the Commonwealth of Massachusetts ("NU");

     (ii) THE CONNECTICUT LIGHT AND POWER COMPANY, a corporation organized under the laws of the State of Connecticut ("CL&P");

     (iii) WESTERN MASSACHUSETTS ELECTRIC COMPANY, a corporation organized under the laws of the Commonwealth of Massachusetts ("WMECO"; CL&P, NU and WMECO, each being a "Borrower", and collectively, the "Borrowers");

     (iv) The financial institutions (the "Banks") listed on the signature pages hereof and the other Lenders from time to time party hereto; and

     (v) CITIBANK, N.A. ("Citibank"), as Administrative Agent for the Lenders under the Credit Agreement referred to below and as collateral agent hereunder for the Lenders (in such capacity, together with its successors, the "Collateral Agent").


                             PRELIMINARY STATEMENTS

     WHEREAS, the Banks, the Borrowers and the Administrative Agent have entered into that certain Credit Agreement dated as of November 21, 1996 (said Credit Agreement, as amended from time to time in accordance with its terms, being the "Credit Agreement");

     WHEREAS, the Banks, the Borrowers and the Administrative Agent amended the Credit Agreement and waived certain provisions contained therein pursuant to that certain First Amendment and Waiver dated as of the date hereof (the "First Amendment");

     WHEREAS, pursuant to the First Amendment, the obligations of CL&P and WMECO are being secured by their respective Collateral FMBs issued on the date hereof to the Collateral Agent for the benefit of the Lenders;

     WHEREAS, Citibank has been designated and appointed the Collateral Agent under the Collateral FMBs and the other Loan Documents as provided for herein and in the Collateral FMBs; and

     WHEREAS, the Bank, the Borrowers, the Administrative Agent and the Collateral Agent are entering into this Agreement to set forth the duties and powers of the Collateral Agent;

     NOW THEREFORE, the parties hereto hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

     SECTION 1.01. Defined Terms. Terms used herein and defined in the Credit Agreement shall have the meanings therein indicated except that the terms defined in the preamble and the Preliminary Statements and the following terms shall have the meanings set forth herein:

          "Agreement"   means this Collateral Agency Agreement, as amended from
     time to time in accordance with its terms.

          "Principal Office" means the office of the Collateral Agent presently located at 399 Park Avenue, New York, New York 10043, or such other office as the Collateral Agent may designate from time to time.

          "Security Documents" means, (i) with respect to CL&P, the Collateral FMBs issued by CL&P from time to time to the Collateral Agent for the benefit of the Lenders and the CL&P Indenture and (ii) with respect to WMECO, the Collateral FMBs issued by WMECO from time to time to the Collateral Agent for the benefit of the Lenders and the WMECO Indenture.

          "Secured Obligations" means, (a) with respect to CL&P, all obligations of CL&P, now or hereafter existing, to pay (i) principal amount of, and interest (including, without limitation, interest accruing at the applicable default rate provided for in the Amended Credit Agreement) on, all outstanding Advances made to CL&P by the Lenders and
     (ii) CL&P's obligations to pay the Facility Fee pursuant to Section 2.02(b) of the Credit Agreement; provided, however, the obligations of CL&P under this clause (a)(ii) shall not exceed $410,000, and (b) with respect to WMECO, all obligations of WMECO, now or hereafter existing, to pay (i) principal amount of, and interest (including, without limitation, interest accruing at the applicable default rate provided for in the Credit Agreement) on, all outstanding Advances made to WMECO by the Lenders and
     (ii) WMECO's obligations to pay the Facility Fee pursuant to Section 2.02(b) of the Credit Agreement; provided, however, the obligations of WMECO under this clause (b)(ii) shall not exceed $196,000.


                                   ARTICLE II

                                    SECURITY

     SECTION 2.01. Purpose of Agreement. This Agreement sets forth the duties and powers of the Collateral Agent with respect to the Collateral FMBs and its exercise for the benefit of the Lenders of its rights and remedies thereunder and under the other Loan Documents or otherwise available to the Collateral Agent.

     SECTION 2.02. Collateral. The Lenders are entitled, pursuant to the terms hereof and of the other Loan Documents, to the benefits of any Collateral held or to be held by or for the benefit of the Collateral Agent. CL&P and WMECO each hereby agree to deliver or cause to be delivered to the Collateral Agent, promptly upon the execution and delivery thereof, an originally executed and authenticated Collateral FMB. In addition, promptly upon the execution and delivery of any additional Collateral FMBs, CL&P and WMECO (as the case may be) will deliver or cause to be delivered to the Collateral Agent an originally executed and authenticated copy of such additional Collateral FMBs. The Collateral Agent shall keep all Collateral FMBs delivered to it at its Principal Office and shall permit any Lender to inspect such Collateral FMBs upon prior written request during business hours.


                                   ARTICLE III

                             DEFAULTS; DISTRIBUTIONS

     SECTION 3.01. Default. (a) Unless an Event of Default shall have occurred and be continuing, the Collateral Agent shall not be obligated to take any action under this Agreement or any of the Security Documents, except for the performance of such duties as are specifically set forth herein or therein.

     (b) If any Event of Default shall have occurred and be continuing with respect to CL&P or WMECO, the Collateral Agent shall, at the request of, or may with the consent of, the Lenders entitled to make such request, exercise in respect of the Collateral FMBs of such Borrower, in addition to other rights and remedies provided for herein or otherwise available to it, all the rights and remedies available to the Collateral Agent under the applicable Security Documents and under the other Loan Documents or otherwise available to the Collateral Agent.

     (c) Subject to paragraph (e) below, the rights and remedies of the Collateral Agent with respect to CL&P and WMECO shall include (without limitation of the other rights and remedies available to the Collateral Agent under the Loan Documents or otherwise available to it), (i) the right to cause all or a portion of the Collateral FMBs (including without limitation all accrued interest thereon) of such Borrower to become immediately due and payable, (ii) the right to collect all amounts payable by such Borrower under the Collateral FMBs for the benefit of the Lenders, and (iii) the right to exercise all rights and remedies of a "holder" of a Collateral FMB under the applicable First Mortgage Indenture of such Borrower.

     (d) Notwithstanding any written instructions received by the Collateral Agent pursuant to paragraph (b) above, and except as expressly provided in the Credit Agreement, the Collateral Agent shall not release any Collateral or portion thereof or lien thereon without the consent of the Lenders.

     (e) It is understood that the actual indebtedness of any Borrower evidenced by the Collateral FMBs of such Borrower shall be limited to, and in no event exceed, the Secured Obligations of such Borrower from time to time outstanding; that at no time shall any claim be made on the Collateral FMBs of such Borrower in excess of the aggregate unpaid Secured Obligations of such Borrower outstanding at such time and that, to the extent the actual indebtedness of such Borrower evidenced by the Collateral FMBs of such Borrower exceed the Secured Obligations of such Borrower, neither the Collateral Agent nor any Lender shall have any right under, or right to exercise any right granted to the holders of such excess Collateral FMBs of such Borrower under, the applicable First Mortgage Indenture.

     SECTION 3.02. Distributions. (a) If any Event of Default shall have occurred and be continuing with respect to CL&P or WMECO and if the Administrative Agent shall have declared the Notes of such Borrower, all interest thereon and all other amounts payable by such Borrower under the Loan Documents to be immediately due and payable thereunder (or if such amounts have otherwise automatically become immediately due and payable), all Collateral of such Borrower held by the Collateral Agent and all cash proceeds received by the Collateral Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral of such Borrower may, in the discretion of the Collateral Agent, be distributed in whole or in part to the Administrative Agent for the payment of principal, interest and the Facility Fee to the respective Lenders to whom the same are payable for the account of their respective Applicable Lending Offices, in each case to be applied in accordance with the terms of the Credit Agreement, unless otherwise directed by the Lenders.

     (b) In the event that funds to be distributed by the Collateral Agent shall be insufficient to pay in full the Secured Obligations of CL&P or WMECO, as the case may be, such Borrower shall remain liable to the extent of any deficiency between the amount of the proceeds of the Collateral and the aggregate amount of Secured Obligations owed by such Borrower to the Lenders.

     SECTION 3.03. Marshalling. The Collateral Agent shall not be required to marshall any present or future security for the Secured Obligations or to resort to any security of any Borrower in any particular order; and all of the Collateral Agent's rights hereunder and in respect of such security shall be cumulative and in addition to all other rights, however existing or arising.


                                   ARTICLE IV

                                     AGENCY

     SECTION 4.01. Appointment and Duties of Collateral Agent. (a) The Lenders hereby designate and appoint Citibank to act as the Collateral Agent hereunder and under the other Loan Documents, and each of the Lenders hereby authorizes Citibank as such Collateral Agent, to take such actions on its behalf hereunder and under the provisions of the other Loan Documents and to exercise such powers and perform such duties expressly delegated to the Collateral Agent hereunder and under the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Loan Documents, the Collateral Agent shall not have any duties or responsibilities, except those expressly set forth herein and in the other Loan Documents, or any fiduciary relationship with any Lender, and no implied covenants, functions or responsibilities shall be read into the Loan Documents or otherwise exist against the Collateral Agent. The Collateral Agent shall not be liable for any action taken or omitted to be taken by it hereunder or under any Loan Document, or in connection herewith or therewith, or in connection with the Collateral, unless caused by its gross negligence or willful misconduct.

     (b) The Collateral Agent will give notice to the Lenders of any action taken by it under any Loan Document; such notice shall be given promptly after the taking of any such action.

     (c) Notwithstanding anything to the contrary in this Agreement or any of the other Loan Documents and in any event subject to the provisions of
Section 5.01 hereof, the Collateral Agent, in its own capacity and in its capacity as a "holder" of the Collateral FMBs under the First Mortgage Indentures, shall not be required to exercise any rights or remedies under any of the Loan Documents or give any consent under any of the Loan Documents or enter into any agreement amending, modifying, supplementing or waiving any provision of any Loan Document unless it shall have been directed to do so by the Majority Lenders.

     (d) Except for the safe custody of the Collateral FMBs and for the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral, as to ascertaining or taking of any action to be taken by a "holder" of the Collateral FMBs under the First Mortgage Indentures or other matters relative to the Collateral, whether or not the Collateral Agent or any Lender has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve rights against any parties or any other rights pertaining to any Collateral. The Collateral Agent shall be deemed to have exercised reasonable care in the custody and presentation of any Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property.

     (e) CL&P and WMECO shall each promptly forward to the Collateral Agent copies of all notices, certificates and other documents required to be delivered by it to the Trustee pursuant to the terms of the First Mortgage Indentures. The only obligation which the Collateral Agent shall have hereunder with respect to such notices, certificates and other documents shall be to promptly forward to the Lenders copies of any such notices, certificates or documents.

     SECTION 4.02. Rights of Collateral Agent. (a) The Collateral Agent may execute and effect any of its duties under the Security Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties.

     (b) Neither the Collateral Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action taken or omitted to be taken in good faith by it or such Person under or in connection with any Security Document (except for its or such Person's own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Borrower or any officer thereof contained in any Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Collateral Agent under or in connection with any Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document, or for any failure of any Borrower to perform its obligations thereunder. The Collateral Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of any Loan Document or to inspect the properties, books or records of any Borrower.

     (c) The Collateral Agent shall be entitled to rely, and shall be fully protected in relying upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by the Collateral Agent. The Collateral Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (i) if such action would, in the opinion of the Collateral Agent, be contrary to law or the terms of this Agreement or the other Loan Documents, (ii) if it shall not receive any such advice or concurrence of the Administrative Agent or the Majority Lenders as it deems appropriate, or (iii) if it shall not first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Collateral Agent shall in all cases be fully protected in acting, or in refraining from acting, under any Loan Document in accordance with a request of either the Administrative Agent or the Majority Lenders, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

     (d) If, with respect to a proposed action to be taken by it, the Collateral Agent shall determine in good faith that the provisions of this Agreement relating to the functions or responsibilities or discretionary powers of the Collateral Agent are or may be ambiguous or inconsistent, the Collateral Agent shall notify the Lenders, identifying the proposed action and the provisions that it considers are or may be ambiguous or inconsistent, and may decline either to perform such function or responsibility or to exercise such discretionary power unless it has received the written confirmation of the Majority Lenders that the Majority Lenders concur in the circumstances that the action proposed to be taken by the Collateral Agent is consistent with the terms of this Agreement or is otherwise appropriate. Subject to the provisions of Sections 3.01(b) and 5.01 hereof, the Collateral Agent shall be fully protected in acting or refraining from acting upon the confirmation of the Majority Lenders in this respect, and such confirmation shall be binding upon the Collateral Agent and the other Lenders.

     (e) No provision of this Agreement shall require the Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     SECTION 4.03. Lack of Reliance on the Collateral Agent. Each Lender acknowledges that it has, independently and without reliance upon the Collateral Agent or any other Lender and based on the Information Memorandum and other financial information referred to in Sections 6.01(f) and (g) and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into the Credit Agreement and the other Loan Documents. Each Lender hereby acknowledges that it has received a copy of each of the Security Documents. Each Lender also acknowledges that it will, independently and without reliance upon the Collateral Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Collateral Agent hereunder, the Collateral Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrowers which may come into the possession of the Collateral Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.

     SECTION 4.04. Indemnification. The Lenders agree to indemnify the Collateral Agent (to the extent not reimbursed by the Borrowers), ratably according to the respective principal amounts of the Notes then held by each of them (or if no Notes are at the time outstanding, ratably according to the respective Commitments of the Lenders; if any Notes or Commitments are held by any Borrower or Affiliates thereof, any ratable apportionment hereunder shall exclude the principal amount of the Notes held by such Borrower(s) or Affiliates or their respective Commitments (if any) hereunder), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Collateral Agent in its capacity as such in any way relating to or arising out of this Agreement or any action taken or omitted by the Collateral Agent in its capacity as such under this Agreement, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Collateral Agent's gross negligence or willful misconduct. Without limitation of the foregoing, each Lender agrees to reimburse the Collateral Agent promptly upon demand for such Lender's ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Collateral Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, the Loan Documents to the extent that the Collateral Agent is entitled to reimbursement for such expenses pursuant to Section 10.04 but is not reimbursed for such expenses by the Borrowers.

     SECTION 4.05. The Collateral Agent in its Individual Capacity. With respect to its Commitment and the Note issued to it, Citibank shall have the same rights and powers under the Loan Documents as any other Lender and may exercise the same as though it were not the Collateral Agent and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include Citibank in its individual capacity. Citibank and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, any Borrower, any of their respective subsidiaries and any Person who may do business with or own securities of any Borrower or any such subsidiary, all as if Citibank were not the Collateral Agent and without any duty to account therefor to the Lenders.

     SECTION 4.06. Resignation or Removal of the Collateral Agent. The Collateral Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers, with any such resignation to become effective only upon the appointment of a successor Collateral Agent pursuant to this Section
4.06. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor Collateral Agent, which shall be a Lender or another commercial bank or trust company reasonably acceptable to the Borrowers organized or licensed under the laws of the United States, or of any State thereof. If no successor Collateral Agent shall have been so appointed by the Majority Lenders, and shall have accepted such appointment, within 30 days after the retiring Collateral Agent's giving of notice of resignation, then the retiring Collateral Agent may, on behalf of the Lenders, appoint a successor Collateral Agent, which shall be a Lender or shall be another commercial bank or trust company organized or licensed under the laws of the United States or of any State thereof reasonably acceptable to the Borrowers. In addition to the foregoing right of the Collateral Agent to resign, the Majority Lenders may remove the Collateral Agent at any time, with or without cause, concurrently with the appointment by the Majority Lenders of a successor Collateral Agent. Upon the acceptance of any appointment as Collateral Agent hereunder by a successor Collateral Agent and the execution and delivery by the Borrowers and the successor Collateral Agent of an agreement relating to the fees (if any) to be paid to the successor Collateral Agent in connection with its acting as Collateral Agent hereunder, such successor Collateral Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Collateral Agent, and the retiring Collateral Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Collateral Agent's resignation or removal hereunder as Collateral Agent, the provisions of this Article IV shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Collateral Agent under the Loan Documents. It is understood that in the event the Collateral Agent shall resign, or be removed by the Majority Lenders, as provided in this paragraph, the Collateral Agent shall resign, or be removed, as the case may be, in its capacity as both "administrative agent" and "collateral agent" under the Loan Documents and the successor Collateral Agent shall be the successor Administrative Agent and the successor Collateral Agent under the Loan Documents.


                                    ARTICLE V

                                  MISCELLANEOUS

     SECTION 5.01. Amendments; Etc. No amendment or waiver of any provision of this Agreement nor consent to any departure by any Borrower therefrom shall in any event be effective unless the same shall be made in accordance with
Section 10.01 of the Credit Agreement.

     SECTION 5.02. Addresses for Notices. All notices and other communications provided for hereunder shall be made in accordance with Section 10.02 of the Credit Agreement.

     SECTION 5.03. Binding Effect. This Agreement and the obligations of the parties hereto shall be binding upon their respective successors and assigns, and shall, together with the rights and remedies of the parties hereto, inure to the benefit of the parties hereto and their respective successors and assigns.

     SECTION 5.04. Transfers. Any Secured Party may at any time assign, transfer, grant or sell participations in its rights and interests under the Security Documents, subject, however, to the restrictions, if any, imposed on the assignment, transfer, grant or sale of participations set forth in Section
10.07 of the Credit Agreement, whereupon any such transferee shall be deemed to be a holder of a Secured Obligation, in each instance for all purposes of this Agreement and entitled to all rights and benefits hereunder to the extent of the interest so transferred.

     SECTION 5.05. Termination. Upon the later of payment in full in cash of the Secured Obligations or the Termination Date, this Agreement shall terminate.

     SECTION 5.06. Governing Law; Terms. This Agreement shall be governed by and construed in accordance with the laws of the State of New York except to the extent that the validity or perfection of any security interest, or remedies hereunder or under the other Loan Documents, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of New York.

     SECTION 5.07. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

                         NORTHEAST UTILITIES


                         By:___________________________________
                              Name:
                              Title:


                         THE CONNECTICUT LIGHT AND
                            POWER COMPANY


                         By:___________________________________
                              Name:
                              Title:


                         WESTERN MASSACHUSETTS
                            ELECTRIC COMPANY


                         By:___________________________________
                              Name:
                              Title:


                         CITIBANK, N.A.,
                            as Administrative Agent, Collateral Agent and
                         Lender


                         By:___________________________________
                              Name:
                              Title:

                         TORONTO DOMINION
                            (NEW YORK), INC.,
                            as Co-Agent and Lender


                         By:___________________________________
                              Name:
                              Title:


                         FLEET NATIONAL BANK,
                            as Co-Agent and Lender


                         By:___________________________________
                              Name:
                              Title:


                         CIBC INC.,
                            as Co-Agent and Lender


                         By:___________________________________
                              Name:
                              Title:


                         THE FIRST NATIONAL BANK OF
                            CHICAGO,  as Co-Agent and Lender


                         By:___________________________________
                              Name:
                              Title:


                         BANKBOSTON, N.A.
                         (formerly known as THE FIRST NATIONAL BANK OF BOSTON),
                            as Lender


                         By:___________________________________
                              Name:
                              Title:


                         BARCLAYS BANK PLC,
                            as Lender


                         By:___________________________________
                              Name:
                              Title:


                         MELLON BANK, N.A.,
                            as Lender


                         By:___________________________________
                              Name:
                              Title:


                         UNION BANK OF SWITZERLAND,  NEW YORK     BRANCH,
                            as Lender


                         By:___________________________________
                              Name:
                              Title:


                         By:___________________________________
                              Name:
                              Title:


                         SWISS BANK CORPORATION,
                         NEW YORK BRANCH,
                            as Lender


                         By:___________________________________
                              Name:
                              Title:


                         By:___________________________________
                              Name:
                              Title:


                         THE YASUDA TRUST AND BANKING CO.,  LTD.,     NEW YORK
                         BRANCH,
                            as Lender


                         By:___________________________________
                              Name:
                              Title:


                         UNION BANK OF CALIFORNIA, N.A.,
                            as Lender


                         By:___________________________________
                              Name:
                              Title:

                                                                    EXHIBIT 3.01

                               FORM OF NOTICE OF CONTRACT BORROWING


                                                                [Date]{1}


Citibank, N.A., as Administrative
   Agent for the Lenders party to
   the Credit Agreement referred to below,
399 Park Avenue
New York, New York 10043

Attention: ________________


Ladies and Gentlemen:

        The undersigned, [NAME OF BORROWER] (the "Borrower"), refers to the
Credit Agreement, dated as of November     , 1996 (the "Credit Agreement"),
among Northeast Utilities, The Connecticut Light and Power Company, Western Massachusetts Electric Company, the Banks and Agents named therein, and Citibank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby gives you notice pursuant to
Section 3.01 of the Credit Agreement that it requests a Contract Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Borrowing is requested to be made:

(A)     Date of proposed Contract Borrowing          ______________________
        (which is a Business Day)


(B)     Principal Amount                             ______________________
        of Contract Borrowing{2}


(C)     Type of Advance{3}                           ______________________

(D)     Interest Period{4}                           ______________________

(E)     Borrower Sublimit                            ______________________

(F)     Aggregate amount of Advances
        outstanding to the Borrower                  ______________________

        Upon acceptance of any or all of the Contract Advances requested in this Notice, the undersigned shall be deemed to have represented and warranted that the conditions precedent to each Contract Advance applicable to it specified in Section [5.02(a)]{5} [5.03(a)]{6} of the Credit Agreement have been satisfied.

                                             Very truly yours,

                                             [NAME OF BORROWER]


                                             By________________________________
                                                 Title:

**FOOTNOTES**

{1} The Notice of Contract Borrowing must be received by the Administrative
    Agent (i) in the case of a proposed Contract Borrowing to consist of Eurodollar Advances, by telex or telecopier not later than 11:00 a.m. (New York City time), three Business Days prior to a proposed Borrowing and (ii) in the case of a proposed Contract Borrowing to consist of Base Rate Advances, by telex or telecopier not later than 11:00 a.m. (New York City time), on the day of a proposed Competitive Borrowing.

{2}  Not less than $10,000,000 and in integral multiples of 1,000,000.

{3}  Eurodollar Advance or Base Rate Advance.

{4} Which shall be subject to the definition of "Interest Period" and end not later than the Termination Date.

{5} Applicable to Borrowings that increase the aggregate principal amount of Contract Advances made by the Lenders to the Borrower.

{6} Applicable to Borrowings that do not increase the aggregate principal amount of Contract Advances made to the Borrower.

                                                                 EXHIBIT 3.03A-1




                            FORM OF COMPETITIVE BID REQUEST
                          (Eurodollar Competitive Borrowing)

                                        [Date]{1}


Citibank, N.A., as Administrative
  Agent, for the Lenders party to
  the Credit Agreement referred to below
399 Park Avenue
New York, New York 10043


Attention:  ____________________


Ladies & Gentlemen:

        The undersigned, [NAME OF BORROWER] (the "Borrower"), refers to the
Credit Agreement, dated as of November    , 1996 (the "Credit Agreement"),
among the Borrower, [Northeast Utilities, The Connecticut Light and Power Company, Western Massachusetts Electric Company, as applicable], the Banks and Agents named therein, and Citibank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 3.03(b)(i) of the Credit Agreement that it requests a Competitive Borrowing to consist of Eurodollar Competitive Advances under the Credit Agreement, and in that connection sets forth below the terms on which such Eurodollar Competitive Borrowing is requested to be made:

(i)     Date of Competitive
        Borrowing (which is a Business Day)          ___________________

(ii)    Aggregate Principal Amount of
        Eurodollar Competitive Advances{2}           ___________________

(iii)   Interest Period for Eurodollar
        Competitive Advances and the last
        day thereof{3}                               ___________________

(iv)    Borrower Sublimit                            ___________________

(v)     Aggregate Amount of Advances
        to be outstanding to the Borrower on
        the date of proposed Competitive
        Borrowing (after giving effect to such
        Competitive Borrowing)                        __________________


        Upon acceptance of any or all of the Advances offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions precedent to each Advance applicable to the Borrower specified in Section 5.02(a) of the Credit Agreement have been satisfied.


                                      Very truly yours,

                                      [NAME OF BORROWER]



                                      By________________________________
                                          Title:


**FOOTNOTES**

(1} Not later than four Business Days prior to date of proposed Competitive Borrowing to consist of Eurodollar Competitive Advances.

{2} Not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

{3} Which shall be subject to the definition of "Interest Period" and end not later than the Termination Date.

                                                                EXHIBIT 3.03A-2




                            FORM OF COMPETITIVE BID REQUEST
                           (Fixed Rate Competitive Borrowing)

                                        [Date]{1}


Citibank, N.A., as Administrative
  Agent, for the Lenders party to
  the Credit Agreement referred to
  below
399 Park Avenue
New York, New York 10043


Attention:  ____________________


Ladies & Gentlemen:

        The undersigned, [NAME OF BORROWER] (the "Borrower"), refers to the
Credit Agreement, dated as of November     , 1996 (the "Credit Agreement"),
among the Borrower, [Northeast Utilities, The Connecticut Light and Power Company, Western Massachusetts Electric Company, as applicable], the Banks and Agents named therein, and Citibank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The Borrower hereby gives you notice pursuant to Section 3.03(b)(i) of the Credit Agreement that it requests a Competitive Borrowing to consist of Fixed Rate Competitive Advances under the Credit Agreement, and in that connection sets forth below the terms on which such Fixed Rate Competitive Borrowing is requested to be made:

(vi)    Date of Competitive
        Borrowing (which is a Business Day)          ___________________

(vii)   Aggregate Principal Amount of
        Fixed Rate Competitive Advances{2}           ___________________

(viii)  Interest Period for Fixed Rate
        Competitive Advances and the last
        day thereof{3}                               ___________________

(ix)    Borrower Sublimit                            ___________________

(x)     Aggregate Amount of Advances
        to be outstanding to the Borrower on
        the date of proposed Competitive
        Borrowing (after giving effect to
        such Competitive Borrowing)                  __________________


        Upon acceptance of any or all of the Advances offered by the Lenders in response to this request, the Borrower shall be deemed to have represented and warranted that the conditions precedent to each Advance applicable to the Borrower specified in Section 5.02(a) of the Credit Agreement have been satisfied.


                                      Very truly yours,

                                      [NAME OF BORROWER]



                                      By________________________________
                                          Title:


**FOOTNOTES**

{1} Not later than one Business Day prior to date of proposed Competitive Borrowing to consist of Fixed Rate Competitive Advances.

{2} Not less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof.

{3} Which shall be subject to the definition of "Interest Period" and end not later than the Termination Date.

                                                                 EXHIBIT 3.03B



                     FORM OF NOTICE OF COMPETITIVE BID REQUEST



To the Lenders party to
   the Credit Agreement
   referred to below


                                      [Date]


Ladies and Gentlemen:

        Reference is made to the Credit Agreement, dated as November    , 1996
(the "Credit Agreement"), among Northeast Utilities, The Connecticut Power and Light Company and Western Massachusetts Electric Company, the Banks and Agents named therein, and Citibank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. [NAME OF BORROWER] made a Competitive
Bid Request on             , 19  , pursuant to Section 3.03(b)(i) of the Credit
Agreement requesting a Competitive Borrowing consisting of [Fixed Rate] [Eurodollar] Competitive Advances, and in that connection you are invited to submit a Competitive Bid by [Date]/[Time].{1} Your Competitive Bid must comply with Section 3.03(b)(ii) of the Credit Agreement and the terms set forth on the Competitive Bid Request attached as Schedule I hereto.

                                      Very truly yours,

                                      CITIBANK, N.A.,
                                         as Administrative Agent



                                      By__________________________
                                            Title:

**FOOTNOTES**

{1} The Competitive Bid must be received by the Administrative Agent (i)in the case of a proposed Competitive Borrowing to consist of Eurodollar Competitive Advances, by telex or telecopier not later than 9:30 a.m. (New York City time), three Business Days prior to a proposed Competitive Borrowing and (ii)in the case of a proposed Competitive Borrowing to consist of Fixed Rate Competitive Advances, by telex or telecopier not later than 9:30 a.m. (New York City time), on the day of a proposed Competitive Borrowing.

                                                                EXHIBIT 3.03C-1



                              FORM OF COMPETITIVE BID
                          (Eurodollar Competitive Advance)


                                      [Date]{1}


Citibank, N.A., as Administrative
   Agent, for the Lenders party to
   the Credit Agreement referred to
   below
399 Park Avenue
New York, New York 10043


Attention:  ____________________


Ladies & Gentlemen:

     The undersigned, [NAME OF LENDER], refers to the Credit Agreement, dated as
of November     , 1996 (the "Credit Agreement"), among Northeast Utilities, The
Connecticut Power & Light Company and Western Massachusetts Electric Company, the Banks and Agents named therein, and Citibank, N.A., as Administrative
Agent.

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 3.03(b)(ii) of the Credit Agreement, in response to the Competitive Bid Request made by the [NAME OF BORROWER]
(the "Borrower") on _________, 19 , and in that connection sets forth below the terms on which such Competitive Bid is made:

(A)     Principal Amount of
        Eurodollar Competitive
        Advance {2}                                  ___________________

(B)     Competitive Margin                           [+/-   %]

(C)     Interest Period for
        Eurodollar Competitive Advance
        and last day thereof                         ___________________


        The undersigned hereby confirms that it is prepared to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with
Section 3.04 of the Credit Agreement.


                                      Very truly yours,


                                      [NAME OF LENDER]



                                      By_________________________
                                         Title:


**FOOTNOTES**

{1} To be received by the Administrative Agent not later than 9:30 a.m. (New York City time) three Business Days prior to a proposed Competitive Borrowing to consist of Eurodollar Competitive Advances.

{2} Not less than $10,000,000 and in an integral multiple of $1,000,000 in excess thereof. Multiple bids will be accepted by the Administrative Agent.

                                                                 EXHIBIT 3.03C-2



                            FORM OF COMPETITIVE BID
                        (Fixed Rate Competitive Advance)


                                    [Date]{1}


Citibank, N.A., as Administrative
   Agent, for the Lenders party to
   the Credit Agreement referred to
   below
399 Park Avenue
New York, New York 10043


Attention:  ____________________


Ladies & Gentlemen:

        The undersigned, [NAME OF LENDER], refers to the Credit Agreement, dated
as of  November     , 1996 (the "Credit Agreement"), among Northeast Utilities,
The Connecticut Power & Light Company and Western Massachusetts Electric Company, the Banks and Agents named therein, and Citibank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby makes a Competitive Bid pursuant to Section 3.03(b)(ii) of the Credit Agreement, in response to the Competitive Bid Request made by the [NAME OF BORROWER] (the "Borrower") on _________, 19 , and in that connection sets forth below the terms on which such Competitive Bid is made:

(A)     Principal Amount of
        Fixed Rate Competitive
        Advance {2}                                  ___________________

(B)     Competitive Margin                           [+/-   %]

(C)     Interest Period for
        Fixed Rate Competitive Advance
        and last day thereof                         ___________________


        The undersigned hereby confirms that it is prepared to extend credit to the Borrower upon acceptance by the Borrower of this bid in accordance with
Section 3.04 of the Credit Agreement.


                                      Very truly yours,


                                      [NAME OF LENDER]



                                      By_________________________
                                         Title:

**FOOTNOTES**

(1} To be received by the Administrative Agent not later than 9:30 a.m. (New York City time) on the day of a proposed Competitive Borrowing to consist of Eurodollar Competitive Advances.

{2} Not less than $10,000,000 and in an integral multiple of $1,000,000 in excess thereof. Multiple bids will be accepted by the Administrative Agent.

                                                                EXHIBIT 3.03D-1




                       FORM OF COMPETITIVE BID ACCEPTANCE
                       (Eurodollar Competitive Borrowing)



                                     [Date]{1}


Citibank, N.A., as Administrative
   Agent, for the Lenders party to
   the Credit Agreement referred to
   below
399 Park Avenue
New York, New York 10043


Attention:  ____________________


Ladies & Gentlemen:

        Reference is made to the Credit Agreement, dated as of November      ,
1996 (the "Credit Agreement"), among Northeast Utilities, The Connecticut Power and Light Company and Western Massachusetts Electric Company, the Banks and Agents named therein, and Citibank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.
        We have received a summary of bids in connection with our Competitive Bid Request dated ___________, 19__ made by [NAME OF BORROWER] and in accordance with Section 3.03(iv) of the Credit Agreement, we hereby accept the following bids for maturity on [date]:

Principal Amount       Competitive Margin           Lender

$                      [+/-.  %]

$

We hereby reject the following bids:

Principal AmountCompetitive Margin                  Lender

$                      [+/-.  %]

$


        The $      should be deposited in Citibank, N.A. account number
[] on [date] [or] [wire transferred to [Name of Bank] account number
[] [other wire instructions] on [date]].


                                      Very truly yours,

                                      [NAME OF BORROWER]



                                      By________________________________
                                          Title:

**FOOTNOTES**

{1} To be received by the Administrative Agent not later than 10:15 a.m. (New York City time) three Business Days before a proposed Competitive Borrowing.

                                                                 EXHIBIT 3.03D-2




                        FORM OF COMPETITIVE BID ACCEPTANCE
                        (Fixed Rate Competitive Borrowing)



                                     [Date]{1}


Citibank, N.A., as Administrative
   Agent, for the Lenders party to
   the Credit Agreement referred to
   below
399 Park Avenue
New York, New York 10043


Attention:  ____________________


Ladies & Gentlemen:

        Reference is made to the Credit Agreement, dated as of November      ,
1996 (the "Credit Agreement"), among Northeast Utilities, The Connecticut Power and Light Company and Western Massachusetts Electric Company (collectively, the "Borrowers"), the Banks and Agents named therein, and Citibank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

        We have received a summary of bids in connection with our Competitive Bid Request dated ___________, 19__ made by [NAME OF BORROWER] and in accordance with Section 3.03(iv) of the Credit Agreement, we hereby accept the following bids for maturity on [date]:

Principal Amount       Competitive Margin           Lender

$                      [+/-.  %]

$

We hereby reject the following bids:

Principal AmountCompetitive Margin                  Lender

$                      [+/-.  %]

$


        The $      should be deposited in Citibank, N.A. account number
[] on [date] [or] [wire transferred to [Name of Bank] account number
[] [other wire instructions] on [date]].


                                      Very truly yours,

                                      [NAME OF BORROWER]



                                      By________________________________
                                          Title:

**FOOTNOTES**

{1} To be received by the Administrative Agent not later than 10:15 a.m. (New York City time) on the day of a proposed Competitive Borrowing.

                                                                  EXHIBIT 5.01A



                             [Form of Opinion of Day, Berry & Howard]

                                           November __, 1996


To each of the Lenders and Co-Agents
parties to the Credit Agreement referred to below and to Citibank, N.A.
as Administrative Agent under
such Credit Agreement

Ladies and Gentlemen:

        We have acted as counsel to Northeast Utilities ("NU"), The Connecticut Light and Power Company ("CL&P") and Western Massachusetts Electric Company ("WMECO"; NU, CL&P and WMECO, each being a "Borrower", and collectively, the "Borrowers") in connection with the preparation, execution and delivery of the Credit Agreement dated as of November __, 1996 (the "Credit Agreement"), among the Borrowers, the Banks and Co-Agents named therein and Citibank, N.A. as Administrative Agent for the Lenders thereunder. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined. This opinion is furnished to you pursuant to Section 5.01(a)(viii)(A) of the Credit Agreement.

        In that connection, we have examined:

        (a) counterparts of the Credit Agreement, executed by each of the parties thereto,

        (b) the Notes of each Borrower payable to the order of each Bank, executed by the Borrower party thereto,

        (c) The declaration of trust of NU and all amendments thereto (the "Declaration of Trust") and the articles of incorporation of each of CL&P and WMECO and all amendments thereto (the Declaration of Trust or such articles of incorporation, as amended, of each Borrower being hereinafter referred to as the "Charter" of such Borrower) and the by-laws of each Borrower and all amendments thereto (the "By-laws" of such Borrower), in each case as in effect on the date hereof,

        (d)    The other documents furnished by each Borrower pursuant to
Section 5.01 of the Credit Agreement,

        (e) Certificates of the Secretary of State of Connecticut, dated _________, 1996, attesting to the continued existence and good standing of CL&P in that state, and

        (f) Certificate of the Secretary of the Commonwealth of Massachusetts, dated October 22, 1996, attesting to the continued existence of WMECO in that state, and

        (g) Certificate of the Secretary of the Commonwealth of Massachusetts, dated October 23, 1996, attesting, among other things, to the filing of necessary certificates required to be filed by NU under Chapter 182 of the General Laws of the Commonwealth of Massachusetts.

In addition, we have examined the originals, or copies certified to our satisfaction, of such other corporate or other similar records of the Borrowers and NUSCO, certificates of public officials and of officers of the Borrowers and NUSCO, and such other agreements, instruments and other documents, as we have deemed necessary as a basis for the opinions expressed below. In our examination of such agreements, instruments and documents, we have assumed the genuineness of all signatures, the authenticity of all agreements, instruments and documents submitted to us as originals, and the conformity to original agreements, instruments and documents of all agreements, instruments and documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to questions of fact material to such opinions, we have assumed without verification and relied upon the accuracy of the representations as to factual matters set forth in the Credit Agreement and in certificates of each Borrower or their respective officers or of public officials. Nothing has come to our attention, however, calling into question the accuracy of such representations.

        We have assumed the due execution and delivery, pursuant to due authorization, by the Banks, the Administrative Agent and the Co-Agents of the Credit Agreement.

        The opinions set forth herein are limited to the laws of the States of Connecticut and New York, the Commonwealth of Massachusetts and the Federal laws of the United States. Insofar as the opinions herein expressed are dependent upon matters arising under the laws of the State of New Hampshire, we have relied upon the opinion of Catherine E. Shively, Senior Counsel of PSNH. In addition, with respect to our opinions in paragraphs 2 (other than as to matters arising under the laws of the State of Connecticut), 3 (other than as to matters arising under the laws of the State of Connecticut), 5(iii), 7, 9 and 10, we have relied on the opinion delivered to you today of Jeffrey C. Miller, Assistant General Counsel of NUSCO. We believe our reliance on such opinions is justified.

        Based upon the foregoing and upon such investigation as we have deemed necessary, we are of the following opinion:

        1. CL&P is a corporation duly organized, validly existing and in good standing under the laws of the State of Connecticut, has the requisite corporate power and authority to own its property and assets and to carry on its business as now conducted and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary, except where the failure so to qualify would not have a material adverse effect on the financial condition, properties or operations of CL&P.

        2. WMECO is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, has the requisite corporate power and authority to own its property and assets and to carry on its business as now conducted and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary, except where the failure so to qualify would not have a material adverse effect on the financial condition, properties or operations of WMECO.

        3. NU is validly organized and duly existing as a voluntary association under the laws of the Commonwealth of Massachusetts, has the power under the Declaration of Trust and authority to own its property and assets and to carry on its business as now conducted and is duly qualified to do business in all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary, except where the failure so to qualify would not have a material adverse effect on the financial condition, properties or operations of NU and its Principal Subsidiaries taken as a whole.

        4. Each of PSNH and NAEC is a corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire, has the requisite corporate power and authority to own its property and assets and to carry on its business as now conducted and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary, except where the failure so to qualify would not have a material adverse effect on the financial condition, properties or operations of, in the case of PSNH, PSNH, or, in the case of NAEC, NAEC.

        5. The execution, delivery and performance by each Borrower of the Credit Agreement, and the execution, delivery and performance by each Borrower of the Notes of such Borrower, are within each such Borrower's respective corporate powers (or, in the case of NU, its powers under the Declaration of Trust) and have been duly authorized by all necessary corporate or other similar action, and, in all cases, do not and will not contravene (i) such Borrower's Charter or By-laws (ii) any law, or (iii) to the best of our knowledge, any contractual restriction contained in any material agreement binding on or affecting such Borrower or its properties or any of its Principal Subsidiaries or its properties. The Credit Agreement has been duly executed and delivered by each Borrower and the Notes of each Borrower have been duly executed and delivered by such Borrower.

        6. The Credit Agreement is the legal, valid and binding obligation of each Borrower enforceable against each Borrower in accordance with its terms, and the Notes of each Borrower are the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms.

        7. There is no action or proceeding (including, without limitation, any action or proceeding relating to any environmental protection laws or regulations) pending or, to the best of our knowledge, threatened affecting any Borrower or its properties, or any of its Principal Subsidiaries or its properties, before any court, governmental agency or arbitrator (a) which affects or purports to affect the legality, validity or enforceability of (i) the Credit Agreement or any Note or (ii) the Existing Credit Facilities or (b) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would materially adversely affect the financial condition, properties or operations of such Borrower or, in the case of NU, NU and its Principal Subsidiaries taken as a whole, except, for purposes of this clause (b) only, such as is described in such Borrower's Disclosure Documents or in Schedule II to the Credit Agreement.

        8. No Governmental Approval referred to in clause (i) of the definition thereof contained in the Credit Agreement is required to be obtained or made (including without limitation any such Governmental Approval of the Connecticut Department of Public Utility Control or the Massachusetts Department of Public Utilities), except for an order of the Securities and Exchange Commission pursuant to the Public Utility Holding Company Act of
1935, as amended (the "35 Act"), approving the transactions contemplated by the Credit Agreement, which order has been duly obtained and is in full force and effect. The period for appeal of such order has not expired; however, the filing of an appeal of such order will not affect the validity of said transactions, unless such order has been otherwise stayed or any of the parties thereto has actual knowledge that any of such transactions constitutes a violation of the 35 Act or any rule or regulation thereunder. To the best of our knowledge, no such stay exists, and we have no reason to believe that any of such transactions constitutes any such violation.

        9. Each Borrower and each of its Principal Subsidiaries have obtained or made all Governmental Approvals referred to in clause (ii) of the definition thereof contained in the Credit Agreement except (i) those which are not yet required but which are obtainable in the ordinary course of business as and when required, (ii) those the absence of which would not materially adversely affect the financial condition, properties or operations of such Borrower or, in the case of NU, NU and its Principal Subsidiaries taken as a whole, or any Principal Subsidiary and (iii) those which such Borrower is diligently attempting in good faith to obtain, renew or extend, or the requirement for which such Borrower is contesting in good faith by appropriate proceedings or by other appropriate means; in each case described in the foregoing clause (iii) except as is disclosed in such Borrower's Disclosure Documents, such attempt or contest, and any delay resulting therefrom, is not reasonably expected to have a material adverse effect on the financial condition, properties or operations of such Borrower or, in the case of NU, NU and its Principal Subsidiaries taken as a whole, or any Principal Subsidiary or to magnify to any significant degree any such material adverse effect that would reasonably be expected to result from the absence of such Governmental Approval.

        10. All outstanding shares of capital stock having ordinary voting power for the election of directors of CL&P, WMECO, PSNH and NAEC are owned of record and beneficially by NU, free and clear of any Lien. NU is a "holding company" (as defined in the 35 Act).

The opinions set forth above are subject to the following qualifications:

        (a) Our opinion in paragraph 6 above (i) is subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally and to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and (ii) assume the binding effect of all documents referred to therein on all parties thereto other than the Borrowers.

        (b) We note further that, in addition to the effect of general principles of equity described in subparagraph (a) above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances where the conduct of such parties in the circumstances in question is determined to have constituted negligence.

        (c) We express no opinion herein as to (i) Section 10.05 of the Credit Agreement, (ii) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (iii) the availability of specific performance or other equitable remedies and (iv) the enforceability of waivers by parties of their respective rights and remedies under law.

        We are aware that King & Spalding will rely upon this opinion in rendering their opinion furnished pursuant to Section 5.01 (a) (viii)(C) of the Credit Agreement and we hereby authorize such reliance.

                                             Very truly yours,

                                                                EXHIBIT 5.01B-1



                              [Form of Opinion of Jeffrey C. Miller,
                                Assistant General Counsel of NUSCO]

                                      November __, 1996


To each of the Lenders and Co-Agents
parties to the Credit Agreement referred to below and to Citibank, N.A.
as Administrative Agent under
such Credit Agreement

Ladies and Gentlemen:

        I am the Assistant General Counsel of Northeast Utilities Service Company ("NUSCO"). This opinion is furnished to you pursuant to Section 5.01(a)(viii)(B) of the Credit Agreement dated as of November __, 1996 (the "Credit Agreement") among Northeast Utilities ("NU"), The Connecticut Light and Power Company ("CL&P") and Western Massachusetts Electric Company ("WMECO"; NU, CL&P and WMECO, each being a "Borrower", and collectively, the "Borrowers"), the Banks and Co-Agents named therein and Citibank, N.A. as Administrative Agent for the Lenders thereunder. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

        I have examined or caused to be examined by counsel associated with or engaged by me, including counsel employed by NUSCO, a counterpart of the Credit Agreement marked "Execution Copy" and the forms of notes attached thereto as Exhibits, together with the originals, or copies certified to my satisfaction, of such corporate or other similar records of the Borrowers and NUSCO, certificates of public officials and of officers of the Borrowers and NUSCO, and such other agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. In my examination of such agreements, instruments and documents, I have assumed the genuineness of all signatures, the authenticity of all agreements, instruments and documents submitted to me as originals, and the conformity to original agreements, instruments and documents of all agreements, instruments and documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to questions of fact material to such opinions, I have assumed without verification and relied upon the accuracy of the representations as to factual matters set forth in the Credit Agreement and in certificates of each Borrower or its respective officers or of public officials. Nothing has come to my attention, however, calling into question the accuracy of such representations.

        I have assumed the due execution and delivery, pursuant to due authorization, by the Banks, the Administrative Agent and the Co-Agents of the Credit Agreement.

        I am qualified to practice law in the State of New York and for purposes of this opinion I do not purport to be an expert on any laws other than the laws of the State of New York, including any political subdivision thereof, and the Federal laws of the United States. Insofar as the opinions herein expressed are dependent upon matters arising under the laws of the Commonwealth of Massachusetts or concern the internal affairs of NU or WMECO, I have relied to the extent I deemed such reliance proper upon the opinion delivered to you today of Richard Early, Senior Counsel of NUSCO. In addition, insofar as the opinions herein expressed are dependent upon matters arising under the laws of the State of New Hampshire or concern the internal affairs of PSNH and NAEC, I have relied to the extent I have deemed such reliance proper upon the opinion delivered to you today of Catherine E. Shively, Senior Counsel of PSNH.

        Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

        1. WMECO is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, has the requisite corporate power and authority to own its property and assets and to carry on its business as now conducted and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary, except where the failure so to qualify would not have a material adverse effect on the financial condition, properties or operations of WMECO.

        2. NU is validly organized and duly existing as a voluntary association under the laws of the Commonwealth of Massachusetts, has the power under its declaration of trust, as amended, and authority to own its property and assets and to carry on its business as now conducted and is duly qualified to do business in all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary, except where the failure so to qualify would not have a material adverse effect on the financial condition, properties or operations of NU and its Principal Subsidiaries taken as a whole.

        3. To the best of my knowledge, the execution, delivery and performance by each Borrower of the Credit Agreement, and the execution, delivery and performance by each Borrower of the Notes of such Borrowers, do not and will not contravene any contractual restriction contained in any material agreement binding on or affecting such Borrower or its properties or any of its Principal Subsidiaries or its properties, and such execution, delivery and performance do not and will not result in or require the creation of any Lien upon or with respect to any of such Borrower's properties.

        4. There is no action or proceeding (including, without limitation, any action or proceeding relating to any environmental protection laws or regulations) pending or, to the best of my knowledge, threatened affecting any Borrower or its properties, or any of its Principal Subsidiaries or its properties, before any court, governmental agency or arbitrator (a) which affects or purports to affect the legality, validity or enforceability of (i) the Credit Agreement or any Note or (ii) the Existing Credit Facilities or
(iii) as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would materially adversely affect the financial condition, properties or operations of such Borrower or, in the case of NU, NU and its Principal Subsidiaries taken as a whole, except, for purposes of this clause (b) only, such as is described in such Borrower's Disclosure Documents or in Schedule II to the Credit Agreement.

        5. No Governmental Approval referred to in clause (i) of the definition thereof contained in the Credit Agreement is required to be obtained or made (including without limitation any such Governmental Approval of the Connecticut Department of Public Utility Control or the Massachusetts Department of Public Utilities), except for an order of the Securities and Exchange Commission pursuant to the Public Utility Holding Company Act of
1935, as amended (the "35 Act"), approving the transactions contemplated by the Credit Agreement, which order has been duly obtained and is in full force and effect. The period for appeal of such order has not expired; however, the filing of an appeal of such order will not affect the validity of said transactions, unless such order has been otherwise stayed or any of the parties thereto has actual knowledge that any of such transactions constitutes a violation of the 35 Act or any rule or regulation thereunder. To the best of my knowledge, no such stay exists, and I have no reason to believe that any of such transactions constitutes any such violation.

        6. Each Borrower and each of its Principal Subsidiaries have obtained or made all Governmental Approvals referred to in clause (ii) of the definition thereof contained in the Credit Agreement except (i) those which are not yet required but which are obtainable in the ordinary course of business as and when required, (ii) those the absence of which would not materially adversely affect the financial condition, properties or operations of such Borrower or, in the case of NU, NU and its Principal Subsidiaries taken as a whole, or any Principal Subsidiary and (iii) those which such Borrower is diligently attempting in good faith to obtain, renew or extend, or the requirement for which such Borrower is contesting in good faith by appropriate proceedings or by other appropriate means; in each case described in the foregoing clause (iii), except as is disclosed in such Borrower's Disclosure Documents, such attempt or contest, and any delay resulting therefrom, is not reasonably expected to have a material adverse effect on the financial condition, properties or operations of such Borrower or, in the case of NU, NU and its Principal Subsidiaries taken as a whole, or any Principal Subsidiary or to magnify to any significant degree any such material adverse effect that would reasonably be expected to result from the absence of such Governmental Approval.

        7. All outstanding shares of capital stock having ordinary voting power for the election of directors of CL&P, WMECO, PSNH and NAEC are owned of record and beneficially by NU, free and clear of any Lien. NU is a "holding company" (as defined in the 35 Act).

        I have generally reviewed and discussed with certain officers and employees of, and counsel and independent public accountants for, the Borrowers and NUSCO, the statements set forth at Tab I in the Information Memorandum under the headings "Business Overview - Regulatory Issues - Rate Settlement" and "Dividend Paying Ability" (excluding the specific computations and projections included therein). On the basis of such review (but without independent check and verification), in my opinion such statements (excluding the specific computations and projections included therein) fairly summarize the legal matters, documents or proceedings (or portions thereof) referred to under such headings, and such summaries, reviewed together with the Borrowers' Disclosure Documents, do not omit to state any material fact necessary to make such summaries not misleading in light of the circumstances under which such statements were made.

        I am aware that Day, Berry & Howard and King & Spalding may rely upon the opinions set forth herein in rendering their opinions furnished pursuant to Sections 5.01 (a) (viii) (A) and (C), respectively, of the Credit Agreement, and I hereby authorize such reliance.

                                             Very truly yours,

                                                                EXHIBIT 5.01B-2

                     [Form of Opinion of Catherine E. Shively, Senior Counsel
                                             of PSNH]


                                         November __ 1996


To each of the Lenders and Co-Agents
parties to the Credit Agreement referred to below and to Citibank, N.A.
as Administrative Agent under
such Credit Agreement

Ladies and Gentlemen:

        I am a Senior Counsel of Public Service Company of New Hampshire ("PSNH"). This opinion is furnished to you pursuant to Section 5.01(a)(viii)(B) of the Credit Agreement dated as of November ___ 1996 (the "Credit Agreement") among Northeast Utilities ("NU"), The Connecticut Light and Power Company ("CL&P") and Western Massachusetts Electric Company ("WMECO"; NU, CL&P and WMECO, each being a "Borrower", and collectively, the "Borrowers"), the Banks and Co-Agents named therein and Citibank, N.A. as Administrative Agent for the Lenders thereunder. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

        I have examined a counterpart of the Credit Agreement marked "Execution Copy" and the forms of Notes attached thereto as Exhibits, together with the originals, or copies certified to my satisfaction, of such corporate or other similar records of PSNH and North Atlantic Energy Corporation ("NAEC"), certificates of public officials and of officers of PSNH and NAEC, and such other agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. In my examination of such agreements, instruments and documents, I have assumed the genuineness of all signatures, the authenticity of all agreements, instruments and documents submitted to me as originals, and the conformity to original agreements, instruments and documents of all agreements, instruments and documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies.

        I am qualified to practice law in the State of New Hampshire, and for purposes of this opinion I do not purport to be an expert on any laws other than the laws of the State of New Hampshire, including any political subdivision thereof.

        Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

        1. Each of PSNH and NAEC is a corporation duly organized, validly existing and in good standing under the laws of the State of New Hampshire, has the requisite corporate power and authority to own its property and assets and to carry on its business as now conducted and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary, except where the failure so to qualify would not have a material adverse effect on the financial condition, properties or operations of, in the case of PSNH, PSNH, or, in the case of NAEC, NAEC.

        2. There is no action or proceeding (including, without limitation, any action or proceeding relating to any environmental protection laws or regulations) pending or, to the best of my knowledge, threatened affecting PSNH, NAEC or their respective properties before any court, governmental agency or arbitrator as to which there is a reasonable possibility of an adverse determination and which, if adversely determined, would materially adversely affect the financial condition, properties or operations of PSNH or NAEC, except as is described in NU's Disclosure Documents or in Schedule II to the Credit Agreement.

        3. Each of PSNH and NAEC has obtained or made all Governmental Approvals referred to in clause (ii) of the definition thereof contained in the Credit Agreement except (i) those which are not yet required but which are obtainable in the ordinary course of business as and when required, (ii) those the absence of which would not materially adversely affect the financial condition, properties or operations of PSNH or NAEC, as the case may be, and
(iii) those which PSNH or NAEC, as the case may be, is diligently attempting in good faith to obtain, renew or extend, or the requirement for which PSNH or NAEC, as the case may be, is contesting in good faith by appropriate proceedings or by other appropriate means; in each case described in the foregoing clause (iii), except as is disclosed in NU's Disclosure Documents such attempt or contest, and any delay resulting therefrom, is not reasonably expected to have a material adverse effect on the financial condition, properties or operations of PSNH or NAEC, as the case may be, or to magnify to any significant degree any such material adverse effect that would reasonably be expected to result from the absence of such Governmental Approval.

        I am aware that Day, Berry & Howard, Jeffrey C. Miller and King & Spalding may rely upon the opinions set forth herein in rendering their opinions furnished pursuant to Sections 5.01(a)(viii)(A), (B) and (C), respectively, of the Credit Agreement, and I hereby authorize such reliance.

                                             Very truly yours,

                                                                EXHIBIT 5.01B-3


                            [Form of Opinion of Richard Early of NUSCO]

                                         November __ 1996


To each of the Lenders and Co-Agents
parties to the Credit Agreement referred to below and to Citibank, N.A.
as Administrative Agent under
such Credit Agreement

Ladies and Gentlemen:

        I am a Senior Counsel of Northeast Utilities Service Company ("NUSCO"). This opinion is furnished to you pursuant to Section 5.01(a)(viii)(B) of the Credit Agreement dated as of November __, 1996 (the "Credit Agreement") among Northeast Utilities ("NU"), The Connecticut Light and Power Company ("CL&P") and Western Massachusetts Electric Company ("WMECO"; NU, CL&P and WMECO, each being a "Borrower", and collectively, the "Borrowers"), the Banks and Co-Agents named therein and Citibank, N.A. as Administrative Agent for the Lenders thereunder. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

        In that connection, I have examined:

        (a) The declaration of trust of NU and all amendments thereto (the "Declaration of Trust") and the articles of incorporation of WMECO and all amendments thereto and the by-laws of WMECO and all amendments thereto, in each case as in effect on the date hereof;

        (b) Certificate of the Secretary of the Commonwealth of Massachusetts, dated October 22, 1996, attesting to the continued existence of WMECO in that state; and

        (c) Certificate of the Secretary of the Commonwealth of Massachusetts, dated October 23, 1996, attesting, among other things, to the filing of necessary certificates required to be filed by NU under Chapter 182 of the General Laws of the Commonwealth of Massachusetts.

        In addition, I have examined the originals, or copies certified to my satisfaction, of such corporate or other similar records of WMECO and NU, certificates of public officials and of officers of WMECO and NU, and such other agreements, instruments and other documents, as I have deemed necessary as a basis for the opinions expressed below. In my examination of such agreements, instruments and documents, I have assumed the genuineness of all signatures, the authenticity of all agreements, instruments and documents submitted to me as originals, and the conformity to original agreements, instruments and documents of all agreements, instruments and documents submitted to me as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to questions of fact material to such opinions, I have assumed without verification and relied upon the accuracy of the representations as to factual matters set forth in the Credit Agreement and in certificates of WMECO and NU or their respective officers. Nothing has come to my attention, however, calling into question the accuracy of such representations.

        I am qualified to practice law in the Commonwealth of Massachusetts and the State of Connecticut, and for purposes of this opinion I do not purport to be an expert on any laws other than the laws of the Commonwealth of Massachusetts, including any political subdivision thereof.

        Based upon the foregoing and upon such investigation as I have deemed necessary, I am of the following opinion:

        (1) that WMECO is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Massachusetts, has the requisite corporate power and authority to own its property and assets and to carry on its business as now conducted and is duly qualified to do business in, and is in good standing in, all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary, except where the failure so to qualify would not have a material adverse effect on the financial condition, properties or operations of WMECO.

        (2) that NU is validly organized and duly existing as a voluntary association under the laws of the Commonwealth of Massachusetts, has the power under the Declaration of Trust and authority to own its property and assets and to carry on its business as now conducted and is duly qualified to do business in all other jurisdictions where the nature of its business or the nature of property owned or used by it makes such qualification necessary, except where the failure so to qualify would not have a material adverse effect on the financial condition, properties or operations of NU and its Principal Subsidiaries taken as a whole.

In giving the opinion set forth in paragraph 2 above, I have relied on Commissioner of Corporations and Taxation v. City of Springfield, 321 Mass 31
(1947), in which the Massachusetts Supreme Judicial Court, after discussing the provisions of the Declaration of Trust of NU (then named "Western Massachusetts Companies") at pages 39 and 40, made the following statement: "The indenture created a trust and not a partnership." Nothing has occurred since the date of that decision which in my opinion affects the conclusiveness of that statement.

        I am aware that Day, Berry & Howard, Jeffrey C. Miller and King & Spalding may rely upon the opinions set forth herein in rendering their opinions furnished pursuant to Sections 5.01(a)(viii)(A), (B) and (C), respectively, of the Credit Agreement, and I hereby authorize such reliance.

                                             Very truly yours,

                                                                EXHIBIT 5.01C

                               [Form of Opinion of King & Spalding,
                                  Special New York Counsel to the
                                       Administrative Agent]


                                                         November 21, 1996

To each of the Lenders parties to the Credit
Agreement referred to below and to
Citibank, N.A. as Administrative Agent
under the Credit Agreement


Northeast Utilities, The Connecticut Light and Power Company and Western Massachusetts Electric Company


Ladies and Gentlemen:

        This opinion is furnished to you pursuant to Section 5.01(a)(xiii)(C) of the Credit Agreement dated as of November __, 1996 (the "Credit Agreement") among Northeast Utilities, The Connecticut Light & Power Company and Western Massachusetts Electric Company (each being a "Borrower", and collectively, the "Borrowers"), the Banks and Agents named therein and certain Lenders from time to time party thereto and Citibank, N.A., as Administrative Agent for the Lenders. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as therein defined.

        We have acted as special New York counsel to the Administrative Agent in connection with the preparation, execution and delivery of the Credit Agreement.

        In that connection, we have examined the following documents:

               (a) counterparts of the Credit Agreement, executed by each of the parties thereto,

               (b) the Notes of each Borrower payable to the order of each Bank, executed by the Borrower party thereto, and

               (c) the other documents furnished to the Administrative Agent pursuant to Section 5.01(a) of the Credit Agreement, including, without limitation, the opinions of counsel (collectively, the "Opinions") delivered pursuant to Sections 5 .01(a)(viii)(A) and (B) of the Credit Agreement.

        In our examination of the documents referred to above, we have assumed the authenticity of all such documents submitted to us as originals, the genuineness of all signatures, the due authority of the parties executing such documents and the conformity to the originals of all such documents submitted to us as copies. We have further assumed that you have evaluated, and are satisfied with, the creditworthiness of each of the Borrowers and the business and financial terms evidenced by the Credit Agreement. We have relied, as to factual matters, on the documents we have examined.

        To the extent that our opinions expressed below involve conclusions as to matters governed by law other than the law of the State of New York, we have relied upon the Opinions and have assumed without independent investigation the correctness of the matters set forth therein, our opinions expressed below being subject to the assumptions, qualifications and limitations set forth in the Opinions.

        Based upon and subject to the foregoing, and subject to the qualifications set forth below, we are of the following opinion:

        1. The Credit Agreement is the legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its terms.

        2. The Notes of each Borrower, upon delivery for value received, will be the legal, valid and binding obligation of such Borrower, enforceable against such Borrower in accordance with their terms.

        Our opinion is subject to the following qualifications:

        (a) The enforceability of the obligations of each Borrower under the Credit Agreement and the Notes is subject to the effect of any applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar law affecting creditors' rights generally.

        (b) The enforceability of the obligations of each Borrower under the Credit Agreement and the Notes is subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). Such principles of equity are of general application, and, in applying such principles, a court, among other things, might not allow a contracting party to exercise remedies in respect of a default deemed immaterial, or might decline to order an obligor to perform covenants.

        (c) We note further that, in addition to the application of equitable principles described above, courts have imposed an obligation on contracting parties to act reasonably and in good faith in the exercise of their contractual rights and remedies, and may also apply public policy considerations in limiting the right of parties seeking to obtain indemnification under circumstances involving securities laws or where the conduct of such parties is determined to have constituted negligence.

        (d) We express no opinion herein as to (i) Section 10.05 of the Credit Agreement, (ii) the enforceability of provisions purporting to grant to a party conclusive rights of determination, (iii) the availability of specific performance or other equitable remedies, (iv) the enforceability of rights to indemnity under federal or state securities laws or (v) the enforceability of waivers by parties of their respective rights and remedies under law.

        (e) Our opinions expressed above are limited to the law of the State of New York, and we do not express any opinion herein concerning any other law.

        The foregoing opinion is solely for your benefit and may not be relied upon by any other Person or entity, other than any Person that may become a Lender under the Credit Agreement after the date hereof.

                                                     Very truly yours,

                                                                 EXHIBIT 10.07



                             ASSIGNMENT AND ACCEPTANCE


                                  Dated            ,


        Reference is made to the Credit Agreement, dated as of November    ,
1996 (said Agreement, as it may hereafter be amended or otherwise modified from time to time, being the "Credit Agreement"), among Northeast Utilities, The Connecticut Light and Power Company and Western Massachusetts Electric Company (collectively, the "Borrowers"), the Banks and Agents named therein, and Citibank, N.A., as Administrative Agent. Capitalized terms used herein and not defined shall have the meaning assigned to such terms in the Credit Agreement. Pursuant to the Credit Agreement, ________________ (the "Assignor") has committed to make advances ("Advances") to the Borrowers, which Advances are evidenced by the Notes issued by the Borrowers to the Assignor.

        The Assignor and                   (the "Assignee") agree as follows:

        1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor, a portion of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below) (other than in respect of Competitive Advances and Competitive Notes) which represents the percentage interest specified on Schedule 1 of all outstanding rights and obligations of the Lenders under the Credit Agreement (the "Assigned Interest"), including, without limitation, such percentage interest in the Commitment as in effect on the Effective Date, the Advances outstanding on the Effective Date and the Notes. After giving effect to such sale and assignment, the Assignee's Commitment will be as set forth in Section 2 of Schedule 1. The effective date of this sale and assignment shall be the date specified on Schedule 1 hereto (the "Effective Date").

        2. On the Effective Date, the Assignee will pay to the Assignor, in same day funds, at such address and account as the Assignor shall advise the Assignee, the principal amount of the Advances outstanding under the Credit Agreement which are being assigned hereunder, and the sale and assignment contemplated hereby shall thereupon become effective. From and after the Effective Date, the Assignor agrees that the Assignee shall be entitled to all rights, powers and privileges of the Assignor under the Credit Agreement and the Notes to the extent of the Assigned Interest, including without limitation
(i)the right to receive all payments in respect of the Assigned Interest for the period from and after the Effective Date, whether on account of principal, interest, fees, indemnities in respect of claims arising after the Effective Date (subject to Section 10.04 of the Credit Agreement), increased costs, additional amounts or otherwise; (ii)the right to vote and to instruct the Administrative Agent under the Credit Agreement based on the Assigned Interest;
(iii)the right to set-off and to appropriate and apply deposits of the Borrowers as set forth in the Credit Agreement; and (iv) the right to receive notices, requests, demands and other communications. The Assignor agrees that it will promptly remit to the Assignee any amount received by it in respect of the Assigned Interest (whether from the Borrowers, the Administrative Agent or otherwise) in the same funds in which such amount is received by the Assignor.

        3. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the Notes or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or the Notes or any other instrument or document furnished pursuant thereto;
(iii)makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrowers or the performance or observance by the Borrowers of any of their respective obligations under the Credit Agreement or the Notes or any other instrument or document furnished pursuant thereto; (iv)makes no other representation or warranty with respect to any Borrower, the Credit Agreement, the Notes or any other instrument or document furnished pursuant thereto, except as expressly set forth in clause(i) of this Section 3; and (v)attaches its Notes which are subject to the assignment being made hereby and requests that the Administrative Agent obtain new Notes from the Borrowers in accordance with the terms of subsection 10.07(d) of the Credit Agreement.

        4. The Assignee (i)confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in Section 6.01(f) and (g) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (ii)agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the Notes; (iii)appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the Notes as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (iv)agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the Notes are required to be performed by it as a Lender; (v)specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof; and (vi)attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respects to all payments to be made to the Assignee under the Credit Agreement (and the Notes) or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty.

        5. Following the execution of this Assignment and Acceptance, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. Upon such acceptance and recording and receipt of any consent of the Borrower required pursuant to subsection 10.07(a), as of the Effective Date, the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Notes and the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement and the Notes.

        6. Upon such acceptance, recording and consent, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest and fees with respect thereto) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

        7. This Lender Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.

        8. This Assignment and Acceptance may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of Schedule 1 to this Assignment and Acceptance by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance.

        IN WITNESS WHEREOF, the parties hereto have caused this Lender Assignment to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution being made on
Schedule 1 hereto.

                                    Schedule 1
                                        to
                                  Lender Assignment
                                 Dated           , 19



Section 1.

        (a)    Total Credit Agreement Commitments:      $________

        (b)    Percentage Interest:{1}                   _________%

        (c)    Amount of Assigned Share:                $________


Section 2.

        Assignee's Commitment:                          $________


Section 3.

        Effective Date:{2}                              __________, 19__



                              [NAME OF ASSIGNOR], as Assignor


                                      By
                                         Title:


                              [NAME OF ASSIGNEE], as Assignee


                                      By
                                         Title:



                              Domestic Lending Office (and
                               address for notices):
                                 [Address]


                              Eurodollar Lending Office:
                               Address]


Accepted this      day
of             ,


CITIBANK, N.A.
   as Administrative Agent



By
   Title:

**FOOTNOTES**

{1}  Specify percentage to no more than 8 decimal points.

{2} See Section 10.07(a). Such date shall be at least 5 Business Days after the execution of this Lender Assignment.

Consented to:{3}

NORTHEAST UTILITIES


By:
    Name:
    Title:


THE CONNECTICUT LIGHT AND POWER
   COMPANY


By:
   Name:
   Title:


WESTERN MASSACHUSETTS ELECTRIC
   COMPANY


By:
   Name:
   Title:

**FOOTNOTES**

{3} Consent of the Borrower is required for all assignments except for any assignment by a Lender to any of its Affiliates or to any other Lender or any of its Affiliates.